                                                                     EXHIBIT 4.4

                                                               EXECUTION VERSION
                                                               -----------------
================================================================================

                           REVOLVING CREDIT AGREEMENT,

                         dated as of December 19, 2002,

                                      among

                            STERLING CHEMICALS, INC.

                                       AND

                            EACH OF ITS SUBSIDIARIES

                        PARTIES HERETO FROM TIME TO TIME,

                                as the Borrowers,

        VARIOUS FINANCIAL INSTITUTIONS PARTIES HERETO FROM TIME TO TIME,
                                 as the Lenders,

                                       and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                   as a Lender and as the Administrative Agent

                                TABLE OF CONTENTS

         Section                                                                                              Page
         -------                                                                                              ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.................................................................     1

    SECTION 1.1.         Defined Terms.....................................................................     1
    SECTION 1.2.         Use of Defined Terms..............................................................    36
    SECTION 1.3.         Cross-References..................................................................    36
    SECTION 1.4.         Accounting and Financial Determinations...........................................    36

ARTICLE II TERMS OF COMMITMENTS AND LOANS..................................................................    36

    SECTION 2.1.         Commitments.......................................................................    36
       2.1.1.            Loan Commitments..................................................................    36
       2.1.2.            Letter of Credit Commitment.......................................................    37
       2.1.3.            Lenders Not Permitted or Required to Make Loans...................................    37
    SECTION 2.2.         Reduction of the Commitment Amounts...............................................    37
      2.2.1.             Optional..........................................................................    37
      2.2.2.             Mandatory.........................................................................    38
      2.2.3.             Termination of Agreement..........................................................    38
    SECTION 2.3.         Borrowing Procedures and Funding Maintenance......................................    39
      2.3.1.             Borrowing Revolving Credit Loans..................................................    39
      2.3.2.             Borrowing Swing Line Loans........................................................    40
      2.3.3.             Joint and Several Liability; Rights of Contribution...............................    42
    SECTION 2.4.         Continuation and Conversion Elections.............................................    44
    SECTION 2.5.         Funding...........................................................................    44
    SECTION 2.6.         Letter of Credit Issuance Procedures..............................................    44
      2.6.1.             Other Lenders' Participation......................................................    45
      2.6.2.             Disbursements: Conversion to Loans................................................    46
      2.6.3.             Reimbursement.....................................................................    47
      2.6.4.             Deemed Disbursements..............................................................    47
      2.6.5.             Additional Letter of Credit Provisions............................................    47
    SECTION 2.7.         Register; Notes; Obligation Account; Reserves.....................................    49

ARTICLE III PAYMENTS; PREPAYMENTS; INTEREST AND FEES.......................................................    51

    SECTION 3.1.         Payments; Application; Lockbox Accounts; Power of Attorney;
                         Charges to Obligation Account; No Discharge.......................................    51
      3.1.1.             Repayments and Prepayments........................................................    52
      3.1.2.             Application.......................................................................    53
      3.1.3.             Matters Relating to Lockbox Accounts..............................................    54
      3.1.4.             Power of Attorney.................................................................    56
      3.1.5.             Charges to Obligation Account.....................................................    56
    SECTION 3.2.         Interest Provisions...............................................................    57
      3.2.1.             Rates.............................................................................    57

      3.2.2.             Post-Maturity Rates...............................................................    57
      3.2.3.             Payment Dates.....................................................................    58
    SECTION 3.3.         Fees..............................................................................    58
      3.3.1.             Commitment Fees...................................................................    58
      3.3.2.             The Administrative Agent's Fees...................................................    59
      3.3.3.             Letter of Credit Fees.............................................................    59
      3.3.4.             Early Termination Fee.............................................................    59
      3.3.5.             LIBO Rate Loan Fee................................................................    59

ARTICLE IV CERTAIN LIBO RATE AND GUARANTY PROVISIONS.......................................................    59

    SECTION 4.1.         LIBO Rate Lending Unlawful........................................................    59
    SECTION 4.2.         Deposits Unavailable..............................................................    60
    SECTION 4.3.         Increased LIBO Rate Loan Costs, etc...............................................    60
    SECTION 4.4.         Funding Losses....................................................................    60
    SECTION 4.5.         Increased Capital Costs...........................................................    61
    SECTION 4.6.         Taxes.............................................................................    61
    SECTION 4.7.         Payments; Computations, etc.......................................................    65
    SECTION 4.8.         Sharing of Payments...............................................................    65
    SECTION 4.9.         Setoff............................................................................    66
    SECTION 4.10.        Guaranty Provisions...............................................................    66
      4.10.1.            Guaranty..........................................................................    66
      4.10.2.            Guaranty Absolute, etc............................................................    67
      4.10.3.            Reinstatement, etc................................................................    67
      4.10.4.            Waiver, etc.......................................................................    67
      4.10.5.            Postponement of Subrogation. etc..................................................    68

ARTICLE V CONDITIONS TO CREDIT EXTENSIONS..................................................................    68

    SECTION 5.1.         Initial Credit Extension..........................................................    68
      5.1.1.             Resolutions, etc..................................................................    68
      5.1.2.             Confirmation Order................................................................    69
      5.1.3.             Payment and Termination of Existing Credit Agreement..............................    69
      5.1.4.             Projections.......................................................................    69
      5.1.5.             Intercreditor Agreement...........................................................    69
      5.1.6.             Closing Date Certificate..........................................................    69
      5.1.7.             Delivery of Notes.................................................................    69
      5.1.8.             Minimum Opening Liquidity Amount..................................................    70
      5.1.9.             Closing; Fees; Expenses, etc......................................................    70
      5.1.10.            Financial Information, etc........................................................    70
      5.1.11.            Borrowing Base Certificate........................................................    70
      5.1.12.            Opinions of Counsel...............................................................    70
      5.1.13.            Merger............................................................................    70
      5.1.14.            U.C.C. and Other Searches.........................................................    71
      5.1.15.            Pledge Agreements.................................................................    71
      5.1.16.            Security Agreements, etc..........................................................    71
      5.1.17.            Insurance.........................................................................    71
      5.1.18.            Lien Terminations and Releases....................................................    71

      5.1.19.            Lockbox Accounts..................................................................    71
      5.1.20.            Perfection Certificate............................................................    71
      5.1.21.            Plan of Reorganization Effective..................................................    71
      5.1.22.            Management Team...................................................................    72
      5.1.23.            Senior Secured Note Documents.....................................................    72
      5.1.24.            Updated Field Examination.........................................................    72
      5.1.25.            No Material Adverse Change........................................................    72
      5.1.26.            Required Consents and Approvals...................................................    72
      5.1.27.            Satisfactory Legal Form...........................................................    72
    SECTION 5.2.         All Credit Extensions.............................................................    72
      5.2.1.             Compliance With Warranties; No Default, etc.......................................    72
      5.2.2.             Credit Extension Request, etc.....................................................    73
      5.2.3.             Borrowing Base Certificate........................................................    73
      5.2.4.             Payment of Fees...................................................................    73
      5.2.5.             Post-Closing U.C.C................................................................    73
      5.2.6.             Satisfactory Legal Form...........................................................    74

ARTICLE VI REPRESENTATIONS AND WARRANTIES..................................................................    74

    SECTION 6.1.         Organization, etc.................................................................    74
    SECTION 6.2.         Due Authorization. Non-Contravention, etc.........................................    74
    SECTION 6.3.         Government Approval; Regulation, etc..............................................    74
    SECTION 6.4.         Validity, etc.....................................................................    75
    SECTION 6.5.         Financial Information.............................................................    75
    SECTION 6.6.         No Material Adverse Change........................................................    75
    SECTION 6.7.         Litigation; Labor Controversies, etc..............................................    75
    SECTION 6.8.         Subsidiaries......................................................................    75
    SECTION 6.9.         Ownership of Properties...........................................................    76
    SECTION 6.10.        Taxes.............................................................................    76
    SECTION 6.11.        Pension and Welfare Plans.........................................................    76
    SECTION 6.12.        Environmental Warranties..........................................................    76
    SECTION 6.13.        Accuracy of Information...........................................................    77
    SECTION 6.14.        Regulations U and X...............................................................    78
    SECTION 6.15.        Senior Secured Notes..............................................................    78
    SECTION 6.16.        Solvency..........................................................................    78
    SECTION 6.17.        Intellectual Property Collateral..................................................    78
    SECTION 6.18.        Ownership of Stock................................................................    79
    SECTION 6.19.        Material Contracts................................................................    79

ARTICLE VII COVENANTS......................................................................................    79

    SECTION 7.1.         Affirmative Covenants.............................................................    79
      7.1.1.             Financial Information; Reports; Notices, etc......................................    79
      7.1.2.             Maintenance of Existence; Compliance With Laws, etc...............................    82
      7.1.3.             Maintenance of Properties.........................................................    83
      7.1.4.             Insurance.........................................................................    83
      7.1.5.             Books and Records.................................................................    83
      7.1.6.             Intentionally Deleted.............................................................    84

      7.1.7.             Use of Proceeds...................................................................    84
      7.1.8.             Borrowers; Security; etc..........................................................    84
      7.1.9.             Lockbox Accounts..................................................................    84
      7.1.10.            Environmental Covenant............................................................    84
      7.1.11.            As to Intellectual Property Collateral............................................    85
      7.1.12.            ANEXCO Receivables................................................................    86
    SECTION 7.2.         Negative Covenants................................................................    86
      7.2.1.             Business Activities...............................................................    87
      7.2.2.             Indebtedness......................................................................    87
      7.2.3.             Liens.............................................................................    88
      7.2.4.             Investments.......................................................................    90
      7.2.5.             Restricted Payments. etc..........................................................    91
      7.2.6.             Excess Availability and Monthly Minimum EBITDA....................................    91
      7.2.7.             No Prepayment of Senior Secured Notes.............................................    92
      7.2.8.             New Subsidiaries; Capital Securities..............................................    93
      7.2.9.             Consolidation, Merger, etc........................................................    93
      7.2.10.            Permitted Dispositions............................................................    93
      7.2.11.            Modification of Certain Agreements................................................    94
      7.2.12.            Transactions With Affiliates......................................................    94
      7.2.13.            Restrictive Agreements, etc.......................................................    94
      7.2.14.            Sale and Leaseback................................................................    94
      7.2.15.            Disposition of the Texas City Facility............................................    95
      7.2.16.            Capital Expenditures..............................................................    95
      7.2.17.            Sale or Discount of Receivables...................................................    95
      7.2.18.            Unconditional Purchase Obligations................................................    95
      7.2.19.            Lockbox Accounts..................................................................    96
      7.2.20.            Excluded Subsidiaries.............................................................    96

ARTICLE VIII EVENTS OF DEFAULT.............................................................................    96

    SECTION 8.1.         Listing of Events of Default......................................................    96
      8.1.1.             Non-Payment of Obligations........................................................    96
      8.1.2.             Breach of Warranty................................................................    97
      8.1.3.             Non-Performance of Certain Covenants and Obligations..............................    97
      8.1.4.             Non-Performance of Other Covenants and Obligations................................    97
      8.1.5.             Default on Other Indebtedness.....................................................    97
      8.1.6.             Judgments.........................................................................    97
      8.1.7.             Pension Plans.....................................................................    98
      8.1.8.             Change in Control.................................................................    98
      8.1.9.             Bankruptcy, Insolvency, etc.......................................................    98
      8.1.10.            Impairment of Security, etc.......................................................    99
    SECTION 8.2.         Action if Event of Default........................................................    99

ARTICLE IX THE ADMINISTRATIVE AGENT........................................................................   100

    SECTION 9.1.         Actions...........................................................................   100
    SECTION 9.2.         Funding Reliance, etc.............................................................   100
    SECTION 9.3.         Exculpation.......................................................................   101

    SECTION 9.4.         Successor.........................................................................   101
    SECTION 9.5.         Credit Extensions by Administrative Agent and Issuer..............................   102
    SECTION 9.6.         Credit Decisions..................................................................   102
    SECTION 9.7.         Copies, etc.......................................................................   102
    SECTION 9.8.         Reliance by Administrative Agent..................................................   103
    SECTION 9.9.         Defaults..........................................................................   103

ARTICLE X MISCELLANEOUS PROVISIONS.........................................................................   103

    SECTION 10.1.        Waivers; Amendments, etc..........................................................   103
    SECTION 10.2.        Notices; Time.....................................................................   105
    SECTION 10.3.        Payment of Costs and Expenses.....................................................   105
    SECTION 10.4.        Indemnification...................................................................   106
    SECTION 10.5.        Survival..........................................................................   108
    SECTION 10.6.        Severability......................................................................   108
    SECTION 10.7.        Headings..........................................................................   108
    SECTION 10.8.        Execution in Counterparts; Effectiveness, etc.....................................   108
    SECTION 10.9.        Governing Law; Entire Agreement...................................................   108
    SECTION 10.10.       Successors and Assigns............................................................   108
    SECTION 10.11.       Sale and Transfer of Loans; Participations in Loans and Notes.....................   109
      10.11.1.           Assignments.......................................................................   109
      10.11.2.           Participations....................................................................   110
    SECTION 10.12.       Confidentiality...................................................................   111
    SECTION 10.13.       Other Transactions................................................................   112
    SECTION 10.14.       Forum Selection and Consent to Jurisdiction.......................................   112
    SECTION 10.15.       Waiver of Jury Trial..............................................................   113
    SECTION 10.16.       Certain Collateral Matters........................................................   113
    SECTION 10.17.       ANEXCO Information................................................................   114
    SECTION 10.18.       Interest..........................................................................   116

SCHEDULE I        -      Disclosure Schedule
SCHEDULE II       -      Percentages; LIBO Office; Domestic Office
SCHEDULE III      -      Account Debtor Schedule
SCHEDULE IV       -      Approved Depository Banks
SCHEDULE V        -      Existing Letters of Credit

EXHIBIT A-1       -      Form of Revolving Credit Note
EXHIBIT A-2       -      Form of Swing Line Note
EXHIBIT B-1       -      Form of Borrowing Request
EXHIBIT B-2       -      Form of Issuance Request
EXHIBIT C         -      Form of Continuation/Conversion Notice
EXHIBIT D         -      Form of Closing Date Certificate
EXHIBIT E         -      Form of Borrowing Base Certificate
EXHIBIT F         -      Form of Pledge Agreement
EXHIBIT G         -      Form of Security Agreement
EXHIBIT H         -      Form of Joinder Agreement
EXHIBIT I         -      Form of Intercreditor Agreement

EXHIBIT J         -      Form of Lender Assignment Agreement
EXHIBIT K         -      Form of Perfection Certificate
EXHIBIT L         -      Form of Exemption Certificate
EXHIBIT M-1       -      Form of Lockbox Agreement
EXHIBIT M-2       -      Form of Control Agreement

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT, dated as of December 19, 2002, among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), STERLING CHEMICALS ENERGY, INC., a Delaware corporation ("Energy"), and each other Person who becomes a party hereto pursuant to Section 7.1.8 (each such Person, together with the Company and Energy, each individually a "Borrower" and collectively, the "Borrowers"), the various financial institutions as are or may become parties hereto from time to time (collectively, the "Lenders"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                                R E C I T A L S:

         A. Each of the Company and Energy is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code and, together with the other Debtors named therein, have proposed that certain Joint Plan of Reorganization under Chapter 11, Title 11, United States Code, of Sterling Chemicals Holdings, Inc., et al., Debtors, filed with the United States Bankruptcy Court, Southern District of Texas, Houston Division, on October 14, 2002, as modified prior to the Confirmation Date (the "Plan of Reorganization").

         B. It is a condition to the consummation of the Plan of Reorganization that the Company enter into a new revolving credit agreement to provide a portion of the funds necessary to make payments required on the Plan Effective Date (as defined below), as well as funds for working capital and other general corporate purposes after the Plan Effective Date.

         C. The Company has requested the Lenders to provide such revolving credit facility to the Company and each of its now existing or hereafter created or acquired Subsidiaries (as defined below) that are not Foreign Subsidiaries (as defined below) in an aggregate principal amount not to exceed $100,000,000.

         D. The Lenders desire to provide the Company and such Subsidiaries with a revolving credit line of up to $100,000,000 in the aggregate, subject to and in reliance upon, the terms, conditions, representations and warranties contained herein.

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acceptable Account" means any Foreign Account for which the Account Debtor has long-term debt ratings, or is a Wholly-Owned Subsidiary of a Person having long-term debt ratings, of at least A- and A3 or short-term debt ratings of at least A2 and P2, in each case by S&P and Moody's, respectively.

         "Account" means all of each Borrower's now existing and future: (a) accounts (which shall mean any "account" as such term is defined in Section 9-102 of the U.C.C.), and any and all other receivables, including all accounts created by, or arising from, all sales, leases, rentals of goods or renditions of services of the Borrowers to their customers, including but not limited to, those accounts arising under any trade names or styles of the Borrowers, or through any division of any Borrower; (b) "instruments", "documents", "chattel paper" (including electronic chattel paper) (as each of those terms are defined in Section 9-102 of the U.C.C.); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant thereto; (f) guarantees, supporting obligations, "payment intangibles" and "letter-of-credit rights" (as "payment intangibles" and letter-of-credit rights" are defined in Section 9-102 of the U.C.C.); (g) insurance policies or rights relating to any of the foregoing; (h) "general intangibles" (as that term is defined in Section 9-102 of the U.C.C.) pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and "records" (as that term is defined in Section 9-102 of the U.C.C.) and any electronic media and software thereto; (i) notes, deposits or property of Account Debtors securing the obligations of any such Account Debtors to any Borrower; and (j) cash and non-cash "proceeds" (as defined in Section 9-102 of the U.C.C.) of any and all of the foregoing.

         "Account Debtor" means any Person obligated on any Account of any Borrower.

         "Account Debtor Schedule" means the Account Debtor Schedule attached hereto as Schedule III, as it may be supplemented or otherwise modified from time to time by the Borrowers upon the written consent of the Administrative Agent and provided that any Account Debtor added to the Account Debtor Schedule meets all of the requirements set forth in the definition of "Acceptable Account."

         "Administrative Agent" is defined in the Introductory Statement and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. As used in this definition "control" of a Person means:

                  (a) the power, directly or indirectly, to vote 10% or more of the Capital Securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members or general partners (as applicable);

                  (b) beneficial ownership of 10% or more of any class of the Voting Stock of such Person or 10% or more of all outstanding Capital Securities of such Person; or

                  (c) the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "Agreement" means, on any date, this Revolving Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Alternate Base Rate" means, for any day and with respect to all Base Rate Loans, the higher of (a) 0.50% per annum above the latest Federal Funds Rate and (b) the rate of interest in effect for such day as most recently publicly announced or established by JPMorgan Chase Bank in New York, New York (the "Reference Bank"), as its "Base Rate". (The "Base Rate" is a rate set by the Reference Bank based upon various factors including the Reference Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the Alternate Base Rate established or announced by the Reference Bank shall take effect at the opening of business on the day of such establishment or announcement.

         "ANEXCO" means ANEXCO, LLC, a Delaware limited liability company.

         "ANEXCO Account" is defined in the definition of Eligible Accounts.

         "ANEXCO LLC Agreement" means the Limited Liability Company Agreement of ANEXCO, as amended, supplemented, amended and restated or otherwise modified from time to time pursuant to Section 7.1.12.

         "Applicable Margin" means for (a) LIBO Rate Loans, 2.75%, and (b) Base Rate Loans, 0.75%.

         "Application" means an "Application and Agreement for Letters of Credit" or similar instruments or agreements, entered into between any Borrower and an Issuer in connection with any Letter of Credit.

         "Approved Depository Bank" means any financial institution described on
Schedule IV hereto and any other financial institution which the Administrative Agent may hereafter designate as an "Approved Depository Bank" by written notice to the Company; provided, that, the Administrative Agent may, in its reasonable discretion, notify the Company that a financial institution which was an "Approved Depository Bank" no longer qualifies as such for purposes of this Agreement, in which event such financial institution shall not be considered an "Approved Depository Bank" for purposes of the Loan Documents from and after the date specified in such notice.

         "Asset Sale Offer" means "Asset Sale Offer" as that term is defined in the Indenture.

         "Assignee Lender" is defined in Section 10.11.1.

         "Assignor Lender" is defined in Section 10.11.1.

         "Authorized Officer" is defined in clause of Section 5.1.1.

         "Availability Block" means $8,000,000.

         "Availability Reserve" means the sum of (without duplication), at the Administrative Agent's election, reserves: (a) for any matters affecting the priority of the Liens securing the Obligations, including (i) rental payments or similar charges for any Borrower's leased premises or other locations where Collateral is located or deemed to be located and for which the Borrowers have not delivered to the Administrative Agent a landlord's waiver or mortgagee's waiver or other similar subordination agreement, as applicable, all in form and substance reasonably satisfactory to the Administrative Agent, and (ii) estimated payments due by the Borrowers to any applicable warehousemen or third party processor, for which the Borrowers have not delivered to the Administrative Agent a waiver or some other similar subordination agreement as determined by and in form and substance satisfactory to the Administrative Agent; provided, that any of the foregoing amounts shall be adjusted from time to time hereafter upon (A) delivery to the Administrative Agent of any such acceptable waiver or subordination agreement, (B) the opening or closing of a location where Collateral is located or deemed to be located for which the Borrowers have not delivered such an acceptable waiver or subordination agreement, and/or (C) any change in the amount of rental, storage or processor payments or similar charges; plus (b) for any amounts as otherwise provided pursuant to the explicit terms of this Agreement; plus (c) as the Administrative Agent may require from time to time in the reasonable judgment of the Administrative Agent.

         "Backed By Letter of Credit" means an Account (a) that is backed by a letter of credit (payable in Dollars) in form and substance reasonably acceptable to the Administrative Agent and that is issued or confirmed by an issuer having ratings of at least A2 or P2 by S&P and Moody's, respectively, or a rating of at least A2 by International Bank Credit Analysis, Ltd. or at least LC-1 by Thomson Bank Watch or (b) for which a guaranty agreement guaranteeing the payment of such Account has been executed by a U.S. corporation that is an Affiliate of the Account Debtor both in form and substance and from a U.S. corporation reasonably satisfactory to the Administrative Agent.

         "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. Sections 101 et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or any other court having jurisdiction over the Chapter 11 Case from time to time, including, but not limited to, the United States District Court for the Southern District of Texas if and to the extent it withdraws the reference with respect to the Chapter 11 Case, any part thereof, or any matter or proceeding therein.

         "Base Rate" is defined in the definition of Alternate Base Rate.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" and "Borrowers" are as defined in the Introductory
Statement.

         "Borrowing" means a borrowing of Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1 or a continuation or conversion thereof pursuant to
Section 2.4.

         "Borrowing Base Amount" means, at any time, an amount equal to the sum of (without duplication) (a) 85% of Eligible Accounts, provided that the Administrative Agent may, in its sole discretion, lower such advance percentage on Eligible Accounts to the extent that the Dilution Percentage exceeds five percent (5%) calculated on a rolling ninety (90) day period; plus (b) the lesser of (i) 65% of Eligible Inventory and (ii) $50,000,000. The Administrative Agent shall have the right to review computations of the Borrowing Base Amount and if, in its reasonable judgment, such computations have not been computed in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct such errors.

         "Borrowing Base Certificate" means a certificate duly completed and executed by the treasurer, assistant treasurer, chief accounting or financial Authorized Officer of the Company, substantially in the form of Exhibit F hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrowers' compliance with the limitations on the amount of Loans that may be outstanding at any time hereunder.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-1 hereto.

         "BP" means BP Chemicals Inc., an Ohio corporation.

         "BP Joint Venture Agreement" means the Joint Venture Agreement, dated March 31, 1999, between the Company and BP, as amended, supplemented, amended and restated or otherwise modified from time to time pursuant to Section 7.1.12.

         "BP Production Agreement" means the Amended and Restated Production Agreement, dated as of March 31, 1998, between BP and the Company, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrowers for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

         "Capital Securities" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such

Person's equity (including any instruments convertible into equity), whether now outstanding or issued after the Effective Date.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrowers under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent, on terms and conditions satisfactory to the Administrative Agent, in an amount equal to the Stated Amount of such Letter of Credit.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State) maturing not more than one year after such time;

                  (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any Borrower or any Subsidiary of any Borrower) organized under the laws of any State and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                           (ii)     any Lender (or its holding company);

                  (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either

                           (i) any bank organized under the laws of the United States (or any State) and which has (x) a credit rating of P-1 or higher from Moody's or A-1 or higher from S&P and
                  (y) a combined capital and surplus greater than $500,000,000, or

                           (ii)     any Lender;

                  (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

                           (i) is secured by a fully perfected security interest in any obligation of the type described in clause
                  (a), and

                           (ii)     has a market value at the time such
                  repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

                  (e) any money market mutual fund with a daily right of redemption and a net asset value of $1.00 per share substantially all the assets of which are comprised of investments of the types described in the preceding clauses (a) through (d); or

                  (f) participations in loans (for a tenor of not more than 90 days) to Persons having short term credit ratings of at least A-1 and P-1 by S&P and Moody's, respectively.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "Change in Control" means

                  (a)      a "Change in Control", as defined in the Indenture;

                  (b) a change resulting when (i) any Unrelated Person or any Unrelated Persons, other than the designated shareholders listed on
         Item 1.1 of the Disclosure Schedule ("Designated Shareholders"), acting together, which would constitute a Group (as defined in Section 13(d) of the Exchange Act) together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (x) Beneficially Own (as defined in Rule 13d3 of the Exchange Act) more than 30% of the aggregate voting power of all classes of Voting Stock of the Company or (y) succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group (as defined in Section 13(d) of the Securities Exchange
         Act), shall constitute a majority of the Board of Directors of the Company or (ii) the Designated Shareholders shall cease to own 40% or more of all classes of Voting Stock of the Company. As used herein (A) "Unrelated Person" shall mean at any time any Person other than the Company or any of its Subsidiaries and other than any trust for any employee benefit plan of the Company or any of its Subsidiaries and (B) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person;

                  (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a majority of the directors of the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company, as the case may be, then in office; or

                  (d) the failure of the Company at any time to directly or indirectly own and control beneficially or of record on a fully diluted basis 100% of the outstanding Capital Securities of each other Borrower and each Subsidiary (other than director's qualifying shares or investments by foreign nationals mandated by applicable laws), such Capital Securities to be held free and clear of all Liens (other than Liens securing the Obligations).

Notwithstanding anything to the contrary contained in this definition, a "Change in Control" shall not include the issuance of Capital Securities of the Company pursuant to the Plan of Reorganization.

          "Chapter 11 Case" means the "Chapter 11 Case" as defined in the Plan of Reorganization.

          "CIT" is defined in the Introductory Statement.

         "Closing Date" means the date all of the conditions precedent set forth in Article V have been satisfied and the initial Credit Extensions are made; provided that in no event shall such date be later than February 28, 2003.

         "Closing Date Certificate" means the closing date certificate executed and delivered by each Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Collateral" means (a) the Capital Securities of each now existing or hereafter created or acquired Borrower (other than the Company) or Subsidiary of a Borrower (other than any Foreign Subsidiary) and (b) any and all other assets of the Borrowers of the type or types described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security Document.

         "Commitment" means, as the context may require, the then applicable Revolving Credit Commitment, Letter of Credit Commitment and/or Swing Line Loan Commitment.

         "Commitment Amount" means, as the context may require, the Revolving Credit Commitment Amount, the Letter of Credit Commitment Amount and/or the Swing Line Loan Commitment Amount.

         "Commitment Fee" is defined in Section 3.3.1.

         "Commitment Termination Date" means the earliest of (a) the Maturity Date; (b) the date on which any of the Commitment Amounts are terminated in full or permanently reduced to zero pursuant to the terms of this Agreement (including Section 2.2); and (c) the date on which any

Commitment Termination Event occurs. Upon the occurrence of any event described in the preceding clauses, all of the Commitments shall terminate automatically and without any further action.

         "Commitment Termination Event" means the occurrence and continuance of any Event of Default in respect of which all or any portion of the Loans are accelerated or otherwise declared to be due and payable or the Commitments are terminated, in each case pursuant to Section 8.2.

         "Commodity Hedging Agreements" means with respect to any Person, all liabilities of such Person under exchange agreements, swap agreements, cap agreements, future agreements, forward agreements and all other agreements or arrangements (of a strictly non-speculative nature) designed to protect such Person against fluctuations in commodity prices.

         "Company" is defined in the Introductory Statement.

         "Concentration Account" is defined in clause (a) of Section 3.1.3.

         "Condemnation Proceeds " means all awards, proceeds or payments received by any Borrower or any Subsidiary of any Borrower relating to the condemnation of any Properties of any Borrower or any Subsidiary of any Borrower.

         "Confirmation Date" means "Confirmation Date" as defined in the Plan of Reorganization.

         "Confirmation Deposit" means the "Confirmation Deposit" as defined in the Plan of Reorganization.

         "Confirmation Order" is defined in Section 5.1.2.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise, to assure a creditor against loss) the Indebtedness of any other Person, or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; provided, however, that the term "Contingent Liability" shall not include endorsements for collection or deposits in the ordinary course of the Borrowers' businesses. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower (or the Company on behalf of such Borrower), substantially in the form of Exhibit C hereto.

         "Control Agreement" is defined in the definition of Lockbox Agreements.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         "Credit Extension" means, as the context may require, (a) the making of any Loan (including the Loans to be made pursuant to clause (c) of Section 2.3.1) by a Lender; or (b) the issuance of any Letter of Credit (including the deemed issuance of any Letter of Credit pursuant to clause (c) of Section 2.3.1), or the extension of any Stated Expiry Date of any existing Letter of Credit or the increase in the Stated Amount of any existing Letter of Credit, in each case by the Issuer.

         "Creditors Committee" means the "Creditors Committee" as defined in the Plan of Reorganization.

         "Debtors" means "Debtors" as defined in the Plan of Reorganization.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Dilution" shall mean a reduction as reasonably determined by the Administrative Agent in the value of Accounts of the Borrowers caused by write-offs, returns, allowances, discounts, credits, and/or any other offsets asserted by customers having the effect of reducing the collections of Accounts.

         "Dilution Percentage" shall mean, with respect to the Borrowers, the ratio of Dilution to the total Accounts of the Borrowers.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the prior written consent of the Required Lenders.

         "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of condemnation or merger) of, or the granting of options, warrants or other rights to, any Properties of the Borrowers or any Subsidiaries of the Borrowers, including Accounts and Capital Securities, to any other Person in a single transaction or series of transactions.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Account" means any Account for which the Account Debtor is subject to the personal jurisdiction of federal or state courts in the United States (and is subject to service of process in the U.S.).

         "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United

States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Company.

         "Early Termination Fee" (a) means the fee the Administrative Agent, on behalf of the Lenders, shall charge the Borrowers in the event all or any portion of the Revolving Credit Commitment Amount or the Revolving Credit Commitments are reduced or terminated; and (b) is determined by multiplying (i) in the case of any reduction in the Revolving Credit Commitment Amount or the Revolving Credit Commitments, the amount of any such reduction and (ii) in the case of a termination of all of the Revolving Credit Commitments, the original Revolving Credit Commitment Amount by (x) one percent (1.00%), if the Revolving Credit Commitments or Revolving Credit Commitment Amount are terminated or reduced, as applicable, on or before the first anniversary of the Closing Date,
(y) one-half of one percent (0.50%) if the Revolving Credit Commitments or Revolving Credit Commitment Amount are terminated or reduced, as applicable, after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date and (z) one-quarter of one percent (0.25%) if the Revolving Credit Commitments or Revolving Credit Commitment Amount are terminated or reduced, as applicable, at any time after the second anniversary of the Closing Date but prior to the Maturity Date.

         "EBITDA" shall mean, for any period and without duplication, all earnings of the Borrowers before all (a) interest and income tax obligations,
(b) depreciation, and (c) amortization, in each case for such period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Borrowers, but in all cases excluding the effect of any non-cash extraordinary and non-recurring gains or losses for such period.

         "EBITDA Covenant Release Date" means the thirtieth (30th) day of any period of at least thirty (30) days during which Excess Availability, plus cash on hand which is on deposit with an Approved Depository Bank that is a party to a Control Agreement, is greater than or equal to $40,000,000 on each day during such period.

         "EBITDA Covenant Trigger Date" means the fifteenth (15th) day of any period of at least fifteen (15) consecutive days during which Excess Availability, plus cash on hand which is on deposit with an Approved Depository Bank that is a party to a Control Agreement, is less than $20,000,000 on each day during such period; provided that no additional EBITDA Covenant Trigger Date shall occur while any EBITDA Measurement Period is in effect.

         "EBITDA Measurement Period" means, with respect to the occurrence of any EBITDA Covenant Trigger Date, the period commencing on the first day of any calendar month (the "First Measurement Month") in which such EBITDA Covenant Trigger Date occurs and ending on (and including) the last day of the first calendar month thereafter in which an EBITDA Covenant Release Date occurs.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Eligible Account" means, at any time, the invoice or ledger amount owing on each Account of any Borrower, in each case, net of any reserves reasonably required by the

Administrative Agent from time to time in accordance with the Administrative Agent's customary practice, for which each of the following statements is accurate and complete to the reasonable satisfaction of the Administrative Agent (and the Borrowers, by including an Account in any computation of the Borrowing Base Amount, shall be deemed to represent and warrant to the Administrative Agent, each Issuer and each Lender the accuracy and completeness of such statements):

                  (a) such Account is a binding and valid obligation of the Account Debtor thereof and is in full force and effect and such Account Debtor is not an Affiliate of any Borrower (other than ANEXCO or BP or any of their respective Affiliates);

                  (b) such Account is bona fide and to the extent such Account relates to any receivable arising out of the profit sharing component of conversion or production contracts or cost reimbursement obligations or any other obligation to pay money under a Material Contract or other contract, there is no dispute as to the amount of such Account; provided, however, that if the parties thereto disagree as to the amount of such Account, such Account shall constitute an Eligible Account in an amount equal to the lowest amount of such Account any party thereto believes to be owing thereunder;

                  (c) payment of such Account is less than 30 days past due as determined by the due date stated on the invoice therefor (or if such Account is not paid by reference to any invoice in the ordinary course of business but instead by reference to the terms of the agreements creating such Account, such Account has not remained unpaid beyond 30 days after the due date therefor);

                  (d) such Account is not subject to any dispute, setoff (excluding any Account payable setoff supported by a letter of credit but including (i) any Exchange Inventory Payable and (ii) any accounts payable amounts owing by any of the Borrowers to the third party which owes an Exchange Inventory Receivable to such Borrower), counterclaim or other claim or defense including rescission, cancellation or avoidance, whether by operation of law or otherwise, on the part of the Account Debtor or any other Person denying liability under such Account; provided, however, that any such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

                  (e) other than accounts owing to ANEXCO, the Administrative Agent, on behalf of the Lenders, has a first priority, perfected Lien covering such Account and, such Account is, and at all times will be, free and clear of all other Liens;

                  (f) such Account arose in the ordinary course of business of any of the Borrowers and such Borrower is the legal owner of such Account;

                  (g) such Account is not payable by an Account Debtor who is more than 30 days past due with regard to 20% or more of the total Accounts owed to the Borrowers by such Account Debtor or any of its Affiliates;

                  (h) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of such Account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

                  (i) such Account is not an Account as to which any United States federal or State Governmental Authority is the Account Debtor, except to the extent the applicable Borrower has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sections. 3727; 41 U.S.C. Sections. 15), by delivering to the Administrative Agent a notice of assignment in favor of the Administrative Agent under such Act and in compliance with applicable provisions of 31 C.F.R. Sections. 7-103.8 and 41 C.F.R. Sections. 1-30.7, or with similar State law;

                  (j) the Account Debtor on such Account is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, nor admitted its inability to pay its debts as they mature or suspended its business;

                  (k) with respect to any Foreign Account; such Account is (without duplication), (i) a Foreign Account which is Backed By Letter of Credit, (ii) an Acceptable Account that is listed in the Account Debtor Schedule, provided, however, that any such Acceptable Account shall be included in Eligible Accounts up to an aggregate amount not to exceed, at any time, 10% of the total balance due on all Accounts,
         (iii) a Foreign Account which is not Backed By Letter of Credit, provided, however, that any such Foreign Account which is not Backed By Letter of Credit shall be included in Eligible Accounts up to an aggregate amount not to exceed, at any time, 5% of the total balance due on all Accounts, or (iv) the Account Debtor has previously been approved in writing by Required Lenders as an eligible foreign Account Debtor for purposes of this Agreement;

                  (l) in the case of the sale of goods, such goods have been sold to an obligor on a true sale basis or open account, or subject to contract, and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement (other than for failure to meet specifications), no material part of such goods has been returned, rejected, lost or damaged, and such Account is not evidenced by chattel paper or an instrument of any kind which has not been endorsed and delivered to the Administrative Agent;

                  (m) each of the representations and warranties set forth in each Security Agreement with respect to such Account is true and correct in all material respects on such date; and

                  (n) such Account has such other characteristics or criteria as the Administrative Agent, in its reasonable discretion may specify from time to time in accordance with the Administrative Agent's customary practice;

provided that, notwithstanding anything to the contrary contained herein (i) any accounts owing to ANEXCO which (other than the fact that they are owed to ANEXCO) meet the qualifications in this definition for being an "Eligible Account" and are (A) due and owing from a Foreign Obligor to ANEXCO and (B) owing from ANEXCO to the Company pursuant to the ANEXCO LLC Agreement and the BP Joint Venture Agreement, net of ANEXCO's "Operating Costs" (for purposes of this clause (i) only, as such term is defined in the BP Joint Venture Agreement), in each case subject to the requirements of Section 7.1.12, shall also constitute Eligible Accounts for purposes of this Agreement; provided that such accounts cannot exceed 5% of the total balance then due of all Eligible Accounts (an "ANEXCO Account"); (ii) if any Eligible Account, when added to all other Accounts that are obligations of the same Account Debtor and its Affiliates, results in a total sum that exceeds 20% of the total balance then due on all Eligible Accounts (without giving effect to any reduction in Eligible Accounts pursuant to this clause), the amount of such Account in excess of 20% of such total balance then due shall be excluded from Eligible Accounts and (iii) with respect to any and all Accounts which meet the above qualifications for an "Eligible Account" but (A) constitute a right to payment to any Borrower for any goods that have been shipped, or services that have been provided to, the purchaser thereof, but for which such purchaser has not yet been billed for payment or (B) are Accounts of the type described in clause (b) of this definition of "Eligible Account", then the amount of all such Accounts described in this clause (iii) which exceed $3,000,000 in aggregate at any time outstanding shall be excluded from Eligible Accounts.

         "Eligible Assignee" is defined in clause (a) of Section 10.11.1.

         "Eligible Inventory" means, at any time, all "inventory" (as such term is defined in Section 9-102 of the U.C.C.) of the Borrowers, including Exchange Inventory Receivables, net of any reserves reasonably required by the Administrative Agent from time to time in accordance with the Administrative Agent's customary practice and, with respect to any inventory acquired by any Borrower from BP, net of any accounts payable amounts owing by any Borrower to BP; provided that such amounts do not duplicate those included in clause (d) of the definition of "Eligible Accounts", for which each of the following statements is accurate and complete to the reasonable satisfaction of the Administrative Agent and which at all times continue to be acceptable to the Administrative Agent in the exercise of its reasonable judgment (and the Borrowers, by including such inventory in any computation of the Borrowing Base Amount, shall be deemed to represent and warrant to the Administrative Agents, each Issuer and each Lender, the accuracy and completeness of such statements):

                  (a) Such inventory shall be valued at the lower of cost or market in accordance with GAAP and (i) shall include raw materials and finished goods but (ii) shall not include goods that are classified as "work-in-progress", "parts and supplies" or "stores inventories;"

                  (b) Such inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable, undamaged or currently salable in the normal course of business of the Borrowers;

                  (c) Such inventory (i) is an Exchange Inventory Receivable, (ii) is in the possession of the Borrowers, (iii) is in transit in the ordinary course of business but in respect of which title remains in the Borrowers and which is fully insured (subject to deductibles consistent with prudent industry standards for similarly situated companies) and is not located outside the United States or
         (iv) is in the possession or control of any warehouseman, bailee or any agent or processor for or customer of the Borrowers and is not located outside the United States, provided that, Borrowers shall have notified (in a manner that effectively under applicable law creates a valid and first-priority, perfected Lien in favor of the Administrative Agent, on behalf of the Lenders, in such inventory) such warehouseman, bailee, agent, processor or customer of the Lien of the Secured Parties and such warehouseman, bailee, agent, processor or customer has subordinated or waived any Lien it may claim therein and agreed to hold all such inventory for the Secured Parties' account subject to the Administrative Agent's instructions;

                  (d) Each of the representations and warranties set forth in the applicable Security Agreement with respect to such inventory is true and correct in all material respects on such date;

                  (e) The Administrative Agent, on behalf of the Lenders, has a first-priority, perfected Lien covering such inventory (subject to the Lien granted to BP under the BP Production Agreement as in effect on the Effective Date, securing BP's right to purchase certain acrylonitrile inventory produced pursuant to such BP Production Agreement), and such inventory is, and at all time will be, free and clear of all other Liens (other than inchoate Liens permitted under Section 7.2.3 or with respect to which all rights of the holder of such Liens have been waived or subordinated to the satisfaction of the Administrative Agent);

                  (f) Such inventory does not include goods that are not owned by the Borrowers or that are held by the Borrowers pursuant to any consignment agreement;

                  (g) To the extent inventory includes any Exchange Inventory Receivable (i) such Exchange Inventory Receivable shall be reduced by any accounts payable amounts owing by any of the Borrowers to the third party which owes such Exchange Inventory Receivable to such Borrower and (ii) any such accounts payable amount shall be applied first to clause (d)(ii) of the definition of Eligible Account and second to clause (g)(i) above, without duplication); and

                  (h) Such inventory has such other characteristics or criteria as the Administrative Agent, in its reasonable discretion, may specify from time to time in accordance with the Administrative Agent's customary practice.

         "Energy" is defined in the Introductory Statement.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "Equipment" is defined in the U.C.C.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "ERISA Affiliate" means any Person which is in the same Controlled Group as any Borrower.

         "ESOP" means any employee stock ownership plan established by one or more of the Borrowers.

         "Event of Default" is defined in Section 8.1.

         "Excess Availability" means, at any time of determination, the amount by which the Maximum Loan Amount exceeds the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Line Loans, together with the aggregate amount of all Letter of Credit Outstandings.

         "Excess EBITDA" is defined in clause (b) of Section 7.2.6.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Inventory" means any inventory which is subject to a swap, exchange or similar agreement or arrangement between any of the Borrowers and any other Person which is not an Affiliate of a Borrower.

         "Exchange Inventory Payable" means the net amount of Exchange Inventory owing by any of the Borrowers to any other Person which is not an Affiliate of a Borrower.

         "Exchange Inventory Receivable" means the net amount of Exchange Inventory owed to any Borrower by any other Person which is not an Affiliate of a Borrower.

         "Excluded Subsidiary" means Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., and Sterling Pulp Chemicals, Inc.

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Existing Credit Agreement " means the Revolving Credit Agreement, dated as of July 19, 2001, among Sterling Chemicals, Inc. and each of its subsidiaries parties thereto from time to time, each a debtor and debtor-in-possession, as the borrowers, various financial institutions, as the lenders and CIT, as a lender and as the Administrative Agent, as amended.

         "Existing Letters of Credit" is defined in clause (c) of Section 2.3.1.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means, collectively, the commitment letter, dated November 19, 2002, between the Company and CIT and the rate and fee letter, dated November 19, 2002, between the Company and CIT, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Fibers Buyout Agreement" means the "Fibers Buyout Agreement" as defined in the Plan of Reorganization.

         "First Measurement Month" is defined in the definition of EBITDA Measurement Period.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Foreign Account" means any Account (a) for which the Account Debtor is a Foreign Obligor or (b) due and payable by a Foreign Obligor to ANEXCO.

         "Foreign Obligor" means an Account Debtor that is not subject to the jurisdiction of federal or state courts in the United States .

         "Foreign Subsidiary" means any Subsidiary that is not a Subsidiary incorporated or organized in the United States or any State.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" means generally accepted United States accounting principles, applied on a consistent basis (except for changes made due to the implementation of new or revised standards issued by the Financial Accounting Standards Board), and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period (excluding changes in accounting principles required by the implementation of the AICPA's Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code).

         "Governmental Authority" means the government of the United States , any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Government Guaranteed" means Eligible Accounts that are guaranteed by the full faith and credit of a U.S. or Canadian Governmental Authority.

         "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA, (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements, Commodity Hedging Agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices and not entered into for purely speculative purposes.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

         "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on any other Obligation, as the case may be, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or under the law of the United States applicable to such Lender which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

         "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrowers:

                  (a) which is of a "going concern" or similar nature, other than with respect to any financial statements covering all or any portion of time prior to the Plan Effective Date;

                  (b) which relates to the limited scope of examinations of matters due to limitations imposed by the Borrowers relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrowers to be in Default.

         "including" and "include" means including, without limiting the generality of any description preceding such term.

         "Indebtedness" of any Person means (without duplication):

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and all Capital Securities which have redemption provisions exercisable at the option of the holder thereof at any time prior to the date which is one year after the Maturity Date (in the absence of any contingency) in whole or in part in cash;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c)      all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 60 days or, if overdue for more than 60 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness of the types otherwise referred to in this definition secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g)      obligations arising under Synthetic Leases; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership or joint venture in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness, ownership interest or other relationship provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Indenture" means the Indenture, dated as of December 19, 2002, for the Senior Secured Notes, among the Company, as issuer, Sterling Chemicals Energy, Inc., as guarantor, and National City Bank, as the trustee, as in effect on the Effective Date.

         "Indenture Collateral" means the "Indenture Collateral" as that term is defined in the Intercreditor Agreement.

         "Indenture Collateral Account" means an account to be established at Bank of America, N.A., in the name of the Company, known as the "Indenture Collateral Account."

         "Indenture Deed of Trust" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 19, 2002, made by the Company to the Trustee for the benefit of the holders of the Senior Secured Notes, as security for the payment of the Senior Secured Notes, as in effect on the Effective Date.

         "Indenture Security Agreement" means the Security Agreement, dated as of December 19, 2002, made by the Company and Energy, as assignors, to National City Bank, as collateral agent, and National City Bank, as indenture trustee for the benefit of the holders of the Senior Secured Notes, as in effect on the Effective Date.

         "Insurance Proceeds " means all proceeds or payments from any insurance carrier with respect to any loss, casualty, damage or destruction to any Properties of any Borrower or any Subsidiary of any Borrower.

         "Intellectual Property Collateral" has the collective meaning provided for such term in the Security Agreements.

         "Intercreditor Agreement" means the Intercreditor Agreement executed and delivered pursuant to the terms of this Agreement by the Administrative Agent, on behalf of itself and the other Lenders, and the Trustee, and acknowledged by the Company, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided, however, that:

                  (a) such Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five (5) different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Maturity Date for such Loan.

         "Investment" means, relative to any Person,

                  (a) any loan, advance, extension of credit or contribution made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

                  (b) any Contingent Liability of such Person incurred in connection with loans, advances or extensions of credit made by others to any other Person; and

                  (c) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "ISP98 Rules" is defined in Section 10.9.

         "Issuance Request" means a Letter of Credit request duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means, collectively, JPMorgan Chase Bank and/or any other Person issuing Letters of Credit hereunder, as designated by the Administrative Agent, in its capacity as Issuer of the Letters of Credit and any other Lender designated by any Borrower that issues a Letter of Credit with the consent of the Administrative Agent, which consent shall not be unreasonably withheld.

         "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit H hereto, executed and delivered by each Person who is required to become (or otherwise becomes, pursuant to the terms of this Agreement) a Borrower in accordance with Section 7.1.8.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit J hereto.

         "Lenders" is defined in the Introductory Statement and includes any Person that becomes a Lender pursuant to Section 10.11.1.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of any Borrower or any Subsidiary of any Borrower, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from Properties of any Borrower or any Subsidiary of any Borrower;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by the Company or any of its Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any Lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Company or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Company or any of its Subsidiaries.

         "Letter of Credit" is defined in clause (a) of Section 2.1.2.

         "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, the lesser of
(a) the then applicable Maximum Loan Amount on such date and (b) $20,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2 and other provisions of this Agreement.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the then aggregate amount of all Stated Amounts of all issued and outstanding Letters of Credit, plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate per annum equal to the rate at which Dollar deposits are offered for such Interest Period as set forth on the Telerate Screen LIBO Page, at or about 12:00 noon, New York City time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBO Rate Loan and for a period approximately equal to such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate Screen LIBO Page, "LIBO Rate" shall mean, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered Dollar deposits at or about 12:00 noon, New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of LIBO Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBO Rate Loan to be outstanding for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

   LIBO Rate                                   LIBO Rate
   ---------                                   ---------
(Reserve Adjusted)                  1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Company and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Loan Documents" means collectively this Agreement, each Letter of Credit (including Existing Letters of Credit), each Application (including any reimbursement and/or application agreements executed and delivered in connection with the Existing Letters of Credit), each Rate Protection Agreement, each Note, each Security Agreement, each Joinder Agreement, each Pledge Agreement, the Intercreditor Agreement, each Lockbox Agreement, each agreement pursuant to which the Administrative Agent or any Lender is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with any Loan Document (including the agreements executed from time to time pursuant to Section 7.1.8) by the Borrowers, whether or not specifically mentioned herein or therein.

         "Loans" means, as the context may require, a Revolving Credit Loan or a Swing Line Loan of any Type.

         "Lockbox" means any lockbox established at an Approved Depository Bank for payment and/or collection of Receipts.

         "Lockbox Account" is defined in clause (a) of Section 3.1.3.

         "Lockbox Agreements" means the deposit account agreements, blocked account agreements, restricted account agreements, lockbox agreements or similar agreements, executed by and among the Borrowers, the Administrative Agent and the Approved Depository Banks at which the Lockbox Accounts are being maintained, as required pursuant to clause (b) of Section 3.1.3 or at which any other deposit account of the Borrowers or any of their Subsidiaries are being maintained in accordance with Section 7.2.19 or any other Loan Document, each in form and substance substantially similar to Exhibit M-1, with respect to Lockbox Accounts, and Exhibit M-2, with respect to any such other deposit accounts (a "Control Agreement"), or otherwise reasonably satisfactory to the Administrative Agent, as such agreements may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of the Company or the Company and the other Borrowers, taken as a whole, to perform their Obligations under the Loan Documents.

         "Material Contracts" means (a) any and all contracts, licenses, leases or other agreements the cancellation or termination of which could reasonably be expected to have a Material Adverse Effect and (b) any and all contracts, licenses, leases or other agreements which (i) are necessary for the continued operation of the Texas City Facility, or (ii) generate ten percent (10%) or more of the total Accounts of the Borrowers both before and after giving effect to any acrylonitrile production.

         "Maturity Date" means the earliest to occur of (a) the date which is the fifty-seventh month anniversary of the Effective Date and (b) the date which is three months prior to the stated maturity date of the Senior Secured Notes.

         "Maximum Loan Amount" means, at any time, the lesser of (a) the Borrowing Base Amount, minus the sum of (i) the Availability Block, plus (ii) the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof and/or clause (e) of Section 2.7) and (b) the Revolving Credit Commitment Amount.

         "Merge" is defined in Section 7.2.9.

         "Merger" means the "Merger" as defined in the Plan of Reorganization.

         "Monthly Payment Date" means the last day of each calendar month, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Available Cash" means "Net Available Cash" as defined in the Indenture.

         "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by any Borrower or any Subsidiary of any Borrower of any Indebtedness after the Effective Date (other than Indebtedness permitted by Section 7.2.2), the excess of (a) the gross cash proceeds received by such Borrower or such Subsidiary from such incurrence, sale or issuance, minus (b) the sum (without duplication) of all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses (including any State filing taxes) and charges, in each case actually incurred in connection with such incurrence, sale or issuance.

         "Net Disposition Proceeds" means, with respect to any casualty, condemnation and/or Disposition of or with respect to any Properties of any Borrower or any Subsidiary of any Borrower after the Effective Date, other than the Dispositions permitted in clauses (a), (b), (c) and (d) of the definition of "Permitted Disposition" or an issuance or sale of any Capital Securities of any Borrower or any Subsidiary of any Borrower or warrants or options with respect thereto (which Dispositions of Capital Securities shall be covered by the definition of Net Equity Proceeds), the excess of (a) the Insurance Proceeds, Condemnation Proceeds and/or gross cash proceeds from such casualty, condemnation and/or Disposition received by any such Borrower or Subsidiary (including any such proceeds from Dispositions of Indenture Collateral not constituting Net Available Cash) and any cash payments received in respect of promissory notes or other non-cash consideration delivered to any such Borrower or Subsidiary in respect thereof, minus (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with any such casualty, condemnation and/or Disposition, (ii) all Taxes and other governmental costs and expenses actually paid or estimated by any such Borrower or Subsidiary (in good faith) to be payable in cash in connection with any such casualty, condemnation and/or Disposition, provided, that if, after the payment of all Taxes with respect to any such casualty, condemnation and/or Disposition, the amount of estimated Taxes, if any, pursuant to this clause (b)(ii) exceeded the Tax amount actually paid in cash in respect of any such casualty, condemnation and/or Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section 3.1.1, as Net Disposition Proceeds, and (iii) the amount of Net Available Cash received from any Disposition of Indenture Collateral (but excluding in all cases any proceeds of Collateral) to be used to replace such Indenture Collateral in accordance with Section 4.11(2)(A) of the Indenture or to repurchase the Senior Secured Notes as required under Section 3.09 and
Section 4.11 of the Indenture, provided that such Disposition is permitted under this Agreement and that no Default or Event of Default then exists or will result from such repurchase of the Senior Secured Notes, including a Default under Section 7.2.7; and, provided further that after the replacement of any Indenture Collateral subject to such Disposition in accordance with Section 4.11(2)(A) of the Indenture and the completion of the Asset Sale Offer (as such term is defined in the Indenture) with respect to such Disposition of Indenture Collateral, all Net Available Cash received from such Disposition of Indenture Collateral which is not used to replace the Indenture Collateral (in accordance with Section 4.11(2)(A) of the Indenture) and/or to repurchase the Senior Secured Notes (in accordance with Section 3.09 and Section 4.11 of the Indenture) is immediately used to prepay the Obligations as provided in Section 3.1.1(c) and Section 3.1.2(b) or deposited in a Lockbox Account subject to a Lockbox Agreement, as applicable.

         "Net Equity Proceeds" means with respect to the (a) sale or issuance by any Borrower or any Subsidiary of any Borrower to any Person of its own Capital Securities, warrants or options or the exercise of any such warrants or options, the excess of (i) the gross cash proceeds received by such Person from such sale, exercise or issuance, minus (ii) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred (including any State filing Taxes) in connection with such sale or issuance which have not been paid to Affiliates of any Borrower or any Subsidiary of any Borrower in connection therewith, or (b) receipt by any Borrower or any Subsidiary of any Borrower of any equity or other capital contributions or any dividends from any Capital Securities owned by any of them, the amount of such contributions or dividends (other than equity or other capital contribution or dividends from a Borrower or a Subsidiary to a Borrower).

         "New Securities" means "New Securities" as defined in the Plan of Reorganization.

         "No Less Favorable Terms and Conditions" means, with respect to any refinancing of any Indebtedness permitted hereunder, terms and conditions which are no less favorable to the Lenders and evidenced by documentation which shall not (a) increase the principal amount of (as the same may have been permanently reduced subsequent to the Effective Date) or interest rate on such outstanding Indebtedness, (b) reduce either the tenor or the average life of such Indebtedness, (c) change the respective primary obligor(s) on the refinancing Indebtedness (other than a change from any Borrower to any other Borrower or any Subsidiary, or a change from any Subsidiary to any other Subsidiary, (d) change the security, if any, for the refinancing Indebtedness (except to the extent that less security is granted to holders of such refinancing Indebtedness), (e) afford the holders of such refinancing Indebtedness other covenants, defaults, rights or remedies, taken as a whole, more burdensome to the obligor(s) than those contained in the Indebtedness being refinanced (and in the case of Subordinated Debt, none of the subordination provisions contained in the refinancing Indebtedness shall be less favorable to the Lenders, any Issuer or the Administrative Agent than the Indebtedness being refinanced), or (f) if such Indebtedness being refinanced is secured by Liens, afford the holders of such refinancing Indebtedness any Liens which are prior to any of the Liens securing the Obligations.

         "Non-Excluded Taxes" means any Taxes other than net income and franchise taxes imposed with respect to any Secured Party by (a) any jurisdiction (or political subdivision thereof) of which such Secured Party is a citizen or resident, (b) any jurisdiction (or political subdivision thereof) in which such Secured Party is presently engaged in the active conduct of its banking business through an office, branch or other permanent establishment, or
(c) the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

         "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Note" means, as the context may require, a Revolving Credit Note or a Swing Line Note.

         "Obligation Account" is defined in clause (c) of Section 2.7.

         "Obligations" means all obligations of every kind and nature, including principal, fees, interest (including interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrowers), expenses, indemnities and all other sums, monetary or otherwise, whether absolute or contingent, matured or unmatured, of the Borrowers and each other Borrower arising under, in connection with or relating to the Loans, the Loan Commitments, any Security Document or any other Loan Document which secures or guarantees such obligations (including obligations under a Rate Protection Agreement where the counterparty is a Lender or its Affiliate), in each case, to the extent such obligations are owed to any Secured Party.

         "Old 12 3/8% Secured Notes Indenture Trustee" means the "Old 12 3/8% Secured Notes Indenture Trustee" as defined in the Plan of Reorganization.

         "Old Discount Notes" means the "Old Discount Notes" as defined in the Plan of Reorganization.

         "Organic Document" means, with respect to any Borrower or any Subsidiary of any Borrower, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Borrower's or such Subsidiary's partnership interests, limited liability company interests or authorized shares of Capital Securities.

         "Other Secured Claim" means, an "Other Secured Claim" as defined in the Plan of Reorganization.

         "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "Participant" is defined in Section 10.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the applicable percentage set forth opposite its name on Schedule II hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1.

         "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of each Borrower that is a party to a Security Agreement pursuant to the terms of this Agreement, substantially in the form of Exhibit K hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Permitted Disposition" means any casualty or condemnation event or Disposition (excluding in all cases any Disposition not permitted under Section 7.2.15) that is:

                  (a) Dispositions of inventory in the ordinary course of business;

                  (b) Dispositions of any other Properties (other than Accounts, inventory or Capital Securities of any Borrower or any Subsidiary of any Borrower) (i) at fair market value, as determined by the Board of Directors of the Company in good faith, (including as to the value of all noncash consideration) in the ordinary course of business and at least 85% of the consideration thereof received is in the form of cash or cash equivalents, (ii) when, in the reasonable judgment of the Company, such other Properties are worn out or obsolete or (iii) when, in the reasonable judgment of the Company, such other Properties are no longer used or useful in the conduct of the business of the Borrowers or their Subsidiaries not to exceed $2,000,000 in any one transaction or series of related transactions;

                  (c) a Disposition from a Borrower or a Subsidiary to another Borrower, provided that the Company may not transfer all or substantially all of its Properties to any Person;

                  (d) (i) any casualty or condemnation event with respect to the Texas City Facility or any other Indenture Collateral (provided such Property is repaired and/or replaced within one year from the date of such casualty or condemnation, as applicable, with replacement or repaired assets which are of similar or greater value, useful in the ordinary course of the business of the Borrowers, meeting all requirements of Section 7.2.1) and (ii) Disposition of Properties (other than Accounts, inventory or Capital Securities of any Borrower or any Subsidiary of any Borrower) in the ordinary course of business in exchange for or in connection with the purchase (provided such exchange or purchase is made within one year from the date of such Disposition) of replacement assets (which are of similar or greater value) useful in the ordinary course of the business of the Borrowers, meeting all the requirements of Section 7.2.1; provided, that if the casualty, condemnation or Disposition is by or pertains to Properties of a Borrower, such casualty, condemnation or Disposition shall only be a Permitted Disposition if the replacement assets are acquired by a Borrower, and provided further that such Dispositions, together with any casualty or condemnation events described in clause (d)(i) of this definition, do not exceed $15,000,000, individually or in the aggregate, during any calendar year;

                  (e) the granting of leases (including subleases) and grounds leases of any underutilized or vacant properties of any Borrower or any Subsidiary to third parties with which such Borrower or Subsidiary has a production, co-production, co-generation, operating or other agreement or to third party providers of energy or raw materials in the ordinary course of business, provided such leases do not materially interfere with the operation of the business of any Borrower or any Subsidiary or materially diminish the value of any of the Collateral; and

                  (f) the granting of licenses (including sublicenses) of any Intellectual Property Collateral of the Borrowers to any Person in the ordinary course of business.

         "Permitted Liens" is defined in Section 7.2.3.

         "Permitted Real Estate Liens" means:

                  (a) minor irregularities in title, boundaries or other survey defects, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, zoning regulations, conditions, covenants, mineral or royalty rights or reservations of oil, gas or mineral leases, rights of others in any property of any Borrower or any Subsidiary for streets, roads, bridges, pipes, pipelines, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, water rights, rights of others with respect to navigable waters, sewage and drainage rights and other similar charges or encumbrances existing as of the Effective Date and disclosed in a survey (or granted by any Borrower or any Subsidiary in the ordinary course of business) that do not, in the aggregate, materially impair the value or ability to sell of the property of any Borrower and the occupation, use and enjoyment by any Borrower or any Subsidiary of any of their respective properties in the normal course of business;

                  (b) Liens securing Indebtedness neither created, assumed nor guaranteed by any Borrower or any of their Subsidiaries upon lands over which easements or similar rights are acquired by any Borrower or any of their Subsidiaries in the ordinary course of business of any Borrower or any of their Subsidiaries;

                  (c) terminable or short term leases or permits for occupancy, which leases or permits expressly grant to any Borrower or any Subsidiary the right to terminate them at any time on not more than six months' notice and which occupancy does not interfere with the operation of the business of any Borrower or any of their Subsidiaries;

                  (d) any obligations or duties affecting any of the property of any Borrower or any of their Subsidiaries to any municipal or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purpose for which it is held;

                  (e) Liens on any property in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

                  (f) Liens with respect to the so-called "greenbelt" or "buffer zone" properties, for as long as those properties are used solely for "greenbelt" or "buffer zone" purposes;

                  (g) leases and ground leases of underutilized or vacant properties of any Borrower or any Subsidiary to third parties with which such Borrower or such Subsidiary has a production, co-production, co-generation, operating or other arrangement or to third party providers of energy or raw materials in the ordinary course of business of such Borrower or such Subsidiary, provided such leases do not materially interfere with the operations of any Borrower or any Subsidiary, or materially diminish the value of any Collateral;

                  (h) easements, rights-of-way, restrictions and other similar charges or encumbrances granted to others, in each case incidental to, and not interfering with, the ordinary conduct of the business of any Borrower or any Subsidiary, provided that such Liens are not violated by the existing property and do not, in the aggregate, materially diminish the value or ability to sell such property;

                  (i) the burdens of any law or governmental regulation or permit requiring any Borrower or any Subsidiary to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters; and

                  (j) and any extensions, renewals, modifications or replacements thereof.

         Notwithstanding the foregoing, no such Permitted Real Estate Liens shall in any way materially impair the value of or ability to sell any Collateral or materially impact the occupation, right or enjoyment of the relevant property by the Borrowers or any Subsidiary.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan Effective Date" means the "Effective Date" as defined in the Plan of Reorganization.

         "Plan of Reorganization" is defined in Recital A.

         "Pledge Agreement" means each Pledge Agreement executed and delivered by a Borrower or a Subsidiary of a Borrower to secure the Obligations, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Pledged Subsidiary" means each Borrower (other than the Company) and each Subsidiary that is not a Foreign Subsidiary in respect of which the Administrative Agent has been granted a security interest in, or a pledge of any of, the Capital Securities of such Borrower or Subsidiary, as security for the Obligations.

         "Pre-Petition Credit Facility Agreements" means the "Pre-Petition Credit Facility Agreements" as defined in the Plan of Reorganization.

         "Priority Tax Claim" means, a "Priority Tax Claim" as defined in the Plan of Reorganization.

         "Projections" is defined in Section 7.1.1(m).

         "Properties" means, as to any Person, any and all interests (of whatever kind or nature) in or to any kind of property or asset (of whatever kind or nature), whether real, personal, mixed or tangible or intangible.

         "PulpCo Business" means the "PulpCo Business" as defined in the Plan of Reorganization.

         "Purchase Agreement" means the Asset and Stock Purchase Agreement among the Company and Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc. and Sterling Chemicals Acquisitions, Inc., as sellers, and Superior Propane, Inc., as purchaser, dated as of November 13, 2002.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by a Borrower under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Receipts" means any and all sums, collections, payments, funds, proceeds and/or receipts owing from, or remitted by, any Person to any Borrower or any Subsidiary of any Borrower of whatever kind or nature (including cash, checks, credit card sales, promissory notes, instruments, documents of title, Insurance Proceeds and Condemnation Proceeds) in respect of Accounts and/or any other Collateral and any and all other property or assets of the Borrowers and any Subsidiaries of the Borrowers other than Indenture Collateral; provided, however, that in the event that any proceeds from or of Indenture Collateral remain after any offer to repurchase the Senior Secured Notes has been consummated in accordance with the terms of the Indenture and this Agreement, or upon the payment in full of the Senior Secured Notes, any and all remaining proceeds from or of the Indenture Collateral shall be deemed to be Receipts.

         "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

         "Register" is defined in clause (b) of Section 2.7.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Release" means a "release", as such term is defined in CERCLA.

         "Reorganized Debtors" means "Reorganized Debtors" as defined in the Plan of Reorganization.

         "Required Lenders" means, at any time, Lenders holding 51% or more of the Revolving Credit Commitments (determined on a combined basis), or if any of the Revolving Credit Commitments have been terminated or are otherwise no longer in effect, then Lenders holding 51% or more of the Obligations.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Company) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrowers or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrowers or any Subsidiary or otherwise, other than any such dividends, payments or distributions that are payable to any Borrower or any Subsidiary (so long as such dividend, payment or distribution payable to a Subsidiary is not payable from a Borrower).

         "Restructuring Transactions" means "Restructuring Transactions" as defined in the Plan of Reorganization.

         "Revolving Credit Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Loans pursuant to clause (a) of Section 2.1.1, in an amount not to exceed the product of (i) such Lender's Percentage, multiplied by, (ii) the then applicable Revolving Credit Commitment Amount.

         "Revolving Credit Commitment Amount" means, on any date, a maximum aggregate amount of $100,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2 and other provisions of this Agreement.

         "Revolving Credit Note" means a joint and several promissory note of each Borrower payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the joint and several aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Revolving Credit Loans" is defined in clause (a) of Section 2.1.1.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

         "SEC" means the Securities and Exchange Commission.

         "Secured Claim" means "Secured Claim" as defined in the Plan of Reorganization.

         "Secured Parties" means collectively, the Lenders, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns to the extent permitted by this Agreement.

         "Security Agreement" means each Security Agreement executed and delivered by a Borrower or a Subsidiary of a Borrower to secure the Obligations, substantially in the form of

Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Security Document" means any and all agreements or instruments now or hereafter executed and delivered by any Borrower or any other Person as security for the payment or performance of the Obligations, including all Security Agreements, Pledge Agreements and Lockbox Agreements, as any of the foregoing may be amended, modified, renewed, supplemented or restated from time to time.

         "Senior Secured Note Documents" means, collectively, the Indenture, the Senior Secured Notes, the Indenture Deed of Trust, the Indenture Security Agreement and each of the other security or other collateral agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements executed and delivered in connection with the issuance of the Senior Secured Notes, in each case as in effect on the Effective Date.

         "Senior Secured Notes" means the Company's 10% Senior Secured Notes Due 2007 in the original principal amount of $94,275,000.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including Contingent Liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis, is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, on a consolidated basis, incur debts or liabilities beyond the ability of such Person and its Subsidiaries on a consolidated basis to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis are not engaged in business or a transaction, and such Persons and its Subsidiaries on a consolidated basis are not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

         "State" means the several states of the United States and the District of Columbia and their respective political subdivisions.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Stated Expiry Date" is defined in Section 2.6.

         "Subordinated Debt" means any Indebtedness of any Borrower or any Subsidiary subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Required Lenders.

         "Subsidiary" means, with respect to any Person, (a) any corporation, limited liability company, partnership or other entity of which more than 50% of the Voting Stock is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person or (b) any partnership, joint venture or other entity as to which such Person, such Person and one or more of its Subsidiaries or one or more Subsidiaries of such Person owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies (directly or indirectly), or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be. Unless the context otherwise specifically requires, the term "Subsidiary" or "Subsidiaries" shall (i) be a reference to a Subsidiary or the Subsidiaries, as applicable, of the Company, other than the Borrowers and (ii) not include the Excluded Subsidiaries, provided that in the event the Excluded Subsidiaries have not been liquidated and dissolved on or before June 19, 2003, then the Excluded Subsidiaries shall be automatically deemed to be included within the term "Subsidiary" or "Subsidiaries" of the Company as used in this Agreement and the other Loan Documents.

         "Swing Line Lender" means the Administrative Agent (or another Lender designated by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld), if such Lender agrees to be the Swing Line Lender hereunder), in such Person's capacity as the maker of Swing Line Loans.

         "Swing Line Loans" is defined in clause (b) of Section 2.1.1.

         "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.1.

         "Swing Line Loan Commitment Amount" means, on any date, the lesser of
(a) the then applicable Maximum Loan Amount and (b) $10,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2 and other provisions of this Agreement.

         "Swing Line Note" means a joint and several promissory note of each Borrower payable to the Swing Line Lender, in the form of Exhibit A-2 hereto (as such promissory note may be mended, endorsed or otherwise modified from time to time), evidencing the joint and several aggregate Indebtedness of the Borrowers to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Tax Sharing Agreement" means the tax sharing agreement among the Company and certain Subsidiaries of the Company, effective as of the first day of the consolidated return year ending September 30, 1996, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.11.

         "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "Telerate Screen LIBO Page" means the display designated as "Page 3750" on the Telerate System Incorporated Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits).

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments have been permanently terminated.

         "Texas City Facility" means the petrochemicals production facilities owned by the Company that are located in Texas City, Texas, including all of the real estate, equipment, fixtures and other property associated therewith, all as more particularly described in, and covered by the Lien granted in, the Indenture Deed of Trust.

         "Trustee" means National City Bank, as trustee under the Indenture.

         "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as may be amended and in effect from time to time in the State of New York; provided that if, with respect to any U.C.C. financing statement or by reason of any provision of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, U.C.C. means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any U.C.C. financing statement relating to such perfection or effect of perfection or non-perfection.

         "United States" or "U.S." means the United States of America and all States.

         "Unofficial Secured Noteholders Committee" means the "Unofficial Secured Noteholders Committee" as defined in the Plan of Reorganization.

         "Voting Stock" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote (directly or indirectly) for the election of directors, managers, representatives or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "Wholly-Owned Subsidiary" means, as to any Person, (a) any corporation 100% of whose Capital Securities (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is at the time owned by such Person and/or one or more direct or indirect Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association or other entity in which such Person and/or one or more direct or indirect Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrowers, in each case without duplication.

                                   ARTICLE II
                         TERMS OF COMMITMENTS AND LOANS

         SECTION 2.1. Commitments. Subject to the terms and conditions and relying on the representations and warranties of the Borrowers in this Agreement (including Article V and the other Loan Documents), each Lender and each Issuer severally agrees to make Credit Extensions as set forth in this Section 2.1.

                  2.1.1. Loan Commitments. From time to time on any Business Day occurring from and after the Closing Date but prior to the Commitment Termination Date:

                  (a) each Lender agrees that it will make revolving credit loans (relative to such Lender, its "Revolving Credit Loans") collectively to the Borrowers equal to such Lender's Percentage of the aggregate amount of each Borrowing of Revolving Credit Loans requested by the Borrowers to be made on such day, subject to the limits set forth in Section 2.1.3; and

                  (b) the Swing Line Lender agrees that it will make loans (its "Swing Line Loans") collectively to the Borrowers equal to the principal amount of the Swing Line Loan requested by the Borrowers to be made on such day, subject to the limits set forth in Section 2.1.3. The Commitment of the Swing Line Lender to make Swing Line Loans as provided in this Section 2.1 is herein referred to as its "Swing Line Loan Commitment".

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

On the terms and subject to the conditions of this Agreement, the Borrowers may from time to time borrow, repay and reborrow Loans.

                  2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Commitment Termination Date, each Issuer agrees that it will (a) issue one or more documentary or standby letters of credit (each, a "Letter of Credit") for the account of any Borrower in the Stated Amount requested by such Borrower on such day; or (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder. No Stated Expiry Date shall extend beyond the earlier of (i) the Commitment Termination Date and (ii) unless otherwise agreed to by the relevant Issuer in its sole discretion, one year from the date of such extension. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (A) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (B) the sum of (1) the aggregate amount of all Letter of Credit Outstandings, plus (2) the aggregate principal amount of all Revolving Credit Loans then outstanding, plus (3) the aggregate principal amount of all Swing Line Loans then outstanding, would exceed the then applicable Maximum Loan Amount.

                  2.1.3. Lenders Not Permitted or Required to Make Loans.

                  (a) No Lender shall be required to, and no Borrower shall request any Lender to, make any Revolving Credit Loan if, after giving effect thereto, (i) the sum of (A) the aggregate outstanding principal amount of all the Revolving Credit Loans of all Lenders, plus (B) the aggregate outstanding principal amount of all Swing Line Loans, plus
         (C) the aggregate amount of all Letter of Credit Outstandings, would exceed the then applicable Maximum Loan Amount; or (ii) the aggregate outstanding principal amount of all Revolving Credit Loans of such Lender, plus such Lender's Percentage of the aggregate outstanding principal amount of all Swing Line Loans, plus such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then applicable Maximum Loan Amount.

                  (b) The Swing Line Lender shall not be permitted or required to, and no Borrower shall be permitted to request the Swing Line Lender to, make any Swing Line Loan if, after giving effect thereto, (i) the aggregate outstanding principal amount of all the Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or
         (ii) the aggregate outstanding principal amount of all the Revolving Credit Loans of all Lenders, plus the aggregate outstanding principal amount of all Swing Line Loans, plus the aggregate amount of all Letter of Credit Outstandings, would exceed the then applicable Maximum Loan Amount.

         SECTION 2.2. Reduction of the Commitment Amounts. Each of the Commitment Amounts are subject to reduction from time to time pursuant to this
Section 2.2.

                  2.2.1. Optional. The Company may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of the Revolving Credit Commitment Amount on the Business Day so specified by the Company; provided, that (i) the Borrowers shall pay to the Administrative Agent on the effective date of such reduction the then applicable Early Termination Fee (as provided in the definition thereof) due with respect to such reduction and (ii) any such reduction shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of the then applicable Revolving Credit Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any optional reduction of the then applicable Revolving Credit Commitment Amount pursuant to the terms of this Agreement which reduces the then applicable Revolving Credit Commitment Amount below the sum of
         (i) the then applicable Swing Line Loan Commitment Amount and (ii) the then applicable Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the then applicable Swing Line Loan Commitment Amount and/or then applicable Letter of Credit Commitment Amount (as directed by the Company in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the then applicable Revolving Credit Commitment Amount) to an aggregate amount not in excess of the then applicable Revolving Credit Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

                  2.2.2. Mandatory. Each of the Commitment Amounts shall be reduced as set forth below.

                  (a) Each Commitment Amount shall, without any further action, automatically and permanently be reduced on the Commitment Termination Date so that each Commitment Amount equals $0.

                  (b) Prior to the Commitment Termination Date, any mandatory reduction of the Revolving Credit Commitment Amount pursuant to Section
         3.1.1. or Section 3.1.2. or otherwise which reduces the Revolving Credit Commitment Amount below the sum of (i) the Letter of Credit Commitment Amount and (ii) the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount and/or the Swing Line Loan Commitment Amount (as specified by the Company) to an aggregate amount not in excess of the then applicable Revolving Credit Commitment Amount, as so reduced, without any further action on the part of any Issuer or the Swing Line Lender.

                  2.2.3. Termination of Agreement. The Borrowers may terminate this Agreement at any time upon forty-five (45) days' prior written notice to the Administrative Agent; provided that the Borrowers pay to the Administrative Agent on the effective date of such termination the then applicable Early Termination Fee. Notwithstanding anything to the contrary contained herein, all Obligations shall become immediately due and payable and all Commitments shall automatically be deemed terminated as of any termination of this Agreement, including any termination under Section 2.2, Section 3.1 or Section 8.2 and, pending a final accounting, the Administrative Agent may withhold any balances in the Lockbox Accounts and/or Concentration Account (unless supplied with an indemnity satisfactory to the Administrative Agent) to cover all of the Obligations, including an amount equal to 110% of the Stated Amount of any Letters of Credit outstanding with an expiry date on, or within thirty (30) days of the effective date of termination of this Agreement. In addition, all of the Administrative Agent's and the Lenders' rights and Liens shall continue after any termination of the Commitments or this Agreement until all outstanding Obligations have been paid and satisfied in full.

         SECTION 2.3. Borrowing Procedures and Funding Maintenance. Revolving Credit Loans shall be made by the Lenders in accordance with Section 2.3.1 and Swing Line Loans shall be made by the Swing Line Lender in accordance with
Section 2.3.2.

                  2.3.1. Borrowing Revolving Credit Loans.

                  (a) Whenever the Borrowers desire to make a Borrowing of Revolving Credit Loans hereunder, they shall deliver a Borrowing Request to the Administrative Agent and following such Borrowing Request, the Administrative Agent shall promptly notify each applicable Lender thereof. All Borrowing Requests are irrevocable and must be made no later than (i) 12:00 noon, New York City time, the Business Day of a proposed Borrowing of Base Rate Loans, and (ii) 12:00 noon, New York City time, three (3) Business Days prior to a proposed Borrowing of LIBO Rate Loans and each Borrowing must be made in an aggregate amount of $500,000 or any larger integral multiple of $100,000 or in the unused amount of the Revolving Credit Commitment Amount; provided, that all initial Loans on the Closing Date will be made as Base Rate Loans. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of (A) charges to the Obligation Account made pursuant to Section 3.1.5, (B) Revolving Credit Loans deemed made under Section 2.6.2 in respect of unreimbursed Disbursements or (C) Revolving Credit Loans made under clause (b) of Section 2.3.2 to refund Refunded Swing Line Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be in the amounts, comprised of the Type of Loans (and in the case of LIBO Rate Loans, for the Interest Period), and made on the Business Day, specified in such Borrowing Request.

                  (b) Provided that a Borrower timely delivers a Borrowing Request in accordance with Section 2.3.1(a) and subject to all other terms and conditions of this Agreement, on or before 3:00 p.m., New York City time, on the same Business Day, in the case of Base Rate Loans, or on the third Business Day, in the case of LIBO Rate Loans, each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall promptly and in any event prior to 4:00 p.m., New York City time, make such funds available to the Borrowers by wire transfer to the account the Borrowers shall have specified in their Borrowing Request. In the event that only one Lender fails to fund its Percentage of Loans as required above prior to 4:00 p.m., New York City time, the Administrative Agent shall (subject to the terms of this Agreement) advance such Loans (or such lesser amount as is available pursuant to clause (b) of Section 2.1.3) required to be funded by such Lender and such Loan shall be deemed to be a Swing Line Loan in the amount of such advance. No Lender shall be responsible for any default by any other Lender in its obligation to make Revolving Credit Loans under this Agreement, and each Lender shall be obligated to make only Revolving Credit Loans provided to be made by it under this Agreement, regardless of the failure of any other Lender to fulfill its Revolving Credit Commitment hereunder.

                  (c) In order to provide for the payment of all expenses described in clauses (a), (b) and (c) of Section 10.3 and fees payable pursuant to Section 3.3 and Article V (for distribution by Administrative Agent as applicable) on the Closing Date which are not paid directly by the Borrowers on such date, the Borrowers hereby agree to make Borrowings from the Lenders (consisting of Revolving Credit Loans in amounts determined in accordance with their respective Percentages) on the Closing Date, in such amount as is necessary to effect the payment of such expenses and fees. The Borrowers further agree that the letters of credit outstanding under the Existing Credit Agreement and listed on Schedule V (the "Existing Letters of Credit") shall not be replaced but shall be automatically deemed to have been issued under this Agreement (and to have reduced the amount available to be borrowed under the then Revolving Credit Commitment Amount by an amount equal to the aggregate undrawn and/or unreimbursed amounts of or relating to such Existing Letters of Credit) effective as of the Closing Date. The Borrowers hereby irrevocably instruct and authorize the Administrative Agent, on behalf of the Lenders, to make such Credit Extensions available to the Borrowers on the Closing Date by applying the proceeds of such Credit Extensions to the payment of such expenses, fees and obligations (in accordance with the foregoing provisions of this clause (c)), and the Lenders hereby agree, on the terms and subject to the conditions of this Agreement, to make such Credit Extensions to the Borrowers on such date for such purposes and, to deem such Existing Letters of Credit to have been issued under this Agreement for all purposes, without need for delivery by the Company of a Borrowing Request or Issuance Request. The Borrowers acknowledge that no Issuer shall be required to issue any Letters of Credit on account of the deemed issuance of the Existing Letters of Credit.

                  2.3.2. Borrowing Swing Line Loans.

                  (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 12:00 noon, New York City time, on the Business Day the proposed Swing Line Loan is to be made, any Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $100,000 or any larger integral multiple of $10,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. Provided that a Borrower timely requests a Swing Line Loan and subject to all other terms and conditions of this Agreement, the proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 3:00 p.m., New York City time, on the Business Day telephonic notice is received by it as provided in this clause (a), to such Borrower by wire transfer to the account such Borrower shall have specified in its notice therefor. The Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of any telephonic notice, absent manifest error.

                  (b) If (i) any Swing Line Loan, (A) shall be outstanding for more than four Business Days or (B) is or will be outstanding on a date when any Borrower requests that a Revolving Credit Loan be made or (ii) any Default shall occur and be continuing, each Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender (and at the discretion of the Swing Line Lender) and upon notice from the Administrative Agent, make a Revolving Credit Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). On or before 12:00 noon, New York City time on the first Business Day following receipt by each Lender of a request to make Revolving Credit Loans as provided in the preceding sentence, each such Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Lenders make the above referenced Revolving Credit Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Revolving Credit Loan in an amount equal to the Swing Line Lender's Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Credit Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Lender's Revolving Credit Loans and shall no longer be owed under the Swing Line Lender's Swing Line Loans. All interest payable with respect to any Revolving Credit Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Credit Loans were made.

                  (c) If, at any time prior to the making of Revolving Credit Loans to replace any outstanding Swing Line Loans pursuant to clause
         (b) of this Section 2.3.2, any Lender is stayed or otherwise prohibited by any Governmental Authorities from making such a Revolving Credit Loan, each Lender with a Revolving Credit Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, purchase an undivided participation interest in all such Swing Line Loans in an amount equal to its Percentage of the aggregate outstanding amount of such Swing Line Loans and transfer immediately to an account identified by the Swing Line Lender, in immediately available funds, the amount of its participation. The Swing Line Lender will deliver to each such Lender, promptly following receipt of such funds, a participation certificate, dated the date of receipt of such funds and in the amount of such Lender's participation if requested to do so by such Lender.

                  (d) Each Borrower expressly agrees that, in respect of each Lender's funded participation interest in any Swing Line Loan, such Lender shall be deemed to be in privity of contract with each Borrower and have the same rights and remedies against each Borrower under the Loan Documents as if such funded participation interest in such Swing Line Loan were a Revolving Credit Loan.

                  (e) Each Lender's obligation to make Revolving Credit Loans or purchase participation interests in Swing Line Loans, as contemplated by clause (b) or (c) of this Section 2.3.2, shall be absolute and unconditional and without recourse to the Swing Line Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect, (iii) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan, (iv) any breach of this Agreement or any other Loan Document by any Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.3.3. Joint and Several Liability; Rights of Contribution. Each Borrower acknowledges and agrees that: (i) pursuant to this Agreement, the Borrowers desire to utilize their borrowing potential on a consolidated basis; (ii) each Borrower has determined that it will benefit specifically and materially from the Credit Extensions contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of the Administrative Agent and the Lenders hereunder and a desire of each Borrower that each Borrower execute and deliver to the Lenders this Agreement and the other Loan Documents to which it is a party; and (iv) each Borrower has requested and bargained for the structure and terms of and security for the Credit Extensions contemplated by this Agreement and the other Loan Documents.

                  (b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to the Administrative Agent and the Lenders for the full and prompt payment and performance of the Obligations of each Borrower under this Agreement and each other Loan Document notwithstanding that such Loan Document may specify that a particular Borrower is responsible for a given payment or performance; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each Credit Extension made hereunder as if such Credit Extension had been made directly to it; and
         (iii) agrees as a primary obligation to indemnify the Administrative Agent and each Lender, on demand, for and against any loss incurred by the Administrative Agent or any Lender as a result of any of the Obligations of any Borrower (the "subject Borrower") being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the subject Borrower or any other Person, the amount of such loss being the amount which the Administrative Agent or the Lenders (or any of them) would otherwise have been entitled to recover from the such subject Borrower.

                  (c) It is the intent of each Borrower that the indebtedness, obligations and liabilities under this Agreement of no one of them be subject to challenge on any basis related to any federal or state law dealing with fraudulent conveyances or any other law related to transfers for less than fair or reasonably equivalent value. Accordingly, as of the date hereof, the liability of each Borrower under this Section 2.3.3, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amounts sufficient to pay its probable net liabilities on its existing indebtedness as the same become absolute and matured ("Dated Liabilities") is and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end, each Borrower under this Section 2.3.3 (i) grants to and recognizes in each other Borrower ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or Borrowers, as the case may be, and (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 2.3.3. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that each Borrower will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section
         2.3.3 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.

                  (d) Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to the Administrative Agent and the Lenders regarding each Borrower, the corporate or other organizational structure of each Borrower and the present financial condition of each Borrower. Upon the occurrence of an Event of Default and so long as it is continuing, each Borrower hereby agrees that the Required Lenders shall have the right, in their sole credit judgment, to require that any or all of the following changes be made to the credit facilities contemplated in this Agreement: (i) restrict loans and advances between the Borrowers, (ii) establish separate Lockbox Accounts, Concentration Accounts and/or Obligation Accounts for each Borrower, (iii) separate the Revolving Credit Loans, Swing Line Loans and Letters of Credit into separate Revolving Credit Loans, Swing Line Loans and Letters of Credit to each of the Borrowers as shall be determined by the Required Lenders and (iv) establish such other procedures as shall be reasonably deemed by the Required Lenders to be useful in tracking where Revolving Credit Loans, Swing Line Loans and Letters of Credit are made under this Agreement and the source of payments received by the Lenders on such Credit Extensions.

                  (e) Each of the Borrowers hereby irrevocably and unconditionally agrees that it is jointly and severally obligated in respect of all Credit Extensions and other Obligations (including Letter of Credit Obligations), and that the aggregate amount of credit available hereunder to any of the Borrowers at any time shall be determined by taking into account all Letters of Credit Outstandings and all Loans outstanding, regardless of which of the Borrowers may be the beneficiary of any Letters of Credit or received the proceeds of any of the Borrowings. By executing this Agreement each of the Borrowers confirms to the other parties to this Agreement that the Company shall (and is hereby duly appointed by each of the Borrowers to) act as agent for the Borrowers for all purposes of requesting Loans and Letters of Credit, for purposes of allocation (to the extent permitted herein) of Letters of Credit and the proceeds of Loans, and for all other purposes of this Agreement pursuant to any provision identifying the Borrowers or any of them to take any action or receive any communication (regarding uses and the availability of credit hereunder, and otherwise). Each of the Borrowers further agrees that each of the Lenders and the Administrative Agent shall be entitled to deal as to these matters only with the Company and (to the extent contemplated herein) to act as to these matters in accordance with instructions or other communications from the Company. Neither the Lenders nor the Administrative Agent shall have any responsibility to any Borrower for acting as provided in this provision, and the Obligations of each of the Borrowers to the Administrative Agent or the Lenders shall not be affected by any matter relating to acts or omissions of the Company relating to Credit Extensions or otherwise as agent for the Borrowers hereunder.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York City time, on a Business Day, the Company may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $500,000 or an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the joint and several obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

         SECTION 2.6. Letter of Credit Issuance Procedures. By delivering to an Issuer and the Administrative Agent an Issuance Request on or before 12:00 noon, New York City time, on a Business Day, the Company may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter or longer notice as may be acceptable to such Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to such Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that such Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of any Borrower in such form as may be requested by the Borrowers and approved by such Issuer; provided, however, that no extension of the Stated Expiry Date of an outstanding Letter of Credit may provide for a Stated Expiry Date subsequent to the earlier of (a) the Commitment Termination Date and (b) one year from the date of such extension. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby jointly and severally acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is such Borrower or any other Borrower). Upon timely receipt of an Issuance Request and subject to all other terms and conditions of this Agreement, the Administrative Agent shall promptly notify the relevant Issuer and each Lender thereof and shall cause: (i) the Letter of Credit requested by the Issuance Request to be issued and (ii) the relevant Issuer to (A) comply with the terms and conditions of this Agreement relating to the Letter of Credit and (B) to fulfill the duties and obligations of an Issuer hereunder. Each Letter of Credit shall by its terms be stated to expire on a date (each, a "Stated Expiry Date") no later than one year from the date of its issuance.

                  2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Credit Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage of each such Letter of Credit, and the Issuer shall be deemed to have irrevocably granted and sold to each such Lender a participation interest in each such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and each such Lender shall, to the extent of its Percentage of each such Letter of Credit, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section
         2.6.2 and Section 2.6.3. In addition, each such Lender shall, to the extent of its Percentage of each such Letter of Credit, be entitled to promptly receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section 2.6.1 and
         Section 2.6.2, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

                  (b) Each Lender's obligation to reimburse the Issuer and purchase participation interests in Letters of Credit, as contemplated by this Section 2.6.1, Section 2.6.2 and Section 2.6.3, shall be absolute and unconditional and without recourse to the Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuer, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect, (iii) the acceleration or maturity of any Loans or the termination of any Commitment after the issuance of a Letter of Credit, (iv) any breach of this Agreement or any other Loan Document by any Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

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

                  2.6.2. Disbursements: Conversion to Loans. The Issuer will notify the Company and the Administrative Agent promptly of the presentment for payment of any drawing under any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment is required to be made (each such payment, a "Disbursement"); provided that the failure of an Issuer to give such notice shall not affect the Reimbursement Obligations of the Borrowers hereunder. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit on the Disbursement Date. Immediately, and in any event prior to 12:00 noon, New York City time, on the Disbursement Date, the Borrowers will (jointly and severally) reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, without presentment, demand, protest or other formalities of any kind. Unless a Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Date that it will reimburse the Issuer for the applicable Disbursement with funds other than the proceeds of Revolving Credit Loans or delivered to the Administrative Agent a Borrowing Request for Revolving Credit Loans in an amount equal to such Disbursement, the Borrowers will be deemed to have given a Borrowing Request to the Administrative Agent requesting that the Lenders make Revolving Credit Loans which shall be Base Rate Loans on the Disbursement Date in an amount equal to such Disbursement (or lesser amount if the aggregate amount of the Revolving Credit Loans available pursuant to Section 2.1.3 is less than the Disbursement); provided, that, such Revolving Credit Loans shall be subject to (A) the satisfaction of the conditions in Article V and (B) the existence of Revolving Credit Loan availability pursuant to Section 2.1.3 hereof (after giving effect to repayment of the applicable Reimbursement Obligations with the proceeds of the proposed Revolving Credit Loans). Subject to the preceding sentence, if so requested by the Administrative Agent, each of the Lenders shall, on the date of such Disbursement, make such Revolving Credit Loans in an amount equal to such Lender's Percentage of such Borrowing or the aggregate amount of the Revolving Credit Loans available pursuant to Section 2.1.3, as applicable, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuer to the extent of such proceeds. If the Borrowers fail to reimburse the applicable Issuer as provided above for any reason, including failure to satisfy the conditions of Article V or insufficient unused Revolving Credit Loan availability pursuant to Section 2.1.3, such Issuer shall promptly notify the Administrative Agent and the Administrative Agent shall notify each Lender of the unreimbursed amount of such Disbursement and of such Lender's respective participation therein based on such Lender's Percentage. Each Lender will pay to the Administrative Agent for the account of the applicable Issuer on the date of such notice, in immediately available funds, an amount equal to such Lender's Percentage of such unreimbursed Disbursement (or, if such notice is made after 1:00 p.m. (New York, New York time) on such date, on the next succeeding Business Day). If any Lender fails to make available to such Issuer, in immediately available funds, the amount of such Lender's Percentage in such unreimbursed Disbursement as provided in this Section 2.6.2, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for one Business Day and thereafter at the Base Rate for each day such amount remains unpaid to the Issuer. Nothing in this
Section 2.6.2 shall be deemed to prejudice the right of any Lender to recover from such Issuer any amounts made available by such Lender to such Issuer pursuant to this Section 2.6.2 if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer was wrongful and such wrongful payment was the result of gross negligence or willful misconduct on the part of such Issuer. The applicable Issuer shall pay to the Administrative Agent, and the

Administrative Agent to each Lender, such Lender's Percentage of all amounts received from the Borrowers for payment, in whole or in part, of the Reimbursement Obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to such Issuer in respect of such Letter of Credit pursuant to this Section 2.6.2.

                  2.6.3. Reimbursement. The joint and several obligation (a "Reimbursement Obligation") of the Borrowers under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into Revolving Credit Loans constituting a Base Rate Loan pursuant to
Section 2.6.2, and, upon such Borrower failing to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's obligation under Section 2.6.1 and Section 2.6.2 to reimburse the Issuer or fund its Percentage of any unreimbursed Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit or any other reason whatsoever, including those set forth in clause (b) of Section 2.6.5 below; provided, however, that after paying in full its Reimbursement Obligation (or, in the case of the Lenders, their Percentage of such Reimbursement Obligation) hereunder, nothing herein shall adversely affect the right of any Borrower or Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

                  2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default, after notice from the Administrative Agent, (a) an amount equal to all Letter of Credit Outstandings shall, without demand upon or notice to any Borrower or any other Person, be deemed to be due and payable to the Issuer (notwithstanding that such amount may not in fact have been so paid or disbursed); and (b) each Borrower shall be immediately jointly and severally obligated to Cash Collateralize all Letter of Credit Outstandings. At such time as the Event of Default giving rise to the obligation to Cash Collateralize all Letter of Credit Outstanding hereunder shall have been cured or waived, the Administrative Agent shall return all amounts then on deposit with the Administrative Agent pursuant to this Section 2.6.4 to the Company, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

                  2.6.5. Additional Letter of Credit Provisions.

                  (a) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in
         Article V, be subject to the conditions precedent that such Letter of Credit shall be in the form and contain such terms as shall be reasonably satisfactory to such Issuer, and that the Borrowers shall have executed and delivered such other instruments and agreements relating to the Letter of Credit as such Issuer shall have reasonably requested and that are not inconsistent with the terms of this Agreement, including the applicable Bank's Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

                  (b) EACH BORROWER AND, TO THE EXTENT SET FORTH IN SECTION 2.6.1, SECTION 2.6.2 AND SECTION 2.6.3, EACH LENDER, SHALL ASSUME ALL RISKS OF THE ACTS AND OMISSIONS OF OR MISUSE OF THE LETTERS OF CREDIT ISSUED BY SUCH ISSUER BY THE RESPECTIVE BENEFICIARIES OF SUCH LETTER OF CREDIT. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, SUCH ISSUER SHALL NOT BE RESPONSIBLE: (1) FOR THE FORM VALIDITY, SUFFICIENCY, ACCURACY, GENUINENESS OR LEGAL EFFECT OF ANY DOCUMENT SUBMITTED BY ANY PERSON IN CONNECTION WITH THE APPLICATION FOR OR ISSUANCE OF SUCH LETTERS OF CREDIT, EVEN IF IT SHOULD IN FACT PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, INACCURATE, FRAUDULENT OR FORGED; (2) FOR THE VALIDITY OR SUFFICIENCY OF ANY INSTRUMENT TRANSFERRING OR ASSIGNING OR PURPORTING TO TRANSFER OR ASSIGN ANY SUCH LETTER OF CREDIT OR THE RIGHTS OR BENEFITS THEREUNDER OR PROCEEDS THEREOF, IN WHOLE OR IN PART, WHICH MAY PROVE TO BE INVALID OR INEFFECTIVE FOR ANY REASON; (3) FOR ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN TRANSMISSION OR DELIVERY OF ANY MESSAGES, BY MAIL, CABLE, TELEGRAPH, TELEX OR OTHERWISE, WHETHER OR NOT THEY ARE IN CIPHER; (4) FOR ERRORS IN INTERPRETATION OF TECHNICAL TERMS; (5) FOR ANY LOSS OR DELAY IN THE TRANSMISSION OR OTHERWISE OF ANY DOCUMENT REQUIRED IN ORDER TO MAKE A DRAWING UNDER ANY SUCH LETTER OF CREDIT OR OF THE PROCEEDS THEREOF; (6) FOR THE MISAPPLICATION BY THE BENEFICIARY OF ANY SUCH LETTER OF CREDIT OF THE PROCEEDS OF ANY DRAWING UNDER SUCH LETTER OF CREDIT; AND (7) FOR ANY CONSEQUENCES ARISING FROM CAUSES BEYOND THE CONTROL OF SUCH ISSUER, INCLUDING THE ACTIONS OF ANY GOVERNMENTAL AUTHORITY. NONE OF THE ABOVE SHALL AFFECT, IMPAIR, OR PREVENT THE VESTING OF ANY OF SUCH ISSUER'S RIGHTS OR POWERS HEREUNDER. ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY ISSUER IN GOOD FAITH (AND NOT CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) SHALL BE BINDING UPON EACH BORROWER AND EACH LENDER, AND SHALL NOT PUT THE ISSUER UNDER ANY RESULTING LIABILITY TO ANY BORROWER OR ANY LENDER AS THE CASE MAY BE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN CLAUSE (7) ABOVE, NEITHER THE BORROWERS NOR ANY LENDER SHALL HAVE ANY OBLIGATION TO INDEMNIFY ANY ISSUER IN RESPECT OF ANY LIABILITY INCURRED BY SUCH ISSUER ARISING SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH ISSUER, AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION.

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

                  (c) Each Issuer will send to the Company and the Administrative Agent immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto. Upon issuance of any Letter of Credit or an amendment thereto, the Administrative Agent shall promptly notify each Lender of the terms of such Letter of Credit or amendment thereto, and of such Lender's Percentage of the amount of such Letter of Credit or amendment thereto, and the Administrative Agent shall provide to each Lender a copy of such Letter of Credit or such amendment thereto. Upon cancellation or termination of any Letter of Credit, the applicable Issuer shall promptly notify the Administrative Agent and the Company, and the Administrative Agent will then promptly notify each Lender of such cancellation or termination.

         SECTION 2.7. Register; Notes; Obligation Account; Reserves.

                  (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) of this Section 2.7, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on each Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations.

                  (b) (i)    Each Borrower hereby designates the Administrative
         Agent to serve as the Borrowers' agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section
         10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect any Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (b)(ii) of this Section 2.7, the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.7.

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

                      (ii) Each Borrower agrees that, upon written request to the Administrative Agent by any Lender, each Borrower will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations. Subject to the provisions of Section 10.11.1, a Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register. Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 10.11.1, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee. No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.7.

                  (c) In order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Borrowers on the Administrative Agent's books, the Borrowers have requested, and the Administrative Agent has agreed (subject to the provisions of clause
         (d) of Section 2.3.3) to handle accounts of the Borrowers on the Administrative Agent's books on a combined basis, all in accordance with the following provisions:

                           (i) In lieu of maintaining separate accounts on the Administrative Agent's books in the name of each of the Borrowers, the Administrative Agent shall maintain one account under the name of the Company (the "Obligation Account"). Credit Extensions made by the Lenders or any Issuer to the Borrowers or any of them will be charged to the Obligation Account, along with any and all fees, charges, expenses, indemnities or any other monies due under any Loan Document. The Obligation Account will be credited with all amounts received by the Administrative Agent from any of the Borrowers or from others for their account, including all amounts received by the Administrative Agent in payment of the applicable Obligations.

                           (ii) Each month the Administrative Agent will render to the Company one extract of the Obligation Account, which shall be deemed to be an account stated as to each of the Borrowers and which will be deemed correct and accepted by all of the Borrowers unless the Administrative Agent receives a written statement of exceptions from them within 30 days after such extract has been rendered by the Administrative Agent. Each of the Borrowers agrees that the

                  Administrative Agent, and the Lenders as applicable, shall have no obligation to account separately to any of the Borrowers.

                           (iii) In furtherance of the provisions set forth in Section 2.3.3, requests for Loans may be made by the Company as agent for the Borrowers and the Administrative Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the terms, conditions and provisions set forth in this Agreement. Each of the Borrowers agrees that the Administrative Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of (A) any Credit Extensions made to any of the Borrowers or (B) any of the Administrative Agent's or any other Lender's expenses and charges relating thereto. All Credit Extensions are made for the Obligation Account.

                           (iv) Each Borrower hereby states, acknowledges and agrees (A) that the handling of the accounts of the Borrowers in a combined fashion is done solely as an accommodation to the Borrowers and at their request, and that neither the Administrative Agent nor any Lender shall incur any liability to the Borrowers as a result hereof and (B) that each of the Borrowers requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement and expects to derive benefit specifically and materially from the advances of credit contemplated by this Agreement, directly or indirectly, and from such availability.

                  (d) Each Borrower and each Lender hereby agree with the Administrative Agent and each other Lender that, on each date on which any payment of interest, fees, principal or other amounts are due and owing under this Agreement or under any of the other Loan Documents, the Administrative Agent may, in its sole discretion, but without any obligation to do so and subject to all other terms of this Agreement (other than any of the conditions in Article V or any request for delivery of a Borrowing Request) cause a Borrowing of Revolving Credit Loans (which shall be Base Rate Loans) to be made on such date in an amount sufficient to satisfy in full all such payments of interest, fees, principal or other amounts which are then due hereunder, and, subject to Section 4.7 and Section 9.2, the Administrative Agent shall disburse the proceeds of such Borrowing to each Lender to satisfy all such Obligations which are then due and the Administrative Agent shall give the Borrowers notice of such advances.

                  (e) Without limiting any other rights or remedies of the Administrative Agent or any of the Secured Parties under any Loan Document, all Loans and Letters of Credit otherwise available to the Borrowers shall be subject to the Administrative Agent's continuing right, in its sole discretion, to establish an Availability Reserve.

                                  ARTICLE III
                    PAYMENTS; PREPAYMENTS; INTEREST AND FEES

         SECTION 3.1. Payments; Application; Lockbox Accounts; Power of Attorney; Charges to Obligation Account; No Discharge. Each Borrower hereby unconditionally, jointly and

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

severally, promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan and all unpaid and outstanding Reimbursement Obligations and to Cash Collateralize all outstanding Letters of Credit, in each case on the Maturity Date (or such earlier date on which the Obligations become due and payable pursuant to Article VIII). The Borrowers hereby further, jointly and severally, agree to pay interest on the unpaid Obligations from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 3.2. In addition, the Borrowers agree that the Loans shall be repaid and prepaid pursuant to the following terms.

                  3.1.1. Repayments and Prepayments. The Borrowers shall jointly and severally repay in full the unpaid principal amount of each Loan on the Commitment Termination Date. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, any Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans on the same Business Day, subject to advance notice received by the Administrative Agent on or before 1:00 p.m., New York City, time, on the Business Day of such prepayment; provided, however, that except to the extent the Obligations are paid pursuant to Section 3.1.3, each such partial prepayment shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $100,000 and an integral multiple of $10,000. Each notice of intent to make a prepayment shall specify the prepayment date, which Loans are being prepaid, the principal amount of the Loans to be prepaid and shall be irrevocable and shall commit the Borrowers to prepay such Loans by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving any notice given by the Company hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment. In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to clause (a) of Section 3.1.1, the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Line Loans and
         (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the then applicable Maximum Loan Amount, the Borrowers shall make a mandatory prepayment of Revolving Credit Loans or Swing Line Loans or, if necessary, Cash Collateralize all Letter of Credit Outstandings, as specified by the Company, in an aggregate amount equal to such excess.

                  (c) Concurrently with the receipt of any Net Disposition Proceeds by any Borrower or any Subsidiary of any Borrower, the Company shall deliver to the

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

         Administrative Agent a calculation of the amount of such Net Disposition Proceeds and the Borrowers or any of them shall make a mandatory prepayment of the Obligations in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in clause (b) of Section 3.1.2.

                  (d) Concurrently with the receipt of any Net Debt Proceeds by any Borrower or any Subsidiary of any Borrower, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds and the Borrowers or any of them shall make a mandatory prepayment of the Obligations in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in clause (c) of
         Section 3.1.2.

                  (e) Concurrently with the receipt of any Net Equity Proceeds by any Borrower or any Subsidiary of any Borrower, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds and the Borrowers or any of them shall make a mandatory prepayment of the Obligations in an amount equal to 100% of such Net Equity Proceeds, to be applied as set forth in clause (c) of
         Section 3.1.2.

                  (f) Promptly upon any acceleration of the Obligations pursuant to Section 8.2, the Borrowers shall jointly and severally pay in full all outstanding Loans and all unpaid and outstanding Reimbursement Obligations and Cash Collateralize, as applicable, all outstanding Letters of Credit, unless, pursuant to Section 8.2, only a portion of all the Obligations is so accelerated (in which case the portion so accelerated shall be so repaid and/or Cash Collateralized, as applicable).

                  (g) The Borrowers shall pay, together with each payment and/or prepayment of Loans and Reimbursement Obligations made as set forth in this Section 3.1.1 and elsewhere in this Agreement, accrued interest on the amount paid and/or prepaid and any amounts required pursuant to
         Section 4.4.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

                  3.1.2. Application. Amounts paid and/or prepaid pursuant to
Section 3.1.1 shall be applied as set forth in this Section 3.1.2.

                  (a) Subject to clause (b) of this Section 3.1.2, each payment and/or prepayment of the principal of the Loans shall be applied, to the extent of such payment and/or prepayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) Each prepayment of Obligations pursuant to clause (c) of
         Section 3.1.1 shall be applied first, to a mandatory prepayment of the outstanding Swing Line Loans until all outstanding Swing Line Loans have been repaid in full, second, to a mandatory prepayment of all outstanding Revolving Credit Loans until all outstanding Revolving Credit Loans have been repaid in full, and third, to Cash Collateralize all Letter of Credit Outstandings (provided that to the extent that the Lenders have funded their pro rata share of unpaid and outstanding Reimbursement Obligations to the Issuer, then such amounts

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

         shall be deemed to be part of Revolving Credit Loans for purposes of this clause (b) of Section 3.1.2). In addition, the Revolving Credit Commitment Amount shall be automatically and permanently reduced by the aggregate amount of Net Available Cash (as such term is defined in the Indenture) which is used to repurchase any Senior Secured Notes.

                  (c) Each prepayment of Obligations made pursuant to clauses
         (d) and (e) of Section 3.1.1 shall be applied pro rata to a mandatory prepayment of the outstanding amount of all Swing Line Loans, Revolving Credit Loans and Letter of Credit Obligations until the outstanding amount of all Obligations has been reduced to zero and all Letters of Credit have been Cash Collateralized. In addition, the Revolving Credit Commitment Amount shall be automatically and permanently reduced by the aggregate amount of Net Debt Proceeds and Net Equity Proceeds.

                  3.1.3. Matters Relating to Lockbox Accounts. All Receipts shall be managed as provided in this Section 3.1.3, except as otherwise expressly provided in this Agreement.

                  (a) The Borrowers shall, and shall cause each Subsidiary of each Borrower to, establish and maintain at their expense, with an Approved Depository Bank which has entered into a Lockbox Agreement with the Administrative Agent and the applicable Borrower or Subsidiary, deposit accounts (herein "Lockbox Accounts"), styled with names acceptable to the Administrative Agent to indicate the interests therein of the Administrative Agent and the Lenders. The Borrowers shall, and shall cause each Subsidiary of each Borrower to, ensure that all Receipts are either (i) paid directly from the relevant Account Debtors or other Persons, as applicable, into the Lockbox Accounts or
         (ii) following receipt by any Borrower or any Subsidiary of any Borrower, immediately deposited into a Lockbox Account, in each case in accordance with procedures and arrangements acceptable to the Administrative Agent and subject only to such changes as may be approved in advance by the Administrative Agent. The Borrowers shall, and shall cause each Subsidiary of each Borrower to, ensure that all Receipts, deposited and/or paid into the Lockbox Accounts are transferred directly or indirectly (in accordance with the aforementioned procedures and arrangements), on each Business Day, in immediately available funds, into a deposit account maintained by the Administrative Agent at a commercial bank selected by the Administrative Agent in its sole discretion and communicated to the Company (the "Concentration Account"). The Borrowers acknowledge that they waive and shall have no right to object to or seek to delay any such transfer to the Concentration Account or to cause any other application of any Receipts, deposited and/or paid into the Lockbox Accounts. The Borrowers shall accurately report on a weekly basis to the Administrative Agent all amounts deposited and/or paid into the Lockbox Accounts to ensure the proper transfer of funds as set forth above.

                  (b) Prior to the initial Credit Extensions, the Borrowers shall cause each Approved Depository Bank at which the Lockbox Accounts are maintained to enter into Lockbox Agreements providing for these daily transfers, acknowledging that the Receipts paid into, received or deposited in the Lockbox Accounts maintained with them are subject to the Lien of the Administrative Agent, for the benefit of the Administrative

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

         Agent and the Lenders, that such Approved Depository Bank has no Lien upon or right of setoff against any Lockbox Account and/or Concentration Account maintained with it or any of the Receipts received for deposit or deposited from time to time therein, and that, upon the request of the Administrative Agent, such Approved Depository Bank will wire or otherwise transfer, in immediately available funds, on each Business Day, all Receipts paid into, received or deposited in all Lockbox Accounts maintained with it to the Concentration Account.

                  (c) The Borrowers acknowledge that the Administrative Agent at all times will maintain the Concentration Account in its own name and that the Concentration Account and the Lockbox Accounts will be subject to the sole dominion and control of the Administrative Agent pursuant to this Agreement and the Lockbox Agreements, and the Borrowers agree (and agree to confirm to all Persons) that neither the Borrowers nor any Subsidiary of any Borrower shall at any time have any right to make any withdrawal from or give any instructions to any Approved Depository Bank with respect to the Lockbox Accounts or the Concentration Account.

                  (d) At all times when no Credit Extensions are outstanding and no Default or Event of Default is continuing, the Administrative Agent shall automatically cause the funds transferred to the Concentration Account pursuant to this Section 3.1.3 and the Lockbox Agreements to be released as promptly as practicable to the Borrowers, to such account with an Approved Depository Bank, which is subject to a Control Agreement, as may be designated by notice from the Company to the Administrative Agent. At all times when any Credit Extensions are outstanding or a Default or an Event of Default is continuing, the Administrative Agent shall apply (subject to the provisions of Section
         3.1.1 and Section 3.1.2), on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 3.1.3 and the Lockbox Agreements (i) first, to the payment of any and all fees and expenses then due and owing to the Administrative Agent; (ii) second, to the payment of any and all fees and expenses then due and owing to the other Lenders in accordance with their respective Percentages;
         (iii) third, to the payment of all accrued and unpaid interest on Swing Line Loans; (iv) fourth, to the payment of all accrued and unpaid interest on Revolving Credit Loans, to each Lender in accordance with each Lender's respective Percentage; (v) fifth, to reduce all Swing Line Loans until all outstanding Swing Line Loans have been paid in full; (vi) sixth, to the payment to the Lenders of, in accordance with their respective Percentages, all outstanding Revolving Credit Loans until all outstanding Revolving Credit Loans have been paid in full;
         (vii) seventh, to reduce all unpaid and outstanding Reimbursement Obligations; (viii) eighth, to Cash Collateralize all Letters of Credit; (ix) ninth, to the ratable payment of all other unpaid and outstanding Obligations, to each Secured Party in accordance with the proportion that the unpaid and outstanding Obligations to such Secured Party bears to the unpaid and outstanding Obligations to all Secured Parties; and (x) tenth, when a Default or Event of Default is continuing, for so long as any of the Obligations then due and payable are outstanding or this Agreement and/or the Commitments have not been terminated, any remaining funds shall continue to be held by the Administrative Agent as security for the Obligations pursuant to the terms hereof and the other Loan Documents and applied to any outstanding Obligations in accordance with clauses (i) through (ix) above until all Obligations have been paid in full, and all

         Commitments and this Agreement have been terminated. To the extent that any Receipts are not sent directly to the appropriate Lockbox Account but are received by any Borrower or any Subsidiary of any Borrower, such Receipts shall be held in trust for the benefit of the Administrative Agent and the Lenders and immediately remitted, in the form received, to the appropriate Lockbox Account for transfer to the Concentration Account. Each Borrower acknowledges and agrees that its compliance with the terms of this Section 3.1.3 is essential.

                  (e) All funds transferred from the Concentration Account for application to amounts owing by the Borrowers under this Agreement will be credited against the Obligation Account of the Borrowers on the next Business Day after the Administrative Agent's receipt of "collected funds" at the Concentration Account, if received no later than 12:00 noon (New York City time), or on the second succeeding Business Day, if received after 12:00 noon (New York City time). No checks, drafts or other instrument received in either a Lockbox Account or the Concentration Account shall be treated as received unless and until such checks, drafts or instruments have actually been collected. Except as otherwise expressly provided in this Agreement (including Section 3.1.1), the Administrative Agent shall, for value at the time specified above in this provision, apply the funds credited to the Concentration Account, first, to any expenses, indemnifications or fees owing pursuant to this Agreement or any other Loan Document, second, to interest on the Loans and Reimbursement Obligations being repaid and, third, to reduce the outstanding balance of the Loans and Reimbursement Obligations being repaid.

                  3.1.4. Power of Attorney. Each of the Borrowers hereby irrevocably appoints and makes each of the officers of the Administrative Agent the true and lawful attorney for such Borrower (without requiring any of them to act as such) with full power of substitution to, do the following: (a) endorse the name of such Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Borrower and constitute Receipts of such Borrower; (b) execute in the name of such Borrower any financing statements, schedules, assignments, instruments, documents, and statements that such Borrower is obligated to give to the Administrative Agent or any Lender under this Agreement or any other Loan Document; and (c) do such other and further acts and deeds in the name of such Borrower as the Administrative Agent may deem necessary or desirable to enforce the provisions of this Agreement or any other Loan Document or perfect the security interest in or Lien on any Collateral that is granted pursuant to any Loan Document to the Administrative Agent or any Lenders. In addition, if any Borrower breaches its obligation hereunder to direct Receipts to the appropriate Lockbox Account, the Administrative Agent, as the true and lawful attorney for such Borrower pursuant to this Section 3.1.4, and subject to any applicable law or regulation, may, by the signature or other act of any of the Administrative Agent's officers (without requiring any of them to do so), direct any Account Debtor or other applicable Person to make payments of or with respect to Receipts to the appropriate Lockbox Account.

                  3.1.5. Charges to Obligation Account. Each of the Borrowers hereby authorizes the Administrative Agent (in its sole discretion, but without any obligation to do so) to charge the Obligation Account with the amount of any and all payments due under this Agreement as such payments become due, including payments due under Sections 2.6, 3.1, 3.2, 3.3, 4.4, 4.5, 4.6, and 10.3. The
Borrowers hereby confirm that any charges which the Administrative Agent

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

may so make to the Obligation Account as provided in this Agreement or any other Loan Document may be made by the Administrative Agent without a Borrowing Request, whether or not a Default or Event of Default has occurred and without compliance with any of the other conditions precedent set forth in Article V and will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion.

         SECTION 3.2. Interest Provisions. Interest on outstanding Obligations shall accrue and be payable in accordance with the terms set forth in this
Section 3.2.

                  3.2.1. Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Company may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect, plus the Applicable Margin; provided that all Swing Line Loans shall always accrue interest at the relevant Applicable Margin for Loans maintained as Base Rate Loans; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period, plus the Applicable Margin.

Subject to Section 3.2.2, the Borrowers agree, jointly and severally, to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the relevant Applicable Margin plus the Alternate Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate or the Base Rate shall be effective as of the opening of business on the effective date of such change in the Federal Funds Rate or the Base Rate, as the case may be. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Alternate Base Rate until the circumstances giving rise to such inability no longer exist. Subject to Section 3.2.2, the Borrowers agree, jointly and severally, to pay interest in respect of the unpaid principal amount of each LIBO Rate Loan from the date thereof until payment in full thereof at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the LIBO Rate, but in no event to exceed the Highest Lawful Rate. All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate applicable to such LIBO Rate Loan.

                  3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrowers shall have become due and payable, the Borrowers shall jointly and severally pay, but subject in all cases to Section 10.18, interest (after as well as before judgment) on such amounts at a rate per annum equal to

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

the Alternate Base Rate from time to time in effect, plus the Applicable Margin, plus, a margin of 2%.

                  3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the Closing Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period;

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c) of this Section 3.2.3, on the date of such conversion; and

                  (f) on that portion of any Loans the Maturity Date of which is accelerated pursuant to Section 8.2, immediately upon such acceleration.

Interest accrued on Loans or any other monetary Obligations after the date such Loan or other monetary Obligation is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. Each Borrower agrees to pay the fees set forth below. All such fees once paid shall be non-refundable.

                  3.3.1. Commitment Fees. The Borrowers agree to pay, jointly and severally, to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any Commitments are suspended by reason of the inability of the Borrowers to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Commitment Termination Date, a non-refundable commitment fee, payable monthly in arrears, equal to, in each case on such Lender's Percentage of, the product of (a) the difference between (i) the Revolving Credit Commitment Amount and (ii) the sum of (A) the average daily outstanding balance of all Revolving Credit Loans, plus
(B) the daily average Stated Amount of all outstanding Letters of Credit; multiplied by (b) one-half of one percent (0.50%) (the "Commitment Fee"). All Commitment Fees payable pursuant to this Section 3.3.1 shall be calculated on a year comprised of 360 days and payable by the Borrowers in arrears on each Monthly Payment Date, commencing with the first Monthly Payment Date following the Effective Date, and on the Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Credit Commitment or otherwise be deducted from the Revolving Credit Commitment Amount for purposes of calculating the Commitment Fees to be paid by the Borrowers to the Lenders.

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                  3.3.2. The Administrative Agent's Fees. The Borrowers agree to pay, jointly and severally, to the Administrative Agent (a) for its own account, the fees set forth in the letter agreement referred to as the "Rate and Fee Letter" between CIT and the Company, dated as of November 19, 2002, and (b) the fees set forth in paragraph 8 of the letter agreement referred to as the "Commitment Letter" between CIT and the Company, dated as of November 19, 2002, in each case in the amount and on the date set forth in the applicable Fee Letter.

                  3.3.3. Letter of Credit Fees. The Borrowers agree to pay, jointly and severally, to the Administrative Agent, (a) all charges imposed on the Administrative Agent by the Issuer for Letters of Credit and (b) for the pro rata account of each Lender, an aggregate Letter of Credit fee on the daily average Stated Amount of each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and excluding the date of expiration or termination of such Letter of Credit computed at a per annum rate for each day equal to one and three-quarters percent (1.75%), such fees being payable monthly in arrears on each Monthly Payment Date and on the Commitment Termination Date. The Borrowers further agree to pay, jointly and severally, to each Issuer monthly in arrears on each Monthly Payment Date following the date of issuance of a Letter of Credit until the earlier of the expiration of such Letter of Credit and the Commitment Termination Date, an issuance fee agreed to by the Borrowers and the Issuer.

                  3.3.4. Early Termination Fee. The Borrowers agree to pay, jointly and severally, to the Administrative Agent, for the account of each Lender, an Early Termination Fee, in the applicable amount set forth in the definition thereof, in connection with any reduction or termination of the Revolving Credit Commitments or the Revolving Credit Commitment Amount or any termination of this Agreement, including pursuant to Section 2.2, Section 3.1 or
Section 8.2.

                  3.3.5. LIBO Rate Loan Fee. The Borrowers agree to pay, jointly and severally, to the Administrative Agent, for its own account, a $500 processing fee for each Borrowing and/or continuation of, or conversion of Loans into, LIBO Rate Loans, which fee shall be payable to the Administrative Agent on the date of such Borrowing, continuation and/or conversion, as the case may be.

                                   ARTICLE IV
                    CERTAIN LIBO RATE AND GUARANTY PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall reasonably determine (which determination shall, in the absence of manifest error and upon notice thereof to the Company and the Administrative Agent, be conclusive and binding on each Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

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

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Company and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided that, in such case, the Lenders shall use their reasonable efforts to obtain funding of the Loans at a rate comparable with the LIBO Rate (Reserve Adjusted) in other Eurodollar markets.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Each Borrower agrees, jointly and severally, to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Company in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) not recovered in connection with the redeployment of such funds (and excluding any loss of anticipated profits) as a result of:

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Section 4.1, Section 4.2, Article III or otherwise;

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

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor (unless due to the responsibility of the Lender or inability of the Lender to fund Credit Extensions in accordance with the terms hereof); or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor (unless due to the responsibility of the Lender or inability of the Lender to fund Credit Extensions in accordance with the terms hereof);

then, upon the written notice of such Lender to the Company (with a copy to the Administrative Agent), the Borrowers shall, jointly and severally, within five days of their receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall set forth the basis for requesting such amounts and shall, in the absence of manifest error, be conclusive and binding on each Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Company, the Borrowers shall, within five days following receipt of such notice (which notice shall be sent to the Company promptly (but in no event later than 180 days) after obtaining actual knowledge by such Lender of any such amounts owed by the Borrowers and the amount shall be conclusively determined by such Lender), jointly and severally, pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return to the extent allocable to such Lender's Commitments or the Credit Extensions made, or the Letters of Credit participated in by such Lender. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on each Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable, provided that the determination of such amount is made in good faith and in a manner generally consistent with such Secured Party's standard practice therefor.

         SECTION 4.6. Taxes. Each Borrower covenants and agrees as follows with respect to Taxes:

                  (a) Any and all payments by the Borrowers under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by the Borrowers to or on behalf of any Secured Party under any Loan Document, then:

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

                           (i) subject to clause (f) of this Section 4.6, if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                           (ii) the Borrowers shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i) of this Section 4.6) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrowers shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f) of this Section 4.6, each Borrower, on a joint and several basis, shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrowers shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority. If a Secured Party receives a refund in respect of any Non-Excluded Taxes or Other Taxes with respect to which any Borrower has paid additional amounts pursuant to this Section 4.6, it shall within 30 days from the date of such receipt pay over to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 4.6 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Secured Party and without interest (other than interest paid by the relevant jurisdiction or taxing authority with respect to such refund) the portion of such refund which, in the good faith judgment of such Secured Party, is attributable to the payment of such additional amounts by the Borrowers and in an amount as will leave such Secured Party in no better or worse position than it would have been in if the payment of such additional amounts had not been required; provided, however, that the Borrowers, upon the request of such Secured Party, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges payable to the relevant jurisdiction or taxing authority) to such Secured Party in the event such Secured Party is required to repay such refund to such jurisdiction or taxing authority. In addition, each Borrower, on a joint and several basis, shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrowers to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c) of this

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         Section 4.6, documentation evidencing the payment of Taxes or Other
         Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. Each Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrowers provided in this clause shall constitute a payment in respect of which the provisions of clause (a) of this Section 4.6, and this clause shall apply.

                  (e) As of the date on which any Lender becomes a party hereto, such Lender represents that it is either (i) a corporation organized under the laws of the United States or any State or is otherwise a "United States-person" within the meaning of Section 7701(a)(30) of the Code, (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement or (iii) entitled to complete exemption from United States withholding tax on interest imposed on or with respect to any payments of interest to be made pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States is a party, (B) because such payments to be received by it hereunder is effectively connected with a trade or business in the United States or (C) because it is a recipient of portfolio interest within the meaning of Section 871(h) or 881(c) of the Code. Each Non-U.S. Lender, on or prior to the date on which such non-U.S. Lender becomes a Lender hereunder shall deliver to the Company and the Administrative Agent either:

                           (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN or (B) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or

                           (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause
                  (e)(i) of this Section 4.6, (x) a certificate of a duly authorized officer of such Non-U.S. Lender in substantially the form of Exhibit L attached hereto to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of
                  Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

         In addition, each Non-U.S. Lender shall redeliver to the Company and the Administrative Agent the forms prescribed by this clause (e) of this Section
4.6 from time to time thereafter upon the request of the Company or the Administrative Agent or as required by applicable law or regulation and prior to the date of expiration of the most recently delivered form, but only for so long as such Non-U.S. Lender is legally entitled to do so.

                  (f) The Borrowers shall not be obligated to gross up any payments to any Lender pursuant to clause (a)(i) of this Section 4.6, or to indemnify any Lender pursuant to

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         clause (d) of this Section 4.6, in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause
         (e) of this Section 4.6, (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrowers shall be jointly and severally obligated to gross up any payments to any such Lender pursuant to clause (a)(i) of this Section 4.6, and to indemnify any such Lender pursuant to clause (d) of this
         Section 4.6, in respect of United States federal withholding taxes if
         (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrowers or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) of this
         Section 4.6, or to indemnify any such Lender pursuant to clause (d) of this Section 4.6, is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrowers.

                  (g) Each Lender also agrees at the reasonable request of the Borrowers to deliver to the Borrowers and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder; provided that the circumstances of the Lender at the relevant time and applicable laws make it legally entitled to do so. Each Person that shall become a Lender or a Participant pursuant to Section 10.11.1 or Section 10.11.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section 4.6; provided that in the case of a Participant, such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (h) Each Lender agrees that it will use reasonable efforts to designate an alternate lending office with respect to its LIBO Rate Loans affected by any of the matters or circumstances described in this
         Section 4.6 to reduce the obligation of the Borrowers to gross up any payments to any Lenders pursuant to clause (a)(i) of this Section 4.6, or to indemnify any Lenders pursuant to clause (d) of this Section 4.6, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its

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         sole discretion; provided that such Lender shall have no obligation to so designate an alternate lending office located in the United States. Any Lender claiming any additional amounts payable pursuant to this
         Section 4.6 shall use reasonable efforts (consistent with legal and regulatory restrictions) to deliver to the Borrowers or the Administrative Agent any certificate or document reasonably requested by any Borrower or the Administrative Agent if the delivery of such certificate or document would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (i) If any Lender that does not make a LIBO Rate Loan pursuant to Section 4.1 or Section 4.2, is subject to increased costs pursuant to Section 4.3, or is owed or reasonably anticipates being owed additional amounts pursuant to this Section 4.6 and fails to take action required under clause (h) of this Section 4.6, any Borrower shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided that (i) the obligations of any Borrower owing to the Lender being replaced (including such increased costs and any amounts payable under Section 4.4) that are not being assigned to the replacement Lender shall be paid in full to the Lender being replaced concurrently with such replacement, (ii) the replacement lender shall execute a Lender Assignment Agreement pursuant to which it shall become a party hereto as provided in Section 10.11.1, and (iii) upon compliance with the provisions for assignment provided in Section
         10.11.1 and the payment of amounts referred to in clause (i) of this
         Section 4.6, the replacement lender shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder.

         SECTION 4.7. Payments; Computations, etc. Unless otherwise expressly provided in any applicable Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by such Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Company. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of

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Sections 4.3, 4.4, 4.5, or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties entitled to receive such payment, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrowers agree that any Secured Party purchasing a participation from another Secured Party pursuant to this Section 4.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section 4.8 applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section
4.8 to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Event of Default and following the giving of notice described in Section 8.2, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify such Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 4.9 are in addition to any other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have under the Loan Documents, at law or in equity.

         SECTION 4.10. Guaranty Provisions. Each Borrower acknowledges and agrees that, whether or not specifically indicated as such in a Loan Document, all Obligations shall be joint and several Obligations of each individual Borrower, and in furtherance of such joint and several Obligations, each Borrower hereby irrevocably guarantees the payment of all Obligations of each other Borrower as set forth below.

                  4.10.1. Guaranty. Each Borrower hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations (of each other Borrower); provided, however, that each Borrower shall only be liable

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under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to such Borrower, voidable under applicable law (including those relating to fraudulent conveyance or fraudulent transfer), and not for any greater amount. This guaranty constitutes a guaranty of payment when due and not of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower or any other Person before or as a condition to the obligations of such Borrower hereunder.

                  4.10.2. Guaranty Absolute, etc. The guaranty agreed to above shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date. Each Borrower jointly and severally guarantees that the Obligations of each other Borrower will be paid strictly in accordance with the terms of each Loan Document under which such Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Borrower under this Agreement shall be joint and several, absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Loan Document; (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Borrower) of, or collateral securing, any Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any surety or any guarantor.

                  4.10.3. Reinstatement, etc. Each Borrower agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party, upon the insolvency, bankruptcy or reorganization of any other Borrower, any other Borrower or otherwise, all as though such payment had not been made.

                  4.10.4. Waiver, etc. Each Borrower hereby waives presentment for payment, demand, protest, notice of dishonor, promptness, diligence, notice of acceptance and any other notice (other than any notice expressly required in Article VIII) with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action

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against any other Borrower or any other Person (including any other guarantor)
or entity or any collateral securing the Obligations, as the case may be.

                  4.10.5. Postponement of Subrogation. etc. Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any Borrower, in respect of any payment made hereunder, under any other Loan Document or otherwise, until following the Termination Date. Any amount paid to any Borrower on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Borrower (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.8; provided, however, that if (a) any Borrower has made payment to the Secured Parties of all or any part of the Obligations; and (b) the Termination Date has occurred; then at such Borrower's request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Borrower, execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Borrower shall refrain from taking any action or commencing any proceeding against any Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under any Loan Document to any Secured Party.

                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, any Issuer to make the initial Credit Extensions shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1 to the satisfaction of the Lenders.

                  5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Borrower and each Subsidiary of a Borrower, (a) recent good standing certificates, certificates of existence and certificates of foreign qualification in such jurisdictions as the Administrative Agent shall require, and (b) a certificate, dated the Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's secretary or assistant secretary as to:

                         (i) resolutions of each such Person's Board of Directors then in full force and effect authorizing, to the extent relevant, all aspects of the transactions contemplated hereby applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

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                         (ii)       the incumbency and signatures of those of
                  its officers authorized to act with respect to each Loan Document to be executed by such Person (each an "Authorized Officer"); and

                         (iii) the completeness, accuracy, full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the secretary or assistant secretary of any such Person canceling or amending the prior certificate of such Person.

                  5.1.2. Confirmation Order. The Administrative Agent shall have received (a) a copy of the order entered by the Bankruptcy Court confirming the Plan of Reorganization (the "Confirmation Order"), which Confirmation Order (i) is effective and (ii) has not been stayed, vacated or reversed and is not subject to appeal; and (b) evidence reasonably satisfactory to it that the Confirmation Date shall have occurred.

                  5.1.3. Payment and Termination of Existing Credit Agreement. The Administrative Agent shall have received evidence reasonably satisfactory to it that all outstanding obligations under the Existing Credit Agreement shall be paid in full concurrently with the making of the initial Credit Extensions, plus all associated costs and expenses payable pursuant to the agreements evidencing such obligations, and all commitments under the Existing Credit Agreement shall have been terminated.

                  5.1.4. Projections. The Administrative Agent shall have received financial projections for each of the Borrowers (including balance sheets, income statements and statements of cash flows) for each month, commencing with January 2003, occurring for the next succeeding twelve month period, all in form and substance reasonably satisfactory to the Administrative Agent and such other information (financial or otherwise) as may be reasonably requested by the Administrative Agent.

                  5.1.5. Intercreditor Agreement. The Administrative Agent shall have received executed counterparts of the Intercreditor Agreement, dated as of the Closing Date, in each case duly executed and delivered by all parties thereto and in form and substance reasonably satisfactory to the Administrative Agent.

                  5.1.6. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate each Borrower shall agree and acknowledge that the statements made therein shall be deemed to be representations and warranties of such Borrower as of such date, and, at the time the certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  5.1.7. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, a Revolving Credit Note and, if applicable, a Swing Line Note, in the amount of each such Lender's Revolving Credit Commitment and, if

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applicable, the Swing Line Loan Commitment Amount, each such Note having been duly executed and delivered by an Authorized Officer of each Borrower.

                  5.1.8. Minimum Opening Liquidity Amount. The Administrative Agent shall have received evidence satisfactory to it (including a certificate and supporting calculations from the chief financial officer of the Company) that after giving effect to all Credit Extensions to be made on the Closing Date, the sum of (a) the amount of Excess Availability, plus, (b) the amount of cash on hand on the Closing Date (after giving effect to the transactions contemplated herein and in the Plan of Reorganization), is greater than or equal to $60,000,000.

                  5.1.9. Closing; Fees; Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to
Section 3.3 and Section 10.3.

                  5.1.10. Financial Information, etc. The Administrative Agent shall have received, with counterparts for each Lender, (a) audited consolidated financial statements of the Borrowers and their Subsidiaries for the fiscal year ended September 30, 2002 and (b) a pro forma consolidated balance sheet of the Borrowers and their Subsidiaries, as of the Closing Date, certified by the chief financial or accounting Authorized Officer of the Company or the Treasurer or any Assistant Treasurer of the Company, giving effect to the consummation of the initial Credit Extensions and all other transactions contemplated by this Agreement and the Plan of Reorganization.

                  5.1.11. Borrowing Base Certificate. The Administrative Agent shall have received, with copies for each Lender, an initial Borrowing Base Certificate, dated the Closing Date, in respect of Eligible Accounts and Eligible Inventory as of November 30, 2002, duly executed by the chief financial or accounting Authorized Officer, or the Treasurer or Assistant Treasurer of the Company, showing that Excess Availability (excluding any outstandings under the Existing Credit Agreement, but after taking into account the initial Credit Extensions to be made on the Closing Date and based on the Borrowing Base Amount as of November 30, 2002) is greater than or equal to $20,000,000.

                  5.1.12. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from (a) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent and (b) the General Counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent.

                  5.1.13. Merger. The Administrative Agent shall have received evidence satisfactory to it that (a) the Merger shall have been consummated and
(b) the Old Discount Notes shall have been cancelled and extinguished, in each case pursuant to and in accordance with the terms and conditions of the Plan of Reorganization, including Section 6.4 and Article X thereof and the Administrative Agent shall have received a copy of the certificate of merger filed under Delaware General Corporation Law Sections 253 and 303 evidencing the Merger.

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                  5.1.14. U.C.C. and Other Searches. The Administrative Agent
shall have received (a) the results of U.C.C.-1 searches conducted in State and county levels designated by the Administrative Agent in jurisdictions in which the Borrowers and the Subsidiaries of the Borrowers are organized, conduct business or have assets, which searches shall reflect the absence of Liens, other than Permitted Liens and Liens for which the Administrative Agent has received terminations and releases in form and substance reasonably satisfactory to it; and (b) copies of searches conducted with respect to all patents, trademarks and copyrights of the Borrowers at the applicable United States filing office.

                  5.1.15. Pledge Agreements. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of a Pledge Agreement from the Borrowers or each of them, dated as of the date hereof, duly executed and delivered by an Authorized Officer of each Borrower party thereto, together with certificates evidencing all of the issued and outstanding Capital Securities of any Subsidiary (other than a Foreign Subsidiary) owned by each Borrower, which certificate, in each case, shall be accompanied by undated instruments of transfer duly executed in blank.

                  5.1.16. Security Agreements, etc. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of a Security Agreement from the Borrowers or each of them, dated as of the date hereof, duly executed by an Authorized Officer of each Borrower party thereto, together with any promissory notes or other instruments or chattel paper to be delivered to any Secured Party pursuant to the terms thereof.

                  5.1.17. Insurance. The Administrative Agent shall have received, with copies for each Lender, certificates of the insurance policies evidencing coverage required to be maintained pursuant to the Loan Documents.

                  5.1.18. Lien Terminations and Releases. The Administrative Agent shall have received executed original copies of all terminations, releases and other documentation deemed necessary or appropriate by the Lenders to evidence the termination and release of all Liens (other than Permitted Liens) of any Person in the Properties of the Borrowers or any Subsidiaries of any Borrowers, including U.C.C.-3 termination statements.

                  5.1.19. Lockbox Accounts. The Borrowers and the Subsidiaries of the Borrowers shall have established the Lockbox Accounts with Approved Depository Banks as required pursuant to Section 3.1.3, Section 7.1.9 and
Section 7.2.19 and each such Approved Depository Bank shall have entered into a Lockbox Agreement with the Administrative Agent and each relevant Borrower or Subsidiary of a Borrower.

                  5.1.20. Perfection Certificate. The Administrative Agent shall have received the Perfection Certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Borrower.

                  5.1.21. Plan of Reorganization Effective. The Administrative Agent shall have received evidence reasonably satisfactory to it that (a) the sale of the PulpCo Business shall have been consummated in accordance with the Purchase Agreement and the Company shall have received net cash proceeds of not less than $300,000,000 from such sale, (b) the transaction

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contemplated by the Fibers Buyout Agreement shall have been consummated, (c) the
Company shall have executed and delivered the Indenture, (d) the Old 12 3/8% Secured Notes Indenture Trustee and the Creditors Committee shall have each executed motions or stipulations of dismissal with prejudice of any actions, appeals and proceedings filed by or on behalf of them in connection with the Chapter 11 Case, in form and substance reasonably satisfactory to the Lenders, and such motions or stipulations shall be in the possession of the Company on the Plan Effective Date for filing on or immediately after the Plan Effective Date, (e) the Borrowers shall have received or otherwise retained $80,000,000 in cash from the proceeds of the sale of the PulpCo Business, (f) the Confirmation Deposit shall have been made and (g) all other conditions precedent to the Plan Effective Date set forth in Section 10.3 of the Plan of Reorganization shall have been satisfied or waived.

                  5.1.22. Management Team. The Administrative Agent shall have received evidence reasonably satisfactory to it that there has not been any material change, and no such material change is contemplated or foreseen, with respect to the Company's senior management team.

                  5.1.23. Senior Secured Note Documents. The Administrative Agent shall have received fully executed copies of each Senior Secured Note Document, certified to be true, correct and complete by an Authorized Officer of the Company and such Senior Secured Note Documents shall be in form and substance satisfactory to the Lenders.

                  5.1.24. Updated Field Examination. If deemed necessary or appropriate by the Administrative Agent, the Administrative Agent shall have received an updated field examination of the books and records of the Borrowers, reasonably satisfactory to the Administration Agent, to be paid for by the Borrowers.

                  5.1.25. No Material Adverse Change. The Administrative Agent shall have received evidence reasonably satisfactory to it that there shall have been no material adverse change in the financial condition of any of the Borrowers since September 30, 2002.

                  5.1.26. Required Consents and Approvals. All required consents and approvals shall have been obtained and be in full force and effect with respect to the execution and delivery of this Agreement and the other Loan Documents and the transactions contemplated herein and in the Plan of Reorganization.

                  5.1.27. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and any Issuer to make any Credit Extension (including the initial Credit Extensions) shall be subject to the satisfaction of each of the conditions precedent set forth below.

                  5.2.1. Compliance With Warranties; No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5

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shall have occurred with respect to any other Indebtedness; without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in this Agreement and each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (b) the sum of the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Line Loans, together with the aggregate amount of all Letter of Credit Obligations, do not exceed the then applicable Maximum Loan Amount; and

                  (c) no Default shall have then occurred and be continuing.

                  5.2.2. Credit Extension Request, etc. Subject to Section 2.3.1 and Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by any Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by each Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

                  5.2.3. Borrowing Base Certificate. The Administrative Agent shall have received the timely delivery of the most recent Borrowing Base Certificate required to be delivered hereunder and Administrative Agent shall have received such further information regarding changes since the date of such Borrowing Base Certificate or matters not referred to therein as Administrative Agent shall deem necessary (including updated collateral as required under Section 7.1.1(j) or as otherwise deemed necessary by the Administrative Agent) to determine whether the requested Borrowing will result in a Default, cause the aggregate amount of outstanding Credit Extensions (including any unpaid and outstanding Reimbursement Obligations) to exceed the Maximum Loan Amount, or to otherwise determine if the then applicable Borrowing Base Amount is sufficient to support the requested Borrowing.

                  5.2.4. Payment of Fees. The Borrowers shall have paid to Administrative Agent the then unpaid balance of all fees then due and payable under and pursuant to this Agreement.

                  5.2.5. Post-Closing U.C.C. For any Credit Extension occurring on or after February 19, 2003, the Administrative Agent shall have received the results of U.C.C.-1 searches conducted in State and county levels designated by the Administrative Agent in jurisdictions in which the Borrowers or the Subsidiaries are organized, conduct business or have assets, which searches shall reflect the (a) the absence of Liens, other than Permitted Liens and Liens granted to secure the Obligations, and (b) that the Liens securing the Obligations are Liens senior to all other Liens (other than Permitted Liens).

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                  5.2.6. Satisfactory Legal Form. All documents executed or
submitted pursuant hereto by or on behalf of any Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and the other Loan Documents and to make Credit Extensions hereunder, each Borrower represents and warrants to each Secured Party as set forth in this Article VI.

         SECTION 6.1. Organization, etc. Each of the Borrowers and each of their respective Subsidiaries is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified and in good standing as a foreign entity could not reasonably be expected to have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party (except for failures to hold such governmental licenses, permits and other approvals which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) and to own and hold under lease its material property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization. Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Agreement and by each Borrower and each Subsidiary of each Borrower of each other Loan Document to which it is a party, are in each case within each such Person's powers, have been duly authorized by all necessary corporate (or other equivalent) action, and do not:

                  (a) contravene any (i) Organic Documents of such Person, (ii) material agreement or indenture (including the Indenture) binding on or affecting such Person, (iii) court decree or order binding on or affecting such Person or (iv) law or governmental regulation binding on or affecting such Person; or

                  (b) result in, or require the creation or imposition of, any Lien on any of such Person's Properties (except as contemplated by the Loan Documents or as otherwise permitted by this Agreement).

         SECTION 6.3. Government Approval; Regulation, etc. No material authorization or material approval or other action by, and no material notice to or material filing with, any Governmental Authority or regulatory body or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the due execution, delivery or performance by any Borrower or any Subsidiary of any Borrower of any Loan Document to which it is a party. No

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Borrower and no Subsidiary of a Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. Each Loan Document has been duly executed and delivered by the applicable Borrower and/or Subsidiary of a Borrower party thereto. Each Loan Document is a legal, valid and binding obligation of each Borrower and each Subsidiary of a Borrower party thereto, enforceable against each such Borrower and each such Subsidiary in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 6.5. Financial Information. The financial statements of the Borrowers and their Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.10 have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto), and present fairly subject, in the case of unqualified financial statements and other unaudited financial information, to normal recurring audit adjustments, the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the Borrowers and their Subsidiaries furnished pursuant to Section 7.1.1 have been, and will for periods following the Effective Date, be prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto), and do or will present fairly subject, in the case of unqualified financial statements and other unaudited financial information, to normal recurring audit adjustments, the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. No Material Adverse Change. Since September 30, 2002, there has been no material adverse change in the financial condition, results of operations, assets, business, properties or prospects of the Borrowers or their Subsidiaries, taken as a whole.

         SECTION 6.7. Litigation; Labor Controversies, etc. There is no pending or, to the knowledge of the Borrowers, threatened litigation, action, proceeding or labor controversy:

                  (a) affecting the Borrowers or any Subsidiary of the Borrowers, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding which could reasonably be expected to have a Material Adverse Effect; or

                  (b) which purports to affect the legality, validity or enforceability of any Loan Document.

         SECTION 6.8. Subsidiaries. There are no Subsidiaries of the Borrowers except those Subsidiaries (a) which are identified in Item 6.8 of the Disclosure Schedule or (b) which are

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permitted to have been organized or acquired in accordance with 7.2.4 and which are in compliance with the provisions of Section 7.1.8. None of the Foreign Subsidiaries of the Borrowers own any material assets or have any material liabilities.

         SECTION 6.9. Ownership of Properties. Each Borrower and each of their Subsidiaries owns (a) in the case of owned real property, good and indefeasible fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its Properties, free and clear in each case of all Liens or claims, except for Permitted Liens.

         SECTION 6.10. Taxes. Each Borrower and each of their Subsidiaries has filed all tax returns and reports required by any Governmental Authority to have been filed by it and has paid all Taxes and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, except for Priority Tax Claims to be paid under the Plan of Reorganization, and except where the failure to pay or file, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and except such Taxes and other governmental charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve consecutive month period prior to the Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan other than a standard termination under Section 4041(b) of ERISA, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrowers or any member of the Controlled Group of any liability, fine or penalty which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrowers or any of their Subsidiaries has been, and continues to be, owned or leased by the Borrowers and the Subsidiaries in compliance with all Environmental Laws except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (b) there have been no past, and there are no pending or (to the knowledge of the Borrowers) threatened (i) claims, complaints, notices or requests for information received by any Borrower or any of their Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrowers or any of their Subsidiaries regarding potential liability under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

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                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrowers or any of their Subsidiaries that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (d) the Borrowers and each of their Subsidiaries has been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (e) no property now or previously owned or leased by the Borrowers or any of their Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar State list of sites requiring investigation or clean-up which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrowers or any of their Subsidiaries that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) neither the Borrowers nor any of their Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar State list or which is the subject of federal, State or local enforcement actions or other investigations which may lead to material claims against the Borrowers or any of their Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrowers or any of their Subsidiaries that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrowers or any of their Subsidiaries which, with the passage of time, or the giving of notice or both, could reasonably be expected to give rise to material or contingent liability under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. Accuracy of Information.

                  (a) None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Borrower or any Subsidiary of any Borrower in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information

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

         hereafter furnished in connection with any Loan Document by or on behalf of any Borrower or any Subsidiary of any Borrower to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

                  (b) All written information prepared by any consultant or professional advisor on behalf of any Borrower or any Subsidiary of any Borrower which was furnished to the Administrative Agent or any Lender in connection with the preparation, execution and delivery of this Agreement has been reviewed by the Borrowers, and nothing has come to the attention of the Borrowers in the context of such review which would lead them to believe that such information (or the assumptions on which such information is based) is not, taken as a whole, true and correct in all material respects or that such information, taken as a whole, omits to state any material fact necessary to make such information not misleading in any material respect.

                  (c) Insofar as the Projections or any of the information described above includes assumptions, estimates, projections or opinions, the Borrowers have reviewed such matters and nothing has come to the attention of the Borrowers in the context of such review which would lead them to believe that such assumptions, estimates, projections or opinions, omit to state any material fact necessary to make such assumptions, estimates, projections or opinions reasonable and not misleading in any material respect. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions.

         SECTION 6.14. Regulations U and X. No Borrower or Subsidiary of a Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation
X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.14 with such meanings.

         SECTION 6.15. Senior Secured Notes. The Senior Secured Notes have been issued to the holders of Old 12 3/8% Secured Note Claims on or prior to the Closing Date in accordance with and pursuant to the terms of the Plan of Reorganization and the Indenture.

         SECTION 6.16. Solvency. On and after the Plan Effective Date, the Borrowers taken as a whole are, and each Borrower individually is, Solvent.

         SECTION 6.17. Intellectual Property Collateral. With respect to any Intellectual Property Collateral owned by the Borrowers or any of their Subsidiaries, the loss, impairment or infringement of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

                  (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

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                  (b) such Intellectual Property Collateral is valid and
         enforceable;

                  (c) the Borrowers and their Subsidiaries have made all necessary filings and recordations to protect their respective interests in such Intellectual Property Collateral, including (if permissible) recordations of all such interests in the Intellectual Property Collateral in the United States Patent and Trademark Office and/or the United States Copyright Office;

                  (d) the Borrowers and their Subsidiaries are the owners of their respective unencumbered right, title and interest in and to such Intellectual Property Collateral (except for Liens created under the Loan Documents and Permitted Liens and except for rights of licensees under licenses of such Intellectual Property Collateral in the ordinary course of business) and, to the knowledge of the Borrowers, no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party except for claims that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

                  (e) the Borrowers and their Subsidiaries have performed all acts and have paid all required fees and taxes required to maintain the registrations and applications for any such Intellectual Property Collateral that is material or necessary to the business of any Borrower or any of their Subsidiaries.

         SECTION 6.18. Ownership of Stock. The Company owns (directly or indirectly) free and clear of all Liens (other than the Liens securing the Obligations) 100% of the outstanding Capital Securities (whether voting or non-voting) of each other Borrower and each Subsidiary of each other Borrower, in each case on a fully diluted basis. There are no outstanding options, warrants or convertible securities with respect to the Capital Securities of any Borrower (other than the Company) or any Subsidiary of any Borrower.

         SECTION 6.19. Material Contracts. There are no Material Contracts other than the agreements listed in Item 6.19 of the Disclosure Schedule, as the same may be updated by the Company from time to time pursuant to Section 7.1.1(c).

                                  ARTICLE VII
                                   COVENANTS

         SECTION 7.1. Affirmative Covenants. Until the Termination Date, each Borrower agrees that it will, and will cause each of its Subsidiaries to, comply at all times with each of the following covenants set forth below.

                  7.1.1. Financial Information; Reports; Notices, etc. The Borrowers will furnish or cause to be furnished to the Administrative Agent and each Lender copies of the following financial statements, reports, notices and information:

                  (a) (i) as soon as available and in any event within fifty
         (50) days after the end of each of the first three Fiscal Quarters of each calendar year, an unaudited consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of income and cash

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

         flow of the Borrowers and their Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous calendar year and ending with the end of such Fiscal Quarter, and including (for each Fiscal Quarter ending on or after March 31, 2004) (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding calendar year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Company or the Treasurer or any Assistant Treasurer of the Company and (ii) as soon as available and in any event within thirty (30) days after the end of each calendar month (starting with the calendar month ending December 31, 2002), a copy of the consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such calendar month, and the related consolidated and consolidating statements of income and cash flow of the Borrowers and their Subsidiaries for such calendar month and for the period commencing at the end of the previous calendar year and ending with the end of such calendar month, and, in each case the consolidated balance sheet and statements of income and cash flow shall set forth in comparative form (x) the figures for the same period from the Projections and (y) monthly accounting periods ending in the immediately preceding calendar year (for each month ending on or after January 31, 2004) and certified by the chief financial or chief accounting Authorized Officer of the Company or the Treasurer or any Assistant Treasurer of the Company;

                  (b) as soon as available and in any event within ninety (90) days after the end of each calendar year, a copy of the consolidated and unaudited consolidating balance sheet of the Borrowers and their Subsidiaries, and the related consolidated and consolidating statements of income and cash flow of the Borrowers and such Subsidiaries for such calendar year, setting forth (for each calendar year ending on or after December 31, 2004) in comparative form the figures for the immediately preceding calendar year, audited (without any Impermissible Qualification) by independent public accountants of recognized national standing and stating that such consolidated financial statements present fairly the consolidated financial condition as of the end of such calendar year, and the consolidated results of operations and cash flows for such calendar year, of the Borrowers and their Subsidiaries in accordance with GAAP, applied on a consistent basis; provided, however that any consolidating statements delivered pursuant to this clause shall be unaudited;

                  (c) as soon as available and in any event within fifteen (15) days after the end of each calendar month, together with an updated
         Item 6.19 of the Disclosure Schedule, together with copies of any such new Material Contracts (if necessary), a Borrowing Base Certificate dated and reflecting amounts as of the close of business on the last day of such calendar month; provided, however, that, notwithstanding anything to the contrary contained herein, during any EBITDA Measurement Period (i) the Borrowers will deliver, in addition to the foregoing monthly Borrowing Base Certificate, no less frequently than the last Business Day of each calendar week, a Borrowing Base Certificate dated and reflecting amounts as of the close of business on the last day of the preceding calendar week (provided that such weekly Borrowing Base Certificate shall be calculated based on a methodology agreed upon between the Company and the Administrative Agent) and (ii) the Administrative Agent shall have the right in its

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         discretion to require the Company to change the frequency of delivery of Borrowing Base Certificates;

                  (d) as soon as possible and in any event within three (3) Business Days after any Borrower obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Company setting forth details of such Default and the action which the Borrowers or any of them have taken and/or propose to take with respect thereto;

                  (e) as soon as possible and in any event within three Business Days after the Borrowers obtain knowledge of (i) the occurrence of any adverse development with respect to any litigation, arbitration action, governmental investigation or proceeding or labor controversy or (ii) the commencement of any litigation, action, proceeding or labor controversy, in either of such cases which could reasonably be expected to have a Material Adverse Effect, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Borrower or any Subsidiary of any Borrower files with the SEC or any national securities exchange;

                  (g) promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan other than a standard termination under 4041(b) of ERISA, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower or any Subsidiary of any Borrower furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Borrower or any Subsidiary of any Borrower of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (h) promptly upon receipt thereof, copies of all "management letters" submitted to the Borrowers or any Subsidiary of any Borrower by the independent public accountants referred to in clause (b) of this
         Section 7.1.1 in connection with each audit made by such accountants;

                  (i) promptly following the mailing or receipt of any notice or report delivered under the terms of the Senior Secured Note Documents, copies of such notice or report;

                  (j) as of such dates as are designated by the Administrative Agent, the Borrowers shall make available to the Administrative Agent all information as is necessary for the Administrative Agent or a designee thereof to prepare a collateral report with respect to the Eligible Accounts and Eligible Inventory components included in the Borrowing Base Amount and such other information or materials as the Administrative Agent shall make the scope of such examination, and the Borrowers shall pay all travel and other out of pocket costs incurred by the Administrative Agent or its affiliates with respect to such collateral reports;

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                  (k) a summary of the insurance coverages of the Borrowers and their Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent; upon renewal of any such insurance policy, a copy of an insurance certificate summarizing the terms of such policy; and upon request of the Administrative Agent, copies of the applicable policies;

                  (l) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request;

                  (m) on or before the date which is thirty (30) days prior to the commencement of each calendar year of the Company, updated projections (including balance sheets, income statements and statements of cash flows) for each month occurring during the succeeding twelve month period (the "Projections"); and

                  (n) promptly upon the occurrence thereof (and in any event within three (3) Business Days), notice of (i) any amendment or replacement of any Material Contract on terms or conditions which are, in the aggregate, less favorable to the Borrowers in any material respect than the terms and conditions existing with respect to such Material Contract prior to such amendment or replacement, (ii) any termination of any Material Contract, (iii) any Material Adverse Effect or (iv) any plans to shut down, or cease production from, any facility at the Texas City Facility (excluding normal recurring shutdowns for maintenance purposes or any other shutdown that is not expected to last more than thirty (30) consecutive days);

                  (o) promptly upon the occurrence thereof (and in any event within three (3) Business Days), notify the Administrative Agent when and if any decision is made not to commence the production of acrylonitrile at the Texas City Facility on or before June 30, 2003, and, within thirty (30) days after any such notice, deliver revised Projections reflecting the impact of any such failure to commence such production; and

                  (p) on or before the date which is ninety (90) days after the Closing Date, an audited opening balance sheet for the Company and its Subsidiaries.

                  7.1.2. Maintenance of Existence; Compliance With Laws, etc. Each of the Borrowers will, and will cause each of their Subsidiaries to,

                  (a) except as otherwise permitted by Section 7.2.9, preserve and maintain its legal existence; and

                  (b) comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes and governmental charges imposed upon any of the Borrowers or any of their Subsidiaries or upon their Properties, except for the payment of any Taxes or governmental charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the applicable Borrower or Subsidiary.

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                  7.1.3. Maintenance of Properties. Each of the Borrowers will, and will cause each of their Subsidiaries to, maintain, preserve, protect and keep its and their respective Properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrowers and their Subsidiaries may be properly conducted at all times, unless the Borrowers have determined in good faith that the continued maintenance of such Property is no longer economically desirable (provided that any such determination with respect to any Property material to the operations of any Borrower or any Subsidiary of any Borrower shall be made only after consultation with the Administrative Agent).

                  7.1.4. Insurance. Each of the Borrowers will, and will cause each of their Subsidiaries to:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrowers and their Subsidiaries; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this
Section 7.1.4 for the Borrowers and their Subsidiaries shall (i) list the Administrative Agent on behalf of the applicable Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without 30 days' prior written notice to the Administrative Agent (provided that the Borrowers shall have five (5) Business Days after notice from the Administrative Agent to correct any insurance policy delivered to the Administrative Agent which does not comply with this clause (i)), and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

                  7.1.5. Books and Records. Each of the Borrowers will, and will cause each of their Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Company, to visit the offices of each Borrower to discuss such Borrower's financial matters with its officers and employees, and its independent public accountants (and each Borrower hereby authorizes such independent public accountant to discuss the financial matters of the Borrowers and the Subsidiaries of the Borrowers with each Secured Party or their representatives whether or not any representative of such Person is present) and to examine (and photocopy extracts from) any of its books and records. The Borrowers shall jointly and severally pay any fees of such independent public accountant incurred in connection with the Administrative Agent's exercise of its rights pursuant to this Section 7.1.5 at any time and any other Secured Party's exercise of their rights pursuant to this
Section 7.1.5 if a Default has occurred and is continuing.

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                  7.1.6. Intentionally Deleted.

                  7.1.7. Use of Proceeds. Each Borrower will apply the proceeds of Credit Extensions for working capital and general corporate purposes of the Borrowers consistent with this Agreement and for issuing Letters of Credit for the account of the Borrowers.

                  7.1.8. Borrowers; Security; etc. Each Borrower will, and will cause each Subsidiary that is not a Foreign Subsidiary to, execute any documents, financing statements, agreements and/or instruments, and take all further action (including filing financing statements) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Loan Documents (subject to Permitted Liens). Each Borrower will cause any subsequently acquired or created Subsidiary, that is not a Foreign Subsidiary, to become a party to this Agreement, as a "Borrower" hereunder, and to execute and deliver to the Administrative Agent a Joinder Agreement and each other applicable Loan Document (including a supplement to the applicable Security Agreement) in favor of the Secured Parties. In addition, from time to time, the Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to any now existing or hereinafter created or acquired Collateral, it being understood that it is the intent of the Secured Parties that the Obligations shall be secured by all Collateral owned by any Borrower and any Subsidiary of any Borrower, other than any Foreign Subsidiaries. Such security interests and Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent, and each Borrower shall deliver or cause to be delivered to the Lenders all such instruments and/or documents (including legal opinions, and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section 7.1.8.

                  7.1.9. Lockbox Accounts. Each applicable Borrower shall provide instructions to the appropriate Person as often as necessary to ensure that any and all Receipts of the Borrowers and the Subsidiaries of the Borrowers are deposited into Lockbox Accounts and that any and all amounts deposited in the Lockbox Accounts are transferred, either directly or indirectly, to the Concentration Account, to be applied against any outstanding Obligations as provided in clause (e) of Section 3.1.3; and no Borrower shall close or transfer any Lockbox Account, or, except as otherwise permitted in Section 7.2.19, open any new deposit account (a) with any financial institution other than an Approved Depository Bank, (b) without the prior written consent of the Administrative Agent and (c) without causing the bank where such Lockbox Account or new deposit account has been opened to be subject to a Lockbox Agreement.

                  7.1.10. Environmental Covenant. Each Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and Properties in compliance in all material respects with all Environmental Laws, keep (and, when applicable, obtain in a timely manner) all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance in all

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         material respects therewith, and handle all Hazardous Materials
         (including the disposition and storing thereof) in compliance with all applicable Environmental Laws which in the good faith judgment of the Company are of a material nature, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries from third parties relating to Releases of Hazardous Materials from its facilities and Properties or compliance with Environmental Laws which in the good faith judgment of the Company are of a material nature and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                  (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.10.

                  7.1.11. As to Intellectual Property Collateral. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, except in the exercise of its reasonable business judgment, do any act, or omit to do any act, whereby any item of material Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable other than upon the natural expiration of protective periods under applicable law. In addition, each of the Borrowers shall, and shall cause each of their Subsidiaries to:

                  (a) notify the Administrative Agent as soon as practicable if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable (other than upon the natural expiration of protective periods under applicable law), or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding the ownership by any Borrower or any Subsidiary of any Borrower of any material item of the Intellectual Properly Collateral or any Borrower's or any of its Subsidiaries' right to register the same or to keep and maintain and enforce the same;

                  (b) not file any application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office or the United States Copyright Office, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of any Borrower or any Subsidiary of any Borrower relating thereto or represented thereby.

                  (c) unless it is otherwise determined in the exercise of their reasonable business judgment, take all necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and

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         to maintain any registration of, any material item of the Intellectual
         Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b) of this
         Section 7.1.11).

                  7.1.12. ANEXCO Receivables. No Account owing by ANEXCO to the Borrowers or any of them shall be counted in the definition of Eligible Accounts unless the Borrowers (a) have previously granted (with the consent of BP, if required) to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and Lien on the rights of the Borrowers under the ANEXCO LLC Agreement and the BP Joint Venture Agreement with respect to any Accounts arising under such agreements, (b) cause all amounts received by ANEXCO by the applicable Account Debtor to be transferred to the Company at the times required by the ANEXCO LLC Agreement and the BP Joint Venture Agreement, (c) cause all amounts received by the Company from ANEXCO to be immediately transferred to a Lockbox Account as soon as such amounts are paid to the Company by ANEXCO, (d) promptly remit notice to the Administrative Agent with respect to any legal action commenced against ANEXCO or any Lien that is imposed on the assets of ANEXCO, in either case, of which any Borrower or any Subsidiary of any Borrower becomes aware, (e) to the extent that audited financial statements are prepared for ANEXCO, promptly provide the Administrative Agent with a copy of such financial statements (subject to the execution by the Administrative Agent of an appropriate confidentiality agreement in form and substance reasonably satisfactory to the Administrative Agent, the Company and BP), (f) provide notice to the Administrative Agent if the Borrowers have knowledge of the occurrence of any event with respect to ANEXCO that could reasonably be expected to have (x) a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of ANEXCO or (y) a Material Adverse Effect and (g) provide a detailed list of the Account Debtor with respect to such ANEXCO Account and provide such other information regularly provided by the Borrowers to the Administrative Agent with respect to all other Accounts included in Eligible Accounts. In addition, unless the Administrative Agent otherwise consents in writing, in the event that any Borrower or any Subsidiary of any Borrower (i) consents to the granting of any Lien by ANEXCO on any of its Accounts, (ii) transfers any of its rights or obligations under the ANEXCO LLC Agreement or the BP Joint Venture Agreement, including any membership interest in ANEXCO, in a manner which will result in the Board of Managers of ANEXCO being able to authorize the granting of any Lien on the ANEXCO Accounts without the consent of a Borrower or (iii) amends the ANEXCO LLC Agreement or the BP Joint Venture Agreement in any manner which extends the period of time during which ANEXCO must make any payment to any Borrower or any Subsidiary of any Borrower on account of sales of acrylonitrile to or through ANEXCO or permits the granting of any Lien on the ANEXCO Accounts without the consent of a Borrower, then all Accounts owing to the Borrowers by ANEXCO shall immediately cease to be Eligible Accounts.

         SECTION 7.2. Negative Covenants. Until the Termination Date, each Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that each Borrower will, and will cause each of its Subsidiaries to, perform or cause to be performed the obligations set forth below.

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                  7.2.1. Business Activities. No Borrower will, nor will any
Borrower permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the Effective Date and business activities reasonably related or incidental thereto.

                  7.2.2. Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than (without duplication):

                  (a) Indebtedness in respect of the Obligations;

                  (b) Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule and, provided that no Default or Event of Default then exists or would result therefrom, Indebtedness incurred for the purpose of refinancing the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule on No Less Favorable Terms and Conditions;

                  (c) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrowers and their Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a good faith dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness for borrowed money or Contingent Liabilities in respect thereof;

                  (d) Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (d) shall not at any time exceed $5,000,000 in the aggregate in any calendar year;

                  (e) unsecured Indebtedness owing by any Borrower to another Borrower;

                  (f) obligations for current Taxes which are not yet due or are being contested in good faith by appropriate action or proceeding promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefore and so long as no Liens, individually or in the aggregate, in excess of $2,000,000 outstanding at any one time have been filed with respect to such Indebtedness;

                  (g) Indebtedness of the Company evidenced by the Senior Secured Notes, and Indebtedness of any other Borrower in respect of its guaranty of such Senior Secured Notes and, subject to the terms and conditions of Section 7.2.7, refinancings of such Indebtedness on No Less Favorable Terms and Conditions;

                  (h) Indebtedness in respect of Hedging Obligations entered into in the ordinary course of business;

                  (i) Indebtedness for the construction or acquisition of property used in the ordinary course of business of the Borrowers and their Subsidiaries (provided, that such

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         Indebtedness is incurred within 60 days of the commencement of construction or acquisition) in an amount not to exceed $2,000,000 in the aggregate in any calendar year;

                  (j) Indebtedness, in an amount that does not exceed $10 million in the aggregate at any time outstanding, represented by premium financing or similar deferred payment obligations incurred with respect to insurance policies purchased in the ordinary course of business and consistent with past practice, provided that such premium financing or similar deferred payment obligations do not impact the insurance coverage relating thereto;

                  (k) other unsecured Indebtedness incurred after the Plan Effective Date and in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $5,000,000; and

                  (l) other Indebtedness incurred prior to the Plan Effective Date, which is an Other Secured Claim, provided that the aggregate of all such Other Secured Claims does not exceed $100,000 in the aggregate at any time outstanding, and provided further that all such Other Secured Claims are paid in full on or before the date which is the sixth (6th) month anniversary of the Closing Date.

provided, however, that no Indebtedness otherwise permitted by clauses (c), (d),
(g), (h), (i) or (k) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

                  7.2.3. Liens. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its Properties (including revenues and any Capital Securities of any Person), whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

                  (a) Liens securing payment of the Obligations;

                  (b) Liens existing as of the Effective Date and disclosed in
         Item 7.2.3(b) of the Disclosure Schedule, and extensions thereof and refinancings of such Indebtedness; provided, that no such Lien that secures Indebtedness shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date);

                  (c) Liens on the Indenture Collateral securing the Senior Secured Notes or, subject to clause (g) of Section 7.2.2 and Section 7.2.7, extensions, re-grants or renewals thereof in connection with any refinancing of the Senior Secured Notes on No Less Favorable Terms and Conditions;

                  (d) Liens on assets of the Borrowers securing Indebtedness of the type permitted under clauses (d) and (h) of Section 7.2.2; provided, that (i) such Liens are granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such lease, acquisition or

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         construction and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) Liens in favor of carriers, warehousemen, mechanics, repairmen, workmen, crews, materialmen and landlords, maritime Liens and other Liens imposed by law granted or imposed in the ordinary course of business for amounts not yet due or payable or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the Borrowers;

                  (f) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, surety and appeal bonds, government contracts, performance bonds, bids, leases or other similar obligations entered into in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (g) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (h) Permitted Real Estate Liens;

                  (i) Liens for Taxes (i) not at the time delinquent or (ii) which are being contested in good faith by appropriate action or proceeding promptly initiated and diligently conducted, if (in the case of Liens under this clause (ii)) such reserves as shall be required by GAAP shall have been made therefore and so long as such Liens, individually or in the aggregate, do not secure Indebtedness in excess of $2,000,000 outstanding at any one time;

                  (j) ordinary course of business Liens not described above or in the definition of Permitted Real Estate Liens that in any case do not secure any Indebtedness and that are not prior to any Liens securing the Obligations in an amount not to exceed $2,000,000 in the aggregate;

                  (k) the right of BP to purchase the interests of the Company under the order of the Bankruptcy Court approving the assumption of the acrylonitrile agreements with BP;

                  (l) Liens on assets (other than Collateral) that are the subject of capital projects between the Company and a third party that has production, operating or similar agreements with the Company, provided that such Liens are expressly limited to the assets directly financed by such third party for such capital project;

                  (m) Liens on assets (other than Collateral) incurred in the ordinary course of business of the Company and its Subsidiaries that do not secure Indebtedness and the value of which assets covered by such Liens do not exceed $10,000,000 in the aggregate;

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                  (n) other Liens consented to by Required Lenders; and

                  (o) Liens securing Other Secured Claims, provided that such Other Secured Claims do not exceed $100,000 in the aggregate at any time outstanding, provided further that such Liens are terminated and released on or before the date which is the sixth (6th) month anniversary of the Closing Date.

In addition, notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, no Borrower will, nor will any Borrower permit any of its Subsidiaries to grant, create, incur, assume or otherwise permit to exist any Liens on any Accounts, any inventory or any Capital Securities of any Subsidiary of any Borrower or on any dividends or other proceeds therefrom, other than Liens securing the Obligations.

                  7.2.4. Investments. The Borrowers will not, and will not permit any of their Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, other than the following (collectively, "Permitted Investments"):

                  (a) Investments existing on the Effective Date and identified in Item 7.2.4(a) of the Disclosure Schedule;

                  (b) the Company may make Investments in the other Borrowers which are Wholly-Owned Subsidiaries of the Company;

                  (c) Cash Equivalent Investments;

                  (d) the Borrowers may make Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (e) the Borrowers may make Investments which are Capital Expenditures;

                  (f) the Borrowers may make Investments in Persons constituting
         (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case, in the ordinary course of business;

                  (g) the Borrowers may make Investments consisting of routine loans or advances to employees of such Borrower (including payroll, travel and related expenses) in the ordinary course of business not to exceed $25,000 at any time outstanding to any one employee and $500,000 in the aggregate;

                  (h) Investments consisting of loans to finance the purchase of homes by employees who have been relocated by any Borrower or any Subsidiary of any Borrower in an aggregate principal amount outstanding at any one time not to exceed $500,000;

                  (i) Investments consisting of loans or advances by any Borrower to any employee stock ownership plan of, any Borrower; provided, that (i) the aggregate amount of any such loan or advance does not exceed 5% of the cash received by the Borrowers (either

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         directly or through a capital contribution from the Company) after the date hereof from any contemporaneous issuance or sale of any Capital Securities of the Company made in connection with or to provide part of the consideration for a direct or indirect acquisition by any Borrower of the Capital Securities of a third party that is not an Affiliate of any Borrower or all or substantially all of the assets of a third party or any business or division of a third party that is not an Affiliate of any Borrower, (ii) immediately after giving effect to such acquisition, the entity whose Capital Securities are acquired is a Borrower or the assets acquired are held by a Borrower, and (iii) any individuals that become employees of a Borrower in connection with such acquisition, to the extent eligible, are permitted to participate in the ESOP;

                  (j) Investments resulting from purchases of shares of the Capital Securities of the Company pursuant to put options arising under any employee stock ownership plan of, any Borrower, but only to the extent such purchases are expressly required by (i) the provisions of such employee stock ownership plan as in effect on the date hereof; or
         (ii) Section 409(h)(1)(B) of the Code and the regulations thereunder;

                  (k) the Borrowers may make Investments consisting of any deferred portion of the sales price or any non-cash portion of the consideration received by any Borrower in connection with any Disposition permitted under Section 7.2.10; and

                  (l) the Borrowers may make other Investments which do not exceed $2,000,000 in the aggregate at any time outstanding;

provided, however, that (x) any Investment which when made complies with the requirements of clauses (a), (b) or (c) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements and (y) no Investment otherwise permitted by clauses (e), (f), (g), (h), (i), (j), (k) or
(l) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

                  7.2.5. Restricted Payments. etc. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made by any Borrower to another Borrower or by any Subsidiaries to any Borrowers, except that (a) the Company may declare and deliver dividends payable solely in (i) shares of its Capital Securities or in options, warrants or rights to purchase shares of its Capital Securities or (ii) any cash in lieu of fractional shares which is payable on its preferred stock in accordance with the terms of the Company's Organic Documents as in effect as of the Closing Date, and (b) the Company may make contributions to any employee stock ownership plan of the Company or any other Borrower on behalf of the employees of the Borrowers and their Subsidiaries in the aggregate amount in any calendar year not to exceed 8% of payroll expense during such calendar year attributable to employees of the Borrowers and their Subsidiaries who are eligible to participate in such employee stock ownership plan.

                  7.2.6. Excess Availability and Monthly Minimum EBITDA. (a) The Borrowers will not permit Excess Availability, plus cash on hand, which is on deposit with an

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

Approved Depository Bank that is a party to a Control Agreement, at any time to be less than $20,000,000 for more than fifteen (15) consecutive days; provided that no Event of Default shall be deemed to have occurred under this clause (a) of this Section 7.2.6 if the Borrowers are otherwise in compliance with clause
(b) of this Section 7.2.6, and provided further that not more than twice in any calendar year and in all cases only during any EBITDA Measurement Period, upon the request of the Administrative Agent or the Required Lenders, the Company (at its expense) will deliver to the Lenders an updated appraisal of the inventory of the Borrowers in form and substance reasonably satisfactory to the Administrative Agent.

         (b) The Borrowers will not, at any time during any EBITDA Measurement Period, permit the EBITDA of the Borrowers to be less than the following amounts during the following calendar monthly periods set forth below opposite each such calendar month occurring during any applicable EBITDA Measurement Period:

 APPLICABLE MONTH                                       MINIMUM EBITDA
 ----------------                                       --------------
First Measurement Month                                   $  500,000

Second Month                                              $1,000,000

Third Month                                               $1,500,000

Thereafter, for each month, through and                   $2,333,000
  including the Twelfth Month

Thirteenth Month and for each month                       $2,000,000
  thereafter

provided, however, that for each calendar month period (other than the first 12 calendar month period in each EBITDA Measurement Period, such first 12 calendar month period being referred to herein as a "First EBITDA Measurement Period") set forth above that the EBITDA of the Borrowers exceeds the minimum EBITDA amount set forth above opposite such calendar month period, such excess (the "Excess EBITDA") shall be carried forward on a cumulative basis to the next calendar month period's calculation of minimum EBITDA of the Borrowers, provided, further, that Excess EBITDA from any calendar month period occurring during any First EBITDA Measurement Period may only be carried forward to a calendar month in such First EBITDA Measurement Period.

         In addition, upon the occurrence of any EBITDA Covenant Trigger Date, material Availability Reserves may be implemented for Accounts including those that are subject to any potential (as determined by Administrative Agent) disputes, set-offs, counterclaims or other claims or defenses, including rescission, cancellation or avoidance, whether by operation of law of otherwise, on the part of any Account Debtor or any other Person denying liability under any Account.

                  7.2.7. No Prepayment of Senior Secured Notes. The Borrowers will not, and will not permit any of their Subsidiaries to, refinance, make any payment or prepayment of principal of, or premium or interest on, the Senior Secured Notes or any other Indebtedness,

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

other than the Obligations and any Indebtedness permitted under clauses (b),
(c), (d), (e), (h) or (i) of Section 7.2.2; or redeem, retire, purchase, defease or otherwise acquire any of the Senior Secured Notes or any such other Indebtedness; or make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes, except
(a) provided no Default then exists or will result therefrom, the Borrowers may make regularly scheduled interest payments on the Senior Secured Notes, and (b) provided no Default then exists or would result therefrom, the Borrowers may make an "Asset Sale Offer" pursuant to and as required by Section 3.09 of the Indenture and purchase the principal amount of the Senior Secured Notes required to be purchased pursuant to Section 4.11 of the Indenture or refinance the Senior Secured Notes on No Less Favorable Terms and Conditions, provided, further that (i) with respect to any Asset Sale Offer, the Disposition relating to such Asset Sale Offer was permitted to be made under the Loan Documents, (ii) with respect to any Asset Sale Offer, any Net Disposition Proceeds with respect to such Disposition relating to such Asset Sale have been paid to the Administrative Agent and/or deposited into a Lockbox Account to be applied as provided in this Agreement, as the case may be, other than any Net Available Cash received from any Disposition of Indenture Collateral (but excluding in all cases any proceeds of Collateral), and (iii) with respect to any Asset Sale Offer of the Senior Secured Notes as permitted under clause (g) of Section 7.2.2, the Borrowers have delivered evidence satisfactory to the Administrative Agent and certified to by the chief financial or accounting Authorized Officer of the Company that the sum of (x) Excess Availability, plus (y) the cash on hand which is on deposit with an Approved Depository Bank that is subject to a Control Agreement will, immediately after such purchase of the Senior Secured Notes, be equal to or greater than $60,000,000 and will continue to be equal to or greater than $60,000,000 for the 180 day period immediately following such purchase of the Senior Secured Notes.

                  7.2.8. New Subsidiaries; Capital Securities. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) authorize or issue any Capital Securities (whether for value or otherwise) to any Person, other than (i) to any Borrower and (ii) any issuances of Capital Securities of the Company if no Change in Control results therefrom, (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Capital Securities of any Borrower or any Subsidiary of any Borrower or any option, warrant or other right to acquire any such Capital Securities; (c) create or acquire any new Subsidiaries of any of them; or (d) authorize or issue any preferred stock or other equity securities having a mandatory redemption right in favor of the holder thereof unless such redemption right is not so exercisable (in the absence of a contingency) on or prior to one year after the Maturity Date.

                  7.2.9. Consolidation, Merger, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with (collectively, to "Merge") any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person, except any Borrower (other than the Company) may Merge with and into the Company or another Borrower, and the assets or Capital Securities of any Borrower (other than the Company) may be purchased or otherwise acquired by any other Borrower.

                  7.2.10. Permitted Dispositions. The Borrowers will not, and will not permit any of their Subsidiaries to, Dispose of any Properties (including Accounts, inventory and Capital

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

Securities) to any Person in one transaction or series of transactions unless such Disposition is (a) a Permitted Disposition or (b) permitted by Section 7.2.9.

                  7.2.11. Modification of Certain Agreements. The Borrowers will not, and will not permit any of their Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in the Indenture, the Senior Secured Notes, any other Senior Secured Note Document or the Tax Sharing Agreement or the terms of any preferred stock, if any, in any manner that is adverse to the Lenders.

                  7.2.12. Transactions With Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of Properties or the rendering of services) with any Affiliate of any of them (other than between Borrowers or as listed on Item 7.2.12 of the Disclosure Schedule) unless such arrangement, transaction or contract (a) is on fair and reasonable terms no less favorable to the Borrowers or such Subsidiary than they could obtain in an arm's-length transaction with a Person that is not an Affiliate and (b) is of the kind which would be entered into by a prudent Person in the position of the Borrowers or such Subsidiary with a Person that is not one of their Affiliates.

                  7.2.13. Restrictive Agreements, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any contract, agreement or understanding prohibiting or in any way restricting:

                  (a) the granting, conveying, creation, imposition or assumption of any Lien or security interest on or in any Properties (including revenues) of any Borrower or any Subsidiary, whether now owned or hereafter acquired or which requires the consent of or notice to other Persons in connection therewith; .

                  (b) the ability of any Borrower or any Subsidiary of any Borrower to amend or otherwise modify any Loan Document; or

                  (c) the ability of any Subsidiary to make any sales or transfers or payments, directly or indirectly, to the Borrowers, or the ability of the Borrowers to make any sales or transactions or payments, directly or indirectly, to other Borrowers, including by way of dividends, distributions, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the Indenture or other Senior Secured Note Documents, or
(iii) in the case of clause (a) of this Section 7.2.13, any agreement governing any Indebtedness permitted by clause (d) of Section 7.2.2 as to the Properties permitted to be financed with the proceeds of such Indebtedness.

                  7.2.14. Sale and Leaseback. The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for

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

the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

                  7.2.15. Disposition of the Texas City Facility.
Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Company will not (i) permit any other Person (including any other Borrower or any Subsidiary of any Borrower) to own or (ii) Dispose of all or substantially all of, the Texas City Facility.

                  7.2.16. Capital Expenditures. The Borrowers will not, and will not permit any of their Subsidiaries to, make any Capital
Expenditures which, in the aggregate for all Borrowers and all Subsidiaries of all Borrowers, exceed the amounts set forth below opposite each applicable calendar year (each such amount, the "Limit Amount")

Calendar Year                         Limit Amount
-------------                         ------------
   2003                               $26,125,000

   2004                               $34,000,000

   2005                               $34,625,000

   2006                               $33,875,000

   2007                               $30,625,000

   2008                               $28,000,000

   2009                               $25,000,000

; provided, that, to the extent the aggregate amount of Capital Expenditures made in any calendar year is less than the Limit Amount set forth opposite such calendar year (and expressly excluding any Carry-Forward Amount added to the Limit Amount for such calendar year), then the lesser of (x) $5,000,000 or (y) the amount of the permitted Capital Expenditures not so made in such calendar year (such lesser amount, the "Carry-Forward Amount") may be added to the Limit Amount for the next succeeding calendar year, provided further that no Carry-Forward Amount may be added to any other calendar year.

                  7.2.17. Sale or Discount of Receivables. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, with or without recourse, for discount or otherwise, any notes receivable or Accounts except for the collection of Accounts or notes receivables that are not Eligible Accounts in the ordinary course of business consistent with past practices.

                  7.2.18. Unconditional Purchase Obligations. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into or be a party to, any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services, other than contracts for the purchase of natural gas.

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

                  7.2.19. Lockbox Accounts. The Borrowers will not, and will not permit any of their Subsidiaries to, have more than $2,500,000 in cash in the aggregate (as to all Borrowers and all Subsidiaries of the Borrowers) at any time outstanding which is not (a) on deposit in a Lockbox Account with an Approved Depository Bank which is subject to a Lockbox Agreement or (b) on deposit with an Approved Depository Bank which is subject to a Control Agreement, except that the Borrowers may deposit Net Available Cash from Dispositions of Indenture Collateral (but excluding in all cases any proceeds of Collateral) in the Indenture Collateral Account; provided that (i) such Disposition of Indenture Collateral is permitted under the Loan Documents, (ii) such Net Available Cash is used to either repurchase the Senior Secured Notes pursuant to Sections 3.09 and 4.11 of the Indenture (provided that such repurchase of the Senior Secured Notes is permitted under Section 7.2.7) or to replace such Indenture Collateral within one year from such Disposition of Indenture Collateral in accordance with Section 4.11(2)(A) of the Indenture, and
(iii) immediately after the occurrence of both of the events described in the preceding clause (ii), all remaining Net Available Cash is used to prepay the Obligations as provided in Section 3.1.2(b) or deposited in a Lockbox Account subject to a Lockbox Agreement, as applicable.

                  7.2.20. Excluded Subsidiaries. The Borrowers will not (a) permit any of the Excluded Subsidiaries to own any material assets or to have any operations other than the receipt of certain accounts receivable outstanding as of the Closing Date, the receipt of a tax refund to be paid to the Company and other Immaterial Operations in connection with the liquidation, winding-up and dissolution of the Excluded Subsidiaries pursuant to the Plan of Reorganization; (b) merge with, transfer any Properties to, or make any Investments in, any Excluded Subsidiary; or (c) permit the Excluded Subsidiaries to be in existence, and not to have otherwise been liquidated and dissolved, after June 19, 2003.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article VIII shall constitute an "Event of Default."

                  8.1.1. Non-Payment of Obligations. Any Borrower shall:

                  (a) fail to pay when due any payment or prepayment of principal on any Loan or any Reimbursement Obligation or fail to make any deposit of cash to Cash Collateralize any Letter of Credit Outstandings when required to do so under this Agreement, including pursuant to Section 2.6.4;

                  (b) fail to pay when due any interest on any Loan or Reimbursement Obligation and such failure shall remain unremedied for a period of three (3) days after such amount was due; or

                  (c) fail to pay when due any fee described in Article III or any other monetary Obligation, and such failure shall continue unremedied for a period of seven (7) days after such fee or other monetary Obligation was due.

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

                  8.1.2. Breach of Warranty. Any representation or warranty of any Borrower or any Subsidiary of any Borrower or any of such Person's officers made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) shall have been incorrect when made or deemed to have been made in any material respect.

                  8.1.3. Non-Performance of Certain Covenants and Obligations. Any Borrower shall default in the due performance or observance of any of its obligations under clause (d), (n) or (o) of Section 7.1.1, Section 7.1.4,
Section 7.1.7, Section 7.1.10, or Section 7.2, or any Borrower or any Subsidiary of any Borrower shall default in the due performance or observance of its obligations in respect of any such clauses or Sections, as applicable, as such clauses or Sections, as applicable, are incorporated by reference, or otherwise, in any Loan Document to which such Borrower or such Subsidiary is a party. Any Borrower shall default in the due performance or observance of any of its obligations under Section 3.1.3, clauses (a), (b), (c), (e) or (g) of Section
7.1.1 or Section 7.1.9, and such default shall continue unremedied for a period of five (5) Business Days.

                  8.1.4. Non-Performance of Other Covenants and Obligations. Any Borrower or any Subsidiary of any Borrower shall fail to observe or perform any of its obligations, covenants or agreements contained in any Loan Document executed by it (other than those referred to in Section 8.1.3), and, if capable of being remedied, such failure shall remain unremedied for a period of 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender.

                  8.1.5. Default on Other Indebtedness. (a) A default shall occur in the payment of any amount or amounts when due (subject to any applicable grace period), of any Borrower or any Subsidiary of any Borrower of any Indebtedness (other than Indebtedness described in Section 8.1.1), in excess of $5,000,000, whether at stated maturity, by acceleration, on demand or otherwise or (b) any Borrower or any Subsidiary of any Borrower shall fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness (other than the Obligations) of any Borrower or any Subsidiary of any Borrower in excess of $5,000,000 within any applicable grace, notice or cure period, or any other event shall occur, if the effect of such failure or other event is to accelerate or permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness or to require any of such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease any of such foregoing Indebtedness to be made, prior to its expressed maturity, or which such default shall continue unremedied for at least 30 days.

                  8.1.6. Judgments. Any judgment or order for the payment of money, individually or in the aggregate, in excess of $2,000,000, exclusive of
(a) any amounts covered by insurance (less any applicable deductible) and as to which the insurer has assumed the defense or has not finally declined coverage, and (b) any amounts covered by an indemnitor (with a long-term senior unsecured debt rating greater than BBB and Baa2 by S&P and Moody's) where such indemnitor has acknowledged, in writing, in form and substance reasonably satisfactory to the Administrative Agent, that it will indemnify such judgment or order, shall be rendered against one or more Borrowers or Subsidiaries of Borrowers and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the

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

entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

                  8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

                  (a) the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan other than a standard termination under Section 4041(b) of ERISA if, as a result of such termination, any such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

                  8.1.8. Change in Control. Any Change in Control shall occur.

                  8.1.9. Bankruptcy, Insolvency, etc. Any Borrower or any Subsidiary of any Borrower shall:

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                  (d) (i) commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) make a general assignment for the benefit of its creditors; (iii) have any case, proceeding or other action of a nature referred to in clause (i) above commenced against it which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iv) have any case, proceeding or other action commenced against it seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets and which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the

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

         entry thereof; (v) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or (iv) above; or (vi) generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

                  8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Borrower or any Subsidiary of any Borrower party thereto; any Borrower or any Subsidiary of any Borrower or any other party shall, directly or indirectly, assert in any pleading filed in any court or contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected senior Lien on all Collateral senior to all other Liens, other than Permitted Liens.

                  SECTION 8.2. Action if Event of Default. If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become due and payable, without notice or demand to any Person, and each Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings. If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and the Administrative Agent shall upon the direction of the Required Lenders, by notice to the Company, take one or more of the following actions, at the same or different times:

                  (a) terminate the Commitments of the Lenders;

                  (b) declare all or any portion of the Loans and other Obligations (including Reimbursement Obligations) then outstanding to be immediately due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid and/or accrued fees and any and all other Obligations, shall become immediately due and payable (and the Borrowers shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding;

                  (c) set-off amounts in any deposit or other accounts maintained with any Lender and apply such amounts to the Obligations; and

                  (d) exercise any and all remedies under the Loan Documents and/or under applicable law available to the Administrative Agent and the Lenders. The enumeration

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

         of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.1. Actions. Each Lender hereby appoints CIT as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section 9.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Administrative Agent may execute any of its duties under this Agreement and each other Loan Document by or through its employees, agents and attorneys-in-fact. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage of the Revolving Credit Commitment Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by any Borrower (and without limiting the obligation of any Borrower to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to the Administrative Agent's satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m., New York City time, on the day prior to a Borrowing, or Disbursement with respect to a Letter of Credit pursuant to Section 2.6.2, that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and such Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to

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such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Credit Extensions comprising such Borrowing.

         SECTION 9.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by each Borrower of its obligations hereunder or under any other Loan Document. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder (other than a statement, warranty or representation made by the Administrative Agent in writing), (b) the performance or observance of any of the covenants or agreements of any Person under any Loan Document, including any agreement by any Borrower to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent, (d) the existence or possible existence of any Default or Event of Default, or (e) the financial condition of any Borrower or any Subsidiary of any Borrower. Any such inquiry which may be made by the Administrative Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Administrative Agent and each Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent or any Issuer, as applicable, believe to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Company and all Lenders. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified in such notice. If the Administrative Agent at any time shall resign or be removed, the Required Lenders may, with the prior consent of the Company (which consent shall not be unreasonably withheld or delayed and which shall not be required if an Event of Default has occurred and is continuing) appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation or receiving notice of removal, then the retiring Administrative Agent may, on behalf of the Lenders, with the consent of the Company, which consent shall not be unreasonably withheld and which shall not be required if an Event of Default has occurred and is continuing, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive

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from the retiring Administrative Agent such documents of transfer and assignment as the successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as such, the provisions of (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit. Notwithstanding anything else to the contrary in this
Section 9.4, the Administrative Agent may at any time, without the consent of the Company, any Borrower or any Subsidiary of any Borrower or any Lender, appoint an Affiliate which is a commercial banking institution as a successor Administrative Agent.

         SECTION 9.5. Credit Extensions by Administrative Agent and Issuer. The Administrative Agent and any Issuer shall have the same rights and powers with respect to (a) in the case of the Administrative Agent, the Credit Extensions made by it or any of its Affiliates and (b) in the case of any Issuer, the Letters of Credit issued by it or any of its Affiliates, as any other Lender and may exercise the same as if it were not the Administrative Agent or an Issuer. The Administrative Agent, each Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if the Administrative Agent or Issuer were not the Administrative Agent or Issuer hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent, any Issuer and each other Lender, and based on such Lender's review of the financial information of each Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent, any Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each material notice or material request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrowers). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Administrative Agent, but that may be voluntarily furnished by the Borrowers to the Administrative Agent (either in their capacity as Administrative Agent or in its individual capacity).

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         SECTION 9.8. Reliance by Administrative Agent. The Administrative Agent
shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper
Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section 9.8, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Borrower or any Subsidiary of any Borrower for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and any Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Borrower or any Subsidiary of any Borrower.

         SECTION 9.9. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or a Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers; Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by each Borrower party thereto and the Required Lenders; provided, however, that no such amendment, modification or waiver shall be effective which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders unless consented to in writing by each Lender;

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                  (b) (i) modify this Section 10.1, or clause (a) of Section
         10.10, (ii) change the definition of "Required Lenders", (iii) reduce any fees described in Article III, (iv) release all or substantially all of the Collateral (except in each case as otherwise specifically provided in this Agreement, the Intercreditor Agreement, a Pledge Agreement or a Security Agreement) without the written consent of each Lender adversely affected thereby, (v) amend, modify or waive the provisions of Section 3.1.1 or Section 3.1.2 or clause (b) of Section
         2.2.2 or (vi) extend the Commitment Termination Date, in each case, without the written consent of each Lender adversely affected thereby;

                  (c) permit outstanding Credit Extensions to exceed the Maximum Loan Amount or increase the Revolving Credit Commitment Amount without the consent of each Lender or increase the Revolving Credit Commitment of any Lender without the written consent of such Lender;

                  (d) (i) extend the final Maturity Date, (ii) reduce the principal amount of or rate of interest on any Loan or reduce any fee payable to any Lender or (iii) extend the date on which any principal payment, interest or fees are payable on any Loans, in each case without the written consent of each Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

                  (f) affect adversely the interests, rights or obligations of the Administrative Agent, any Issuer or, the Swing Line Lender (in its capacity as the Administrative Agent, Issuer or, the Swing Line Lender), unless consented to in writing by the Administrative Agent, any Issuer or, the Swing Line Lender, as the case may be;

                  (g) change the definition of "Availability Block," "Borrowing Base Amount," "Eligible Account," "Eligible Inventory," "Excess Availability," or "Maximum Loan Amount" or any of the definitions used within those definitions in each case if the effect of such change would be to require a Lender to make or participate in a Credit Extension in an amount that is greater than such Lender would have had to make or participate in immediately prior to such amendment, modification or waiver without the written consent of each Lender; provided, however, nothing contained in this clause shall limit the Administrative Agent's ability to adjust the Availability Block, Borrowing Base Amount, the amount of Eligible Accounts, or Eligible Inventory, the Excess Availability, the Maximum Loan Amount or any of the definitions used within such definitions, in each case to the extent otherwise permitted by this Agreement;

                  (h) have the effect (either immediately or at some later time) of enabling the Borrowers to satisfy a condition precedent set forth in
         Section 5.2 to the making of a Loan or the issuance of a Letter of Credit without the written consent of the Required Lenders; or

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                  (i) amend the Security Documents without the consent of the
         Required Lenders or the Intercreditor Agreement without the consent of the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 10.1, the Administrative Agent may, without the consent of any Lender, execute amendments or modifications of any Loan Document to cure any ambiguity, omission, defect or inconsistency therein. No failure or delay on the part of the Administrative Agent, any Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower or any Subsidiary of any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         For purposes of this Section 10.1, the Administrative Agent shall have primary responsibility, together with the Company, in the negotiation, preparation and documentation relating to any amendment, modification or waiver of this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section 10.1.

         SECTION 10.2. Notices; Time. All notices, requests and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule II hereto or, in the case of a Lender which becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice (a) if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when it has been received or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received). Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

         SECTION 10.3. Payment of Costs and Expenses. Each Borrower, jointly and severally, agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of Baker Botts, L.L.P., counsel to the Administrative Agent and of local or foreign counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with:

                  (a) the syndication of the Loans, the negotiation, preparation, execution, and delivery of this Agreement and of each other Loan Document, including schedules, opinions and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are

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         consummated and the consummation and administration of the transactions contemplated hereby and thereby;

                  (b) the filing, recording or refiling or rerecording of any Loan Document and/or any U.C.C. financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms of any Loan Document;

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document;

                  (d) post-closing lien searches required pursuant to Section 5.2.5;

                  (e) the enforcement or preservation of any rights under this Agreement, any Loan Document, or any other document related thereto; and

                  (f) all Indemnified Liabilities.

Each Borrower further jointly and severally agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other similar Taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit or any other Loan Documents. Each Borrower also agrees to jointly and severally reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent or such Lender in connection with (i) the negotiation of any restructuring or "work out", whether or not consummated, of any Obligations and (ii) the enforcement of any Obligations. In addition, the Borrowers jointly and severally also agree, subject to the terms of this Agreement, to reimburse the Administrative Agent on demand for all reasonable third party administration, audit and monitoring expenses incurred in connection with determinations in respect of Eligible Accounts, Eligible Inventory and/or any other matters concerning the Borrowing Base Amount. The payments to be made under clause (a) of this Section 10.3 shall be made on the Closing Date and all other payments under this Section 10.3 shall be made on demand.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, each Borrower jointly and severally indemnifies, exonerates and holds the Administrative Agent, each Issuer and each Lender and each of their respective partners, trustees, officers, directors, attorneys, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

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                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Plan of Reorganization, the Existing Credit Agreement, and all documents related thereto;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit Extension hereunder but excluding any such action in which a court of competent jurisdiction in a final non-appealable judgment determined that such Lenders breached their obligations hereunder in respect of such Credit Extension);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any Subsidiary thereof of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or Subsidiary; or,

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Borrower or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. Each Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, such Borrower's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of such Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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         SECTION 10.5. Survival. The obligations of each Borrower under Sections
4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement (including in the event of any release of any Borrower pursuant to the terms of this Agreement), the payment in full in cash of all Obligations, the termination of all Commitments and any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts; Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto other than the Administrative Agent and the Company expressly waives its rights to receive originally executed documents other than with respect to any Notes) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first above written when counterparts hereof executed on behalf of each Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP98 RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES, THE LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

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                  (a) no Borrower may assign or transfer its rights or
         obligations hereunder without the prior written consent of the Administrative Agent and all Lenders other than pursuant to Section 7.2.9; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

                  10.11.1. Assignments. Any Lender (an "Assignor Lender") may, with notice to the Administrative Agent and the Company, and with the written consent (whether by originally executed counterpart or electronic copy thereof) of the Company (provided that such consent of the Company shall not be (x) unreasonably withheld or delayed, (y) required in the case of assignments made to an Affiliate of either a Lender or the Administrative Agent, or (z) required at any time when an Event of Default shall have occurred and be continuing), assign and delegate to any commercial bank, fund which is regularly engaged in making, purchasing or investing in loans or securities or any other financial institution or commercial finance company (an "Eligible Assignee"), all or any fraction of such Lender's total Loans, participations in each Letter of Credit and Letter of Credit Outstandings with respect thereto and Commitments (each such Eligible Assignee to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender") in a minimum aggregate amount equal to the lesser of (i) $5,000,000 or (ii) the then remaining amount of such Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in
Section 4.6 and each Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (A) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to each Borrower and the Administrative Agent by such Lender and such Assignee Lender, (B) the Assignor Lender and such Assignee Lender shall have executed and delivered to each Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and (C) the processing fees described below shall have been paid, if required. From and after the "Settlement Date" (as that term is defined in each Lender Assignment Agreement), (i) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (ii) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within ten Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, if the Assignor Lender or Assignee Lender so requests, the Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender), new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and

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Commitments retained by the Assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Notes. Accrued interest and accrued fees on the Credit Extensions prior to assignment shall be paid to the Assignor Lender and following assignment shall be paid to the Assignee Lender at the same time or times provided in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation is by a Lender to its Affiliate or to a Related Fund, or if such assignment and delegation is by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee), as provided below. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Nothing contained in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee; provided, that any such assignment to a trustee shall be subject to the provisions of this Section 10.11.1. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the Borrowers (with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed) shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section 10.11.1, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section 10.11.1) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in each Letter of Credit and Letters of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

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                  (a) no participation contemplated in this Section 10.11.2
         shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations and such Participant shall not become a Lender hereunder unless such Lender and such Participant comply with the provisions set forth in this Section 10.11.2;

                  (c) each Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, a decrease in the principal amount, or an extension of the Maturity Date, of any Loan in which such Participant has purchased a participating interest or a release of all or substantially all of the Collateral under the Loan Documents or any Borrower, in each case except as otherwise specifically provided in a Loan Document; and

                  (e) the Borrowers shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Borrower acknowledges and agrees, subject to clause (a) of this Section 10.11.2, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

         SECTION 10.12. Confidentiality. The Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                  (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of

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         non-public information to agree (i) to be bound by this Section 10.12, and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by any Borrower or any Subsidiary.

         SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Secured Parties from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.14. Forum Selection and Consent to Jurisdiction. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, EACH ISSUER, THE LENDERS OR THE BORROWERS THAT IS BROUGHT IN THE STATE OF NEW YORK SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AND EXPRESSLY AND IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS ITS DOMICILE AND ADDRESS FOR SERVICE OF PROCESS FOR PURPOSES OF ANY ACTION AS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH IN THIS AGREEMENT, AND AGREES THAT SERVICE UPON SUCH AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT SERVICE OF PROCESS UPON ANY BORROWER OR ITS SUCCESSORS AND ASSIGNS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW,

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

SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON IT. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE ISSUER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING AGAINST SUCH BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS, EACH ISSUER AND THE BORROWERS HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, EACH ISSUER OR THE BORROWERS RELATED THERETO. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.16. Certain Collateral Matters. The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release or modify any security interest or Lien granted to or held by the Administrative Agent (a) on any Collateral subject to the Security Documents on the Termination Date; (b) on any property Disposed of as

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

part or in connection with any Permitted Disposition; (c) on any property in which the Borrowers owned no interest at the time the security interest and/or Lien was granted or at any time thereafter owns no interest; (d) on property leased to the Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrowers to be, renewed or extended; (e) on an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full or (f) if approved, authorized or ratified in writing by the applicable Required Lenders or each Lender required by Section 10.1. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release or modify particular types or items of collateral pursuant to this
Section 10.16. Additionally, the Lenders hereby irrevocably authorize the Administrative Agent to enter into the Intercreditor Agreement and each of the Lenders agree to be bound by all of the terms and conditions contained therein.

         SECTION 10.17. ANEXCO Information.

                  (a) The Administrative Agent and each of the Lenders agrees that (i) it shall hold all non-public information of ANEXCO obtained pursuant to this Agreement (the "ANEXCO Information"), including account obligor information with respect to the accounts receivable of ANEXCO, in strict confidence, (ii) it will not disclose any of the ANEXCO Information to any Person other than (A) the Administrative Agent or any Lender, (B) its employees who need to know the ANEXCO Information in connection with the transactions contemplated by this Agreement, who are informed of the confidential nature of the ANEXCO Information and who agree to abide by and act in accordance with the terms of this Section 10.17 to the same extent as if they were parties hereto, (C) its examiners, outside auditors, counsel and other professional advisors in connection with this Agreement, (D) any Person that has become, in accordance with the requirements of this Agreement, a bona fide transferee, participant or assignee of the interest of any Lender under this Agreement and (E) any governmental agency or representative thereof as required or requested pursuant to legal process, and (iii) it shall use the ANEXCO Information only in connection with this Agreement and not for any other purpose; provided, however, this Section 10.17 shall not apply (A) if and to the extent that any of the ANEXCO Information (x) was or becomes generally available to the public other than by disclosure by the Administrative Agent or any Lender or any of their respective employees, agents, examiners, outside auditors, counsel, other professional advisors, transferees, participants or assignees or (y) was or becomes available on a non-confidential basis from a source other than the Borrowers, ANEXCO or BP, or (B) to the extent reasonably required in connection with the enforcement of any Loan Document (collectively "Excluded Information").

                  (b) The Administrative Agent and each of the Lenders agrees that:

                           (i) it will cause its employees, outside auditors, counsel and other professional advisors to observe the terms of this Section 10.17 and will be responsible for any breach of this Section 10.17;

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

                           (ii) any outside auditor, counsel or professional advisor (other than those outside auditors, counsel or professional advisors regularly providing such services to such Lender or to the Administrative Agent) to whom it proposes to disclose any ANEXCO Information other than the Excluded Information must be approved by BP or ANEXCO prior to such disclosure, such approval not to be unreasonably withheld or delayed;

                           (iii) prior to disclosing any information to a transferee, participant or assignee pursuant to this Section 10.17, it will require such transferee, participant or assignee to agree to be bound by this Section 10.17; and

                           (iv) unless specifically prohibited by applicable law or court order, it will (A) notify BP and ANEXCO of any request by any governmental agency or representative thereof (other than any request in connection with a routine examination of its financial condition by such governmental agency) for disclosure of any ANEXCO Information other than Excluded Information at least five business days prior to disclosure of such ANEXCO Information other than Excluded Information (or if prior notification of such length is not reasonably practicable under the circumstances, as soon as is reasonably practicable under the circumstances but in any event prior to such disclosure) and (B) permit BP and ANEXCO to file or otherwise make an objection with the relevant governmental agency or representative thereof to the disclosure of such ANEXCO Information.

                  (c) The Administrative Agent and each of the Lenders acknowledges that the ANEXCO Information other than the Excluded Information may be of a competitively sensitive nature and agrees to hold all of the ANEXCO Information other than the Excluded Information in accordance with it customary procedures for handling confidential information of that nature and in accordance with safe and sound banking practices.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, each of BP and ANEXCO (i) shall be a third party beneficiary of this Section 10.17 and shall be entitled to rights and privileges hereof to the extent that (A) any ANEXCO Information other than the Excluded Information was obtained by the Company from BP or ANEXCO and disclosed to the Administrative Agent or any of the Lenders or (B) any ANEXCO Information other than the Excluded Information is otherwise obtained by the Administrative Agent or any of the Lenders from BP or ANEXCO, and (ii) shall be entitled to enforce this Section 10.17 against the Administrative Agent and the Lenders to the same extent as if BP and ANEXCO were parties hereto.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, no amendment, modification or restatement of, or waiver under, this Section 10.17 which would adversely affect BP or ANEXCO shall be or become effective without the prior written consent of BP and ANEXCO.

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

                  (f) All notices, requests and other communications provided to BP or ANEXCO under this Agreement shall be in writing and addressed, delivered or transmitted to the following address or facsimile number:

                           BP Chemicals Inc.
                           Manager, Planning, Control & Development
                           Nitriles Business Unit
                           Bldg. 605-1, N-3 1561
                           150 West Warrenville Road
                           Naperville, Illinois 60563-8460
                           Facsimile Number: (630) 961-7676

         ; or at such other address or facsimile number as may be designated by BP or ANEXCO in a notice to the Administrative Agent. Any notice (i) if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when it has been received or (ii) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

         SECTION 10.18. Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Administrative Agent, any Issuer and the Lenders (collectively, the "Financing Parties"). Accordingly, if any amounts payable under the Loan Documents would be usurious as to any Financing Party under laws applicable to it, then, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Loan Document or other agreement entered into in connection with this Agreement or as security for the Obligations, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by such Financing Party under this Agreement or under any of such other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, (b) in the event that the maturity of the Obligations is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with the Obligations shall be canceled automatically by such Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of the Obligations to such Financing Party (or, to the extent that the principal amount of the Obligations to such Financing Party shall have been or would thereby be paid in full, refunded by such Financing Party to the Borrowers). The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration. All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Obligations shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling, if any. As used in this Section 10.18, the terms "applicable law" or "laws applicable to any Financing Party" shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this

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

Agreement, or law of the United States applicable to any Financing Party and the Obligations which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

                             [REMAINDER OF THIS PAGE
                            INTENTIONALLY LEFT BLANK;
                           SIGNATURE PAGES TO FOLLOW]

                                      117

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                BORROWERS:

                                                STERLING CHEMICALS, INC.,
                                                   as a Borrower

                                                By:____________________________
                                                   Title:______________________

                                                STERLING CHEMICALS ENERGY, INC.,
                                                   as a Borrower

                                                By:____________________________
                                                   Title:______________________

                 (Signature Page to Revolving Credit Agreement)

                                 LENDERS:

                                 THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as the Administrative Agent and as a Lender

                                 By:___________________________________________
                                    Title:_____________________________________

                                 FOOTHILL CAPITAL CORPORATION,
                                    as a Lender

                                 By:___________________________________________
                                    Title:_____________________________________

                                 CONGRESS FINANCIAL CORPORATION,
                                    as a Lender

                                 By:___________________________________________
                                    Title:_____________________________________

                                 WHITEHALL BUSINESS CREDIT CORPORATION,
                                    as a Lender

                                 By:___________________________________________
                                    Title:_____________________________________

                 (Signature Page to Revolving Credit Agreement)

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE

ITEM 1.1 - DESIGNATED SHAREHOLDERS

         1. Resurgence Asset Management, L.L.C., its managed funds and accounts, and any Affiliates thereof.

         2. Any Permitted Transferee with respect to any Person covered by the preceding clause (1).

         3. Any savings or investment plan or employee stock ownership plan sponsored by Sterling Chemicals, Inc.

ITEM 6.8 - EXISTING SUBSIDIARIES

                  Sterling Chemicals Energy, Inc.

                  Sterling Chemicals Marketing, Inc.

ITEM 6.12 - ENVIRONMENTAL MATTERS

                  None

ITEM 6.19 - MATERIAL CONTRACTS

         1. Amended and Restated Production Agreement dated March 31, 1998 between BP Chemicals Inc. and Sterling Chemicals, Inc., as amended (including pursuant to the order of the bankruptcy court approving the assumption of such agreement).

         2. Amended and Restated Product Sales Agreement dated November 4, 1997 between BASF Corporation and Sterling Chemicals, Inc., as amended (including pursuant to the order of the bankruptcy court approving the assumption of such agreement).

         3. License Agreement dated August 1, 1986, between Monsanto Company and Sterling Chemicals, Inc.

         4. Second Amended and Restated Production Agreement dated effective as of August 1, 1996, between BP Chemicals Inc. and Sterling Chemicals, Inc., as amended (including pursuant to the order of the bankruptcy court approving the assumption of such agreement).

         5. Joint Venture Agreement dated March 31, 1998, between Sterling Chemicals, Inc. and BP Chemicals Inc., as amended by First Amendment to Joint Venture Agreement, dated effective as of March 31, 1998, between Sterling Chemicals, Inc. and BP Chemicals Inc., and as further amended (including pursuant to the order of the bankruptcy court approving the assumption of such agreement).

         6. Product Supply Agreement, dated May 15, 1995, between Praxair Hydrogen Supply, Inc. and Sterling Chemicals, Inc., as amended by First Amendment to Product Supply Agreement and Utilities Agreement dated as of March 29, 1999, as amended.

         7. Acetic Acid Technology Agreement, dated December 30, 1997, among Sterling Chemicals, Inc., BP Chemicals, Ltd., BP Chemicals Inc. and Sterling Chemicals, Inc.

         8. Operating Agreement dated as of October 22, 1999 between Sterling Chemicals, Inc. and Monsanto Company.

         9. Supply Agreement dated as of October 22, 1999 between Sterling Chemicals, Inc. and Monsanto Company.

ITEM 7.2.2(b) - ONGOING INDEBTEDNESS

                  None

ITEM 7.2.3(b) - ONGOING LIENS

         1.       Liens granted under each of the following documents:

                  (a) Second Amended and Restated Production Agreement dated as of December 30, 1997 but effective as of August 1, 1996 between Sterling Chemicals, Inc. and BP Chemicals Inc., as amended.

                  (b) Amended and Restated Production Agreement dated as of March 31, 1998 between Sterling Chemicals, Inc. and BP Chemicals, Inc., as amended.

                  (c) Security Agreement dated as of August 1, 1988 between Sterling Chemicals, Inc. and BP Chemicals America, Inc., as amended (including the UCC-1 financing statement filed with the Texas Secretary of State on February 2, 1994 (continued on September 28, 1998), as file number 020591, listing Sterling Chemicals, Inc. as debtor and BP Chemicals Inc. (f/k/a BP Chemicals America, Inc.) as secured party).

                  (d) Methanol Production Agreement dated as of September 26, 1996 between Sterling Chemicals, Inc. and BP Chemicals, Inc., as amended.

                  (e) Methanol Production Agreement dated as of July 1, 2000 by and between Sterling Chemicals, Inc. and Methanex Methanol Company.

                  (f) Interim Methanol Agreement dated as of July 1, 2000 by and between BP Chemicals Inc. and Sterling Chemicals, Inc.

                  (g) Agreement dated as of May 2, 1988 between Sterling Chemicals, Inc. and E.I. du Pont Nemours and Company, as amended.

                  (h) Ground Lease Agreement dated as of May 15, 1995 between Sterling Chemicals, Inc. and Praxair Hydrogen Supply, Inc., as amended.

                  (i) Ground Lease Agreement dated February 8, 1991 between Sterling Chemicals, Inc. and S&L Cogeneration Company, as amended.

                  (j) Ground Lease Agreement dated October 22, 1999 between Sterling Chemicals, Inc. and Monsanto Company.

                  (k) Amended and Restated Products Sales Agreement dated effective as of January 1, 1998 between Sterling Chemicals, Inc. and BASF Corporation, as amended.

                  (l) Security Agreement dated August 1, 1986 between Sterling Chemicals, Inc. and BASF Corporation, as amended (including (i) the UCC-1 financing statement filed with the Delaware Secretary of State on September 6, 2001, as file number 1097127, listing Sterling Chemicals, Inc. as debtor and BASF Corporation as secured party and (ii) the UCC-1 financing statement filed with the Texas Secretary of State on April 9, 2001, as file number 01-063982, listing Sterling Chemicals, Inc. as debtor and BASF Corporation as secured party).

                  (m) UCC-1 financing statement filed with the Texas Secretary of State on October 9, 2000, as file number 00-600182, listing Sterling Chemicals, Inc. as debtor and NMGH Financial Services, Inc. as secured party.

         2. Liens identified on Parts A and C of Exhibit B to the Indenture Deed of Trust.

ITEM 7.2.4(a) - ONGOING INVESTMENTS

                  133,333 shares of Series "D" Preferred Stock of ChemConnect, Inc.

                  2,500 shares of common stock of Primex, Ltd.

                  4,164 shares of Series "A" Preferred Stock of Primex, Ltd.

                  1 share of Series "C" Preferred Stock of Primex, Ltd.

                  50% interest in S&L Cogeneration Company.

                  50% interest in ANEXCO, LLC.

ITEM 7.2.12 - TRANSACTIONS WITH AFFILIATES

         None

                                                                     SCHEDULE II

                   PERCENTAGES; LIBOR OFFICE; DOMESTIC OFFICE

THE BORROWERS:

c/o
Sterling Chemicals, Inc.
1200 Smith Street, Suite 1900
Houston, Texas 77002-4312

------------------------------------  ----------------------  ----------------------  ---------------------------------
                                                                                                    LIBOR
                                            COMMITMENT              COMMITMENT                 OFFICE/DOMESTIC
        LENDER:                               AMOUNT                PERCENTAGE                      OFFICE
------------------------------------  ----------------------  ----------------------  ---------------------------------
The CIT Group/Business                      $ 30,000,000               30%                Two Lincoln Centre
Credit, Inc.
                                                                                          5420 LBJ Freeway - Suite 200

                                                                                          Dallas, TX 75240

                                                                                          Attn: R. Grant Weiss

                                                                                          Fax: (972) 455-1690
 -----------------------------------  ----------------------  ----------------------  ---------------------------------

------------------------------------  ----------------------  ----------------------  ----------------------------------------
                                                                                                    LIBOR
                                            COMMITMENT              COMMITMENT                 OFFICE/DOMESTIC
           LENDER:                            AMOUNT                PERCENTAGE                      OFFICE
------------------------------------  ----------------------  ----------------------  ----------------------------------------
Congress Financial Corporation              $ 29,000,000               29%                   1201 Main Street

(Southwest)                                                                                  Suite 1625

                                                                                             Dallas, TX 75202

                                                                                             Attn:  Joe Curdy

                                                                                             Fax:   214-748-9118

------------------------------------  ----------------------  ----------------------  ----------------------------------------
Foothill Capital Corporation                $ 29,000,000               29%                   400 Northpark Town Center

                                                                                             1000 Abernathy Road, Suite 1450

                                                                                             Atlanta, Georgia 30328

                                                                                             Attn: Lalaine Pechayco

                                                                                             Fax: 310-453-7422
 -----------------------------------  ----------------------  ----------------------  ----------------------------------------

Whitehall Business Credit                   $ 12,000,000               12%                   One State Street, 6th Floor
Corporation
                                                                                             New York, New York 10004

                                                                                             Attn: Joseph Zautra

                                                                                             Fax: 212-858-2151

------------------------------------  ----------------------  ----------------------  -----------------------------------

                                                                    SCHEDULE III

                            ACCOUNT OBLIGOR SCHEDULE
                            ------------------------

ACCEPTABLE ACCOUNTS

BASF Group
 (including Polioles S.A. de C.V.)
BP Amoco PLC

                                                                     SCHEDULE IV

                            APPROVED DEPOSITORY BANKS

-        JPMorgan Chase Bank

-        Bank One, Texas, NA

                                                                      SCHEDULE V

                           EXISTING LETTERS OF CREDIT
                           --------------------------

                                                                                                        US$
                                                                                                        ---
DATE ISSUED      DATE EXPIRED        LC#                         BENEFICIARY                           AMOUNT
-----------      ------------        ---                         -----------                           ------
7/23/1999         Evergreen        T-290209           Reliance National Indemnity Company         $   312,932.00

 1/1/2002        12/31/2002        T-224206               GE Capital Financial, Inc.              $   500,000.00

7/17/2000         Evergreen        T-203320             Pacific Employers Insurance Co.           $   275,000.00

 7/1/2002          7/1/2003        T-215001              Zurich American Insurance Co.            $   250,000.00

  8/27/99         Evergreen        T-290213              United Pacific Insurance Co.             $   264,590.37

  3/20/00         Evergreen        T-290212        Florida Dept of Environmental Protection       $   342,152.00

  3/20/00         Evergreen        T-200211        Florida Dept of Environmental Protection       $ 1,336,461.00

  9/30/02          12/31/02        T-212054                      Prior Energy                     $   218,709.33

   9/1/02           2/17/04        T-228292        Standard Chartered Grindlays Bank
                                                           (Local equipment)                      $    92,309.94
                                                                                                  --------------

 TOTAL                                                                                            $ 3,592,154.64